Exhibit 99.1

CRDB BANK PLC

RIGHTS ISSUE

INFORMATION MEMORANDUM

16th JUNE 2015

Rights issue of 435,306,432 New Ordinary Shares of TZS. 25 par value at an Offer Price of TZS 350 per share, at the rate of One (1) New Ordinary Share for every Five (5) shares held at 18th June, 2015.

The bank that listens

CRDB BANK PLC

RIGHTS ISSUE

INFORMATION MEMORANDUM

16th JUNE 2015

Rights issue of 435,306,432 New Ordinary Shares of TZS. 25 par value at an Offer Price of TZS 350 per share, at the rate of One (1) New Ordinary Share for every Five (5) shares held at 18th June, 2015.

The bank that listens

CAUTION

This Information Memorandum has been prepared in compliance with the Companies Act, Cap. 212 of the Laws of Tanzania (Act No. 12 of 2002) and the Capital Markets and Securities Act, Cap. 79 of the Laws of Tanzania (Act No. 5 of 1994).

A copy of this Information Memorandum has been delivered to the Capital Markets and Securities Authority and to the Registrar of Companies for registration. The securities offered in this Information Memorandum have not been approved or disapproved by the Capital Markets and Securities Authority.

Prospective investors should carefully consider the matters set forth under the caption “Risk Factors” in section 5 of this Information Memorandum.

If you are in doubt about the contents of this Information Memorandum, you should consult your Investment Advisor, Stockbroker, Lawyer, Banker or any other Financial Consultant.

Notice to U.S. Shareholders

The Rights Issue is made for the securities of a company incorporated in the United Republic of Tanzania. The offering of securities via the Rights Issue is subject to disclosure requirements that are different from those of the United States. Financial statements included in the document have been prepared in accordance with International Financial Reporting Standards (IFRS), rather than U.S. GAAP, and may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since CRDB Bank PLC is incorporated and located in the United Republic of Tanzania, and all of its officers and directors are residents of the United Republic of Tanzania or other foreign countries. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

i

IMPORTANT NOTICE

This document is important and should be read in its entirety. If you are in doubt about the contents of this document or what action to take, you are advised to contact your Stockbroker, Investment Advisor, Financial Advisor, Banker or other relevant professional advisor, who specializes in advising on the acquisition of shares and other securities.

This Information Memorandum contains information that is provided in compliance with the requirements of the Companies Act, Cap. 212 of the Laws of Tanzania (Act No. 12 of 2002), the Capital Markets and Securities Act, Cap 79 of the Laws of Tanzania (Act No. 5 of 1994), the regulations of the Capital Markets and Securities Authority (CMSA) and the Rules of the Dar es Salaam Stock Exchange (DSE).

This Information Memorandum is issued by CRDB Bank PLC (“the Bank” or “the Issuer” or “the Company” or “the Group”) and has been prepared in respect of the issue and subscription of the New Shares being issued under CRDB Bank Plc capital raising exercise (the “Rights Issue”) and subsequent listing of the New Shares on the Main Investment Market Segment of the DSE. This follows approval of the Rights Issue by the Board and Shareholders through resolutions dated 20th March 2015 and 9th May 2015 respectively.

The Entitlement and Acceptance Form required for the subscription of the Rights Shares accompanies this Information Memorandum. The Offer will open at 9:00 am on 26th June 2015 and close at 4:00 pm on 16th July 2015. The application procedure has been set out in Section 2 of this Information Memorandum and in the accompanying Entitlement and Acceptance Form.

The Offer shares applied for pursuant to the Offer will rank pari-passu in all respect with the existing issued ordinary shares of CRDB Bank Plc. The Offer shares will qualify for any dividend to be declared for the financial year 2015 and onwards.

DIRECTORS RESPONSIBILITIES

The Board of Directors of the Company, whose names appear in section 4 of this Information Memorandum, have taken all reasonable care to ensure that the facts stated and the opinions expressed herein are true and accurate in all material respects, and there are no other material facts the omission of which would make any statement herein, whether of fact or opinion, misleading. The Board of Directors accepts responsibility for the information contained in this document.

LEGAL ADVISORS OPINION

Abenry and Company, the Legal Advisors, have given and not withdrawn their written consent to the inclusion in this Information Memorandum of their Legal Opinion in part 8.

REPORTING ACCOUNTANT OPINION

This Information Memorandum contains the Reporting Accountant’s opinion from Deloitte &Touché, Certified Public Accountants (Tanzania) which constitutes a statement made by an expert in terms of Chapter V of the Companies Act. The Reporting Accountant have given and not withdrawn their consent to the issue of the said statement in the form and context in which it is included in this Information Memorandum.

FORWARD LOOKING STATEMENT

This Information Memorandum contains “forward looking statements” relating to the Bank’s business. All statements, other than statements of historical fact are, or may be deemed to be forward-looking statements, including, without limitation, those concerning: strategy; the economic outlook for the industry; cash, costs, growth prospects and outlook for operations, individually or in the aggregate; and liquidity, capital resources, expenditure and the outcome and consequences of any pending litigation proceedings. These forward-looking statements are not based on historical facts, but rather reflect current views concerning future results and events and generally may be identified by the use of forward-looking words or phrases such as “believe”, “may”, “aim”, “expect”, “anticipate”, “intend”, “foresee”, “forecast”, “likely”, “should”, “would be”, “planned”, “estimated”, “potential” or similar words and expressions. Examples of forward-looking statements include statements regarding a future financial position or future profits, cash flows, corporate strategy, anticipated levels of growth, estimates of capital expenditures, acquisition strategy, future expansion projects or future capital expenditure levels and exchange rates, sales forecasts and parameters and other economic factors, such asinterest rates and inflation. The Issuer cautions that forward-looking statements are not guarantees of future performance. Actual results, financial and operating conditions, liquidity and the developments within the industry in which the Issuer operates may differ materially from those made in, or suggested by, the forward-looking statements contained in this Information Memorandum.

The prospective investors should keep in mind that any forward-looking statement made in this Information Memorandum is applicable only at the date on which such forward-looking statement is made. New factors that could cause the business of CRDB Bank Plc not to develop as expected may emerge from time to time and it is not possible to predict all of them. The Issuer has no duty to, and does not intend to update or revise the forward-looking statements contained in this Information Memorandum after the date of this Information Memorandum, except as may be required by law.

DIRECTORS DECLARATION

We, the Directors of CRDB Bank Plc whose names appear in section 4of this Information Memorandum, collectively and individually accept full responsibility for the accuracy of the information given and certify that to the best of our knowledge and belief there are no other facts the omission of which would make any statement false or misleading; that we have made all reasonable enquiries to ascertain such fact and that the application contains all information required by law.

Signed by:

Martin J. Mmari	John B. Rugambo
Chairman	Company Secretary

CHAIRMAN’S STATEMENT

Dear Shareholders,

I thank you sincerely for taking time to attend the 20th Annual General Meeting which was held in Arusha on 9th May, 2015. A number of crucial resolutions including this Rights Issue were approved by Shareholders. On behalf of the Board of Directors, I present to you this Information Memorandum and accompanying Provision Allotment Letter (PAL) in respect of the Bank’s renounceable rights issue. I request all Shareholders to take advantage of this opportunity and subscribe for the additional one share for every five shares held as at the closure of the Shareholders’ Register on Thursday, 18th June, 2015.

The Bank has continued to attain positive growth in most of the key performance indicators for the past five years, amidst stiff competition from banks and other providers of financial services in Tanzania. By the end of year 2014, total assets were TZS 4.2 trillion and total deposits were TZS 3.5 trillion. The loan portfolio reached TZS 2.5 trillion as at December 2014, which signifies the contribution of the Bank to the economic development of the country.

The Bank registered expansion of its retail network to reach 123 branches, 13 mobile branches, 936 Point of Sale (POS) terminals, 374 ATMs, 469 Microfinance partner institutions, 1,067 Fahari Huduma Agents including 37 Extension Counters at Post Offices throughout the country and 1 Call Center.

The exemplary performance of the Bank over the past five years has enabled it to provide a competitive return to Shareholders. As stipulated in the 5-year Business Strategy, the focus is to grow sales of existing products and to expand service to retail, SME and designated corporate clients. We will, therefore, continue to implement a number of initiatives as outlined in our business strategy to improve overall performance by serving current customers and registering new customers.

It is imperative for the Bank to invest in the right technology, processes, equipment and in staffing to be able to deliver the required results and remain ahead of the competition. It is on this basis, the Bank is requesting Shareholders for additional capital to facilitate various investments. The Bank expects to raise TZS 152 billion from the Rights Issue at TZS 350 per share at a discount of 22% from the reference average trading price.

The Directors take responsibility for the content of this Information Memorandum and request Shareholders to carefully read the Rights Issue Information Memorandum.

The procedure for acceptance, payment and/or renunciation of Rights are contained in part 2.5 of this Information Memorandum.

Yours Sincerely,

/s/ Martin J. Mmari
Martin J. Mmari
Chairman

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DEFINITIONS AND INTERPRETATIONS

“BOT”	Bank of Tanzania, which is the Central Bank of Tanzania.

“CMSA”	Capital Markets and Securities Authority, the Regulator of Capital Markets in Tanzania.

“Collecting Agent”	All branches oflicensed dealing members of the DSE and of CRDB BankPlc.

“Bank” or “CRDB”	CRDB Bank Plc, a company incorporated under the Companies Act, Cap 212 of the Laws of Tanzania.

“DSE”	Dar es Salaam Stock Exchange.

“Eligible Shareholders”	The Shareholders who, on the Record Date, are members of the Bank and “Eligible Shareholder” shall be construed accordingly.

“Entitlement and Acceptance Form”

The form to be sent by the Bank to an Eligible Shareholder and completed by an Eligible Shareholder as set out in Appendix 1 of this Information Memorandum and in accordance to the terms and conditions set out in the form.

“FCC”	Fair Competition Commission.

“Information Memorandum”	This Rights Issue Information Memorandum and appendices to it.

“Lead Advisor”	Orbit Securities Company Limited, a licensed Investment Advisor, appointed Lead Advisors to this Issue.

“Maximum Underwriting Commitment”	The TZS. Equivalent US$77.7 million in aggregate subject to the terms of the Underwriting Agreement.

“New Shares”	The new ordinary shares of CRDB Bank Plc, that are to be issued pursuant to this Information Memorandum.

“Offer Price”	TZS 350 per New Share.

“Reporting Accountant”	Deloitte &Touchéhaving their registered office on the 10th Floor, PPF Tower, Ohio Street/Garden Avenue, Dar-es-Salaam Tanzania.

“PAL”	Provisional Allotment Letter, a letter sent out to qualifying Shareholders in respect of the New Shares.

“Record date”	18th June, 2015 the date on which entitlement to Rights issue shares will be determined.

“Receiving Bank”	CRDB Bank Plc.

“Rights”	The right to subscribe for New Shares under the terms of this IM and the PAL.

“Rights Issue Closure”	The date of closure of the Rights Issue which is 16(h) July 2015.

“Rights Issue”	The issue of 435,306,432 New Shares by way of rights as described in this document.

“Renounceable Rights”	A rightattached to a securitythatonemaybuy or sellseparatelyfromthatsecurity.

“Share” or “Shares”	An ordinary share of TZS.25.00 in the share capital of the Bank and “Ordinary Share” or “Ordinary Shares” shall be construed accordingly.

“Shareholders”	Members of the Bank who hold Shares in the share capital of the Bank and “Shareholder” shall be construed accordingly.

“Underwriters”	International Finance Corporation (IFC), Africa Capitalisation Fund Ltd (AfCap) and CDC Group Plc (CDC).

“Underwriting Agreement”	The agreement dated 16th June 2015entered intobetween the Bank and the Underwriters.

“Untaken Rights”	The aggregate of New Shares not subscribed for which will be sold to the Underwritersat TZS.32 per New Share subject to the Maximum Underwriting Commitment.

“Untaken Rights Payment”	TZS.32 per New Share not subscribed and sold to the Underwriters(subject to the Maximum Underwriting Commitment).

CORPORATE INFORMATION

Contact Information forthe Bank

CRDB Bank Plc

4th Floor, Office Accommodation Scheme, Azikiwe Street

P.O. Box 268

Dar es Salaam, Tanzania

Tel: +255 22 2114237 / 2117442 – 7

Fax: +255 22 2131005 / 2116714

Email: shareholders@crdbbank.com; investorrelations@crdbbank.com

Current Directors of the Bank

NAME	POSITION	NATIONALITY
Martin J. Mmari	Chairman	Tanzanian
Juma A. Abdulrahman	Member	Tanzanian
Rose F. Metta	Member	Tanzanian
Kai Kristoffersen	Member	Danish
Bede P. Lyimo	Member	Tanzanian
Boniface C. Muhegi	Member	Tanzanian
Ally H. Laay	Member	Tanzanian
Adam H. Mayingu	Member	Tanzanian
Frederick T. Sumaye	Member	Tanzanian
Lawrence N. Mafuru	Member	Tanzanian
Charles S. Kimei	Managing Director	Tanzanian

Other Corporate Information
Company Secretary	John B. Rugambo
CRDB Bank Plc
4th Floor, Office Accommodation Scheme,Azikiwe Street
P.O Box 268, Dar es Salaam, Tanzania
Financial Calendar	Financial Year End — 31 December
Auditors	PricewaterhouseCoopers
Certified Public Accountants (Tanzania)
Pemba House, 369 Toure Drive, Oyster Bay
P.O Box 45, Dar es Salaam, Tanzania
Legal Advisors	Abenry and Company Advocates
3rd Floor, Main Tower, Golden Jubilee Towers
P.O Box 3167 Dar es Salaam, Tanzania
Main Banker	Bank of Tanzania
10 Mirambo Street
P.O. Box 2939, Dar es Salaam

TRANSACTION ADVISERS

Lead Transaction Advisor

ORBIT SECURITIES COMPANY LTD.

Stockbrokers / Dealers, Investment Advisers and Fund Managers

(Member of the Dar es Salaam Stock Exchange)

Golden Jubilee Tower,4th Floor,Ohio Street,P.O.Box 70254 Dar es salaam,Tanzania.

Tel: +255 22 2111758, +255 22 2120863. Fax+255 22 2113067. Website: www.orbit.co.tz Email: orbit@orbit.co.tz

Lead Receiving Bank	Legal Advisor

CRDB Bank Plc	Abenry & Company, Advocates
4th Floor, Office Accommodation Scheme, Azikiwe Street	Golden Jubilee Towers, 3rd Floor, Main Tower, Ohio Street
P.O Box 268 Dar es Salaam, Tanzania	P.O Box 3167 Dar es Salaam, Tanzania
Tel: +255 22 2114237 / 2117442 – 7	Tel: +255 22 2123661
Fax: +255 22 2131005 / 2116714	Fax: +255 22 2123681
Email:shareholders@crdbbank.com	Email: info@abenry.com

Registrar	Reporting Accountant

CRDB Bank Plc	Deloitte &Touché
4th Floor, Office Accommodation Scheme, Azikiwe Street	Certified Public Accountants (Tanzania) 10th Floor, PPF Tower
P.O Box 268 Dar es Salaam, Tanzania	Corner of Ohio Street & Garden Avenue
Tel: +255 22 2114237 / 2117442 – 7	P.O. Box 1554
Fax: +255 22 2131005 / 2116714Email:	Dar es Salaam
treasuryoperations@crdbbank.com	Tanzania

Sponsoring Broker

Orbit Securities Company Limited
Golden Jubilee Tower, 4TH Floor Ohio Street
P.O Box 70254, Dar es Salaam, Tanzania
Tel: +255 22 2111758, +255 22 2120863
Fax: +255 22 2113067
Email: orbit@orbit.co.tz

TABLE OF CONTENTS

CAUTION	i

IMPORTANT NOTICE	ii

FORWARD LOOKING STATEMENT	iii

DIRECTORS DECLARATION	iv

CHAIRMAN’S STATEMENT	v

DEFINITIONS AND INTERPRETATIONS	vi

CORPORATE INFORMATION	viii

TRANSACTION ADVISERS	ix

TABLE OF CONTENTS	x

PART 1: SALIENT FEATURES OF THE RIGHTS ISSUE OFFER	1

1.1 The Offer	1

1.2 Rights Issue Statistics	1

1.3 Purpose of the Rights Issue	1

1.4 Other Key Rights Issue Data	1

1.5 Timetable of Principal Events	2

PART 2: DETAILS OF THE RIGHTS ISSUE	3

2.1 Basis of Offer Price	3

2.2 Underwriting	3

2.3 Terms of the Rights Issue	3

2.3.1 Offer for subscription	3

2.3.2 Status of the New Shares	3

2.3.3 Opening and Closing Date of the Rights Issue	3

2.4 Entitlement of the Rights	4

2.5 Procedures in respect to the Rights Issue	4

2.5.1 Acceptance and Application Procedure	4

2.6 Options Available to Eligible Shareholders	5

2.7 Application Money	5

2.8 Rejection Policy	5

2.9 Refund policy	5

2.10 Untaken Rights and Allocation Policy	5

2.11 Foreign Investors	6

2.12 Regulatory Restrictions	6

2.13 Tax Implications	6

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2.14 Expenses of the Offer	6

2.15 Governing Law	7

PART 3: OVERVIEW OF CRDB BANK PLC	8

3.1 Background	8

3.2 Economic outlook	8

3.3 Key Milestone in 2014	9

3.4 Shareholders as at 31 December 2014	10

3.5 Financial Highlights	11

3.6Bank’s Business Segment	13

3.7 Experienced Board and Management Team	14

3.8 Use of proceeds	14

3.9 Financial Projections summary	15

PART 4: CORPORATE GOVERNANCE, BOARD OF DIRECTORS AND SENIOR MANAGEMENT	16

4.1 Responsibilities of the Board	16

4.2 Composition of the Board	16

4.3 Board and Management Committees	16

4.3.1 Audit Committee	16

4.3.2 Credit Committee	17

4.3.3 Governance and Human Resources Committee	17

4.3.4 Risk Committee	17

4.4 Directors’ Shareholding	17

4.5 Board of Directors Profile	18

4.6 Senior Management Team	22

PART5: RISK FACTORS	26

5.1 Policy Reviews	26

5.2 Financial risks	26

5.2.1 Credit risk	26

5.2.2 Liquidity Risk	26

5.2.3 Market risk (interest rate, foreign exchange and price risks)	27

5.3 Operational Risks	28

5.4 Compliance Risk	28

5.5 Political Risk	28

5.6 Strategic Risk	28

5.7 Reputational Risk	28

PART 6: STATUTORY AND GENERAL INFORMATION	29

6.1 Incorporation Details	29

6.2 Registered office of the Company	29

6.3 Authorized and Issued Share Capital	29

6.4 Extracts from the Memorandum and Articles of Association	29

6.4.1 Memorandum	29

6.4.2 Articles	30

PART 7: REPORTING ACCOUNTANT’S OPINION	35

PART 8: LEGAL OPINION	128

1. Background and purpose	128

2. Interpretation	128

3. Reviewed documentation and procedures; Qualifications	129

4. Opinion	131

5. Consent	141

RECEIVING AGENTS	142

APPENDIX I: SAMPLE PROVISIONAL ALOTMENT LETTER (PAL)	143

APPENDIX II: SAMPLE ENTITLEMENT AND ACCEPTANCE FORM	145

APPENDIX III: APPLICATION GUIDELINES	146

APPENDIX IV: CRDB BANK PLC DISRTIBUTION NETWORK ACROSS THE COUNTRY	147

PART 1: SALIENT FEATURES OF THE RIGHTS ISSUE OFFER

This section contains a summary of the offer for New Shares. This Information Memorandum should be read in full along with other documents available for inspection for a full appreciation of the Offer.

1.1 The Offer

CRDB Bank Plc is offering a total of 435,306,432 New Shares at TZS.350 per Share to raise TZS.152,357,251,200(before expenses) under this Information Memorandum on the basis of 1 New Share for every 5 Ordinary Shares held on the Record Date of 18th June, 2015.

1.2 Rights Issue Statistics

Offer Price	TZS. 350 per New Share
Total Number of New Shares Offered	435,306,432 Ordinary Shares, to rank paripassu in all respects with the existing Ordinary Shares
Total amount to be raised before expenses	TZS. 152,357,251,200
Ratio of entitlement of the offer	1 New Share for every 5 Ordinary Shares Held
Untaken Rights Payment	TZS. 32 per New Share not subscribed and sold to the Underwriters (subject to the Maximum Underwriting Commitment)

1.3 Purpose of the Rights Issue

The Rights issue is being undertaken subsequent to a recommendation made by CRDB Bank Plc Board of Director’s passed on 20th March 2015 and approved at the Ordinary General Meeting held on 9th May 2015. The proceeds of the Rights Issue shall be used;

•                   To extend the Bank’s growth strategies and invest in branch optimizations.

•                   To support growth inrisk assets in the SME, retail andcorporate sectors.

•                   To invest in IT systems and processes for efficiency improvement.

•                   To support regional expansion and growth of financial subsidiaries.

1.4 Other Key Rights Issue Data

Par Value of each share	25
Total Number of Shares of CRDB Bank Plc	4,000,000,000
Total number of issued and fully paid up Shares before the Rights Issue	2,176,532,160
Authorized share capital of CRDB Bank Plc	TZS100,000,000,000
Fully paid up share capital of CRDB Bank Plc before the Rights Issue	TZS 54,413,304,000
Market Capitalization (closing price TZS 430 on the DSE on 31 December 2014)*	TZS935,908,828,800
Offer Price per Share	TZS 350
Number of New Shares on offer under the Rights Issue	435, 306,432
Gross proceeds of the offer (assuming full subscription)	TZS 152,357,251,200
Rights issue expenses [estimate 1% of the offer amount]	TZS1,523,572,512
Net Proceeds of the offer	TZS150,833,678,688
Total number of issued and fully paid up Shares after the Rights Issue	2,611,838,592
Earnings Per Share (EPS) for the year ended 31 December 2014	TZS43.93
Total Dividends declared and paid for the year ended 31 December 2014	32,647,982,400
Fully paid up share capital of CRDB post Rights Issue (assuming full subscription)	TZS65,295,964,800
Maximum Underwriting Commitment of the Underwriters	TZS. equivalent of US$77.7 million

*Market capitalization (closing price TZS 400 on the DSE on 31 March 2015) 870,612,864,000

1.5 Timetable of Principal Events

Activity	Time
Record Date	18th June 2015
Distribution of IM and PALs to Eligible Shareholders	22nd June 2015
Commencement of Rights Issue	26th June 2015
Closing Date	16th July 2015
Announcement of Offer Results	10th August 2015
Listing and Commencement of Trading at the DSE	14th August 2015

PART 2: DETAILS OF THE RIGHTS ISSUE

2.1       Basis of Offer Price

The Directors have set the Rights Issue price at TZS.350 per Share, approximately 22% discount on the weighted average price of 90 trading days at 31st March 2015 which was 447. Accordingly, Eligible Shareholders have been provisionally allotted Shares at a price of TZS.350per Share.

2.2       Underwriting

The Rights Issue is underwritten by International Finance Corporation (IFC), Africa Capitalisation Fund Ltd (AfCap) and CDC Group Plc (CDC) (subject to the Maximum Underwriting Commitment). Each Underwriter is responsible for a specified proportion of the Maximum Underwriting Amount. A summary of the Agreement is set out in the legal opinion.

The underwriting is subject to a number of conditions, including that the approval of the Tanzanian Fair Competition Commission (FCC) has been obtained for the Underwriters’ investment in CRDB Bank Plc. This approval may take up to three months from the date of this Information Memorandum.

2.3       Terms of the Rights Issue

2.3.1 Offer for subscription

CRDB Bank Plc hereby offers to Eligible Shareholders as of the Record Date of 18th June, 2015by way of renounceable rights, a total of 435,306,432 New Shares at the Rights Issue Offer price of TZS.350 per New Share payable in full on acceptance of the terms set out below:

1.              Persons who are not Eligible Shareholders as of the Record Date will not be entitled to participate in the offer.

2.              The Rights Issue is on the basis of 1 New Share for every 5 Existing Shares held.

3.              The number of New Shares that an Eligible Shareholder is entitled to (i.e. your entitlement or your number of Rights) is shown on the PAL.

4.              Rights are renounceable to the Underwriters at TZS. 32 per New Share subject to the Maximum Underwriting Commitment and the provisions of this IM.

5.              Eligible Shareholders may also, at their option, choose not to take any action at all and untaken Rights will be treated as 4 above.

2.3.2 Status of the New Shares

The New Shares will rank paripassu in all respects withexisting Shares including the right to receive in full all dividends and other distributions declared, made or paid in respect of the Ordinary Shares, for the financial year ending 31 December 2015.

Eligible Shareholders who comply with the procedures for acceptance as set out in this Information Memorandum, will receive their New Shares in electronic form by way of credit to their respective CDS Accounts. It is the responsibility of Eligible Shareholders to ensure that their CDS Account details set out in the Entitlement and Acceptance Form are correct.

New Shares will be admitted atthe DSE on Friday, 14th August, 2015 with dealings of New Shares commencing on the same date.

2.3.3 Opening and Closing Date of the Rights Issue

The Rights Issue will open at 9:00 a.m. on Friday, 26th June, 2015 and close at 4:00 p.m. on Thursday, July 16th, 2015.

2.4     Entitlementof the Rights

Shareholder’s entitlement is shown on the PAL. The number of New Shares offered to Eligible Shareholders has been calculated pro rata on the basis of the ratio of the entitlement and no restrictions are placed on the number of existing shares to be held before entitlement accrues. However, mathematically, this might result in fractional entitlements to New Shares and in such an event, fractions will be rounded downwards to the nearest whole number.

Fractions of New Shares that result from applying theratio of the entitlement will form part of the Untaken Rights, which are to be sold to the Underwriters at TZS. 32 per New Share (subject to the Maximum Underwriting Commitment).

2.5     Procedures in respect to the Rights Issue

2.5.1 Acceptance and Application Procedure

Eligible Shareholders may take up all, some or none of the Rights. Eligible Shareholders wishing to take up all or part of their Rights are required to observe the following:

i)                               Acceptance of the Offer, once given is irrevocable.

ii)                            Persons wishing to apply for New Shares must complete the Entitlement and Acceptance Form.

iii)                         Except in the case of negligence or willful default on the part of CRDB Bank Plc, their Advisors or any of the Authorized Agents, neither the Issuer, nor any of the Advisors nor any of the Authorized Agentsshall be under any liability whatsoever should an Entitlement and Acceptance Form not be received by the Closing Date.

iv)                        Acceptance may only be communicated by submitting a duly completed Entitlement and Acceptance Form together with Application Money for the number of New Shares applied for, which cannot be withdrawn and constitutes a binding application for the number of New Shares specified in the Entitlement and Acceptance Form. The Entitlement and Acceptance Form must be signed so as to be binding.

v)                           The Entitlement and Acceptance Form, once duly completed and signed, must be returned to CRDB Bank Plc either directly or through any Authorized Agent, together with the Application Money for the number of New Shares. Payment of the Application Money must be made as specified in section 2.9 no later than 4.00 pm on Thursday 16th, July 2015.

vi)                        New Shares in respect of which a duly completed and signed Entitlement and Acceptance Form together with the Application Money paid in accordance with the sections above, are not received by CRDB Bank Plc or an Authorized Agent by the dates and times stipulated in this IM will be deemed not have been subscribed.

vii)                     Eligible Shareholders who wish to take up their full entitlement are required to duly complete the section entitled “Full Acceptance” (PART A: I) as well as other relevant sections of the PAL. Eligible Shareholders wishing to accept only part of their Entitlement are required to duly complete the section of the PAL entitled “Partial Acceptance” (PART A:II) as well as other relevant sections of the PAL.

viii)                  Only Eligible Shareholders will be permitted to renounce their Rights. In such an event, Eligible Shareholders who wish to renounce some or all of their Rights in this way may instruct any Authorized Agent to dispose of any or all of such Rights by way of sale to the Underwriters at TZS. 32 per New Share (subject to the Maximum Underwriting Commitment).

2.6     Options Available to Eligible Shareholders

i)          Full Acceptance: Eligible Shareholder may choose to take up full quota of the entitled shares.

ii)         Partial Acceptance: Eligible Shareholder may choose to only pay for partial shares whereby the rest of the shares shall be sold to the Underwriters at TZS. 32 per New Share (subject to the Maximum Underwriting Commitment).

iii)        Do nothing: Eligible Shareholder may decide to do nothing and therefore the entitlement to Rights will lapse. In this case, there will be a dilution of shareholding following the Rights Issue. Lapsed rights will be sold to the Underwritersat TZS. 32 per New Share (subject to the Maximum Underwriting Commitment).

2.7     Application Money

Payment for the New Shares shall be made in the form of a banker’s cheque for values that are below Ten million shillings or through TISS for values that are above Ten million shillings.Such bankers cheques for each PAL must be in Tanzanian Shillings and drawn on a licensed bank that is a member of the Central Bank of Tanzania Clearing House, and should be made payable to “CRDB Bank Plc Rights Issue-PAL”. Payment may also be made by Authorized Agents on behalf of Eligible Shareholders or deposited directly by the Eligible Shareholders to a dedicated collection account. Please note that no interest will be payable by CRDB Bank Plc on money received.

2.8     Rejection Policy

In addition to the procedure for acceptance set under section 2.7, applications will also be rejected for the following reasons:

a)             The PAL is missing;

b)             The number of shares applied for are not in multiples set out in the Information Memorandum;

c)              Missing CDS form number

d)             Missing financing bank details in case of financed application;

e)              Missing or illegible name of primary applicant/joint applicant/corporate applicant in any application;

f)               Missing or illegible identification number, including company registration number;

g)              Missing account number or name for nominee applications;

h)             Insufficient documentation;

i)                 Missing or illegible postal address and postal code;

j)               Missing bank details and verification documents where mode of refund is indicated as electronic fund transfer(the refund will be defaulted to a cheque payment);

k)             Missing or inappropriately signed Application Form;

l)                 Application bears stamps from two different Agents

2.9       Refund policy

No interest will be paid on any application monies to any Eligible Shareholder or other person taking the Rights. Payment of refunds in foreign currency shall be made having regard to the prevailing exchange rates less bank charges for the foreign currency draft.

2.10          Untaken Rights and Allocation Policy

All Eligible Shareholders who apply for their New Shares in full shall receive the full number of New Shares indicated in their PAL. New Shares not taken up shall form Untaken Rights which shall be sold to the Underwritersat TZS. 32 per New Share (subject to the Maximum Underwriting Commitment).Subject to the terms of the Underwriting Agreement, the Underwriters have agreed to make payment to the Bank of the aggregate Untaken Rights Payment, and the Bank has undertaken to make payment of this amount to Shareholders accounts in respect of their Untaken Rights within four (4) weeks after the later of the Closing Date and the date FCC approval is obtained.

2.11     Foreign Investors

Foreign Investors wishing to apply for New Shares must satisfy themselves as to the full observance of the laws of the relevant jurisdiction and governmental and other consents to ensure that all requisite formalities are adhered to, and pay any issue, transfer or other taxes due in such jurisdiction. Before applying for and purchasing New Shares, foreign investors are advised to consult their own professional advisors as to whether they require any governmental or other approvals or need to observe any applicable legal or regulatory requirements.

2.12     Regulatory Restrictions

Eligible Shareholders are requested to note that CRDB Bank Plc is subject to the provisions of the Banking and Financial Institutions Act, Cap 342 of the Laws of Tanzania (the “Banking Act”) and the Capital Markets and Securities Act, Cap 79 of the Laws of Tanzania and the Regulations made thereunder. Notable, for purposes of the Rights Issue are the provisions summarized below. Eligible Shareholders are required to seek their own advice in connection with these matters.

Section (15)-1 of the Banking Act stipulates that “A person shall not own or control, directly or indirectly, a beneficial interest of more than twenty percent of the voting shares of any bank or financial institution, except as provided in this section” and Subsection (2) prohibits any transfer of ownership or control of a beneficial interest in shares of a bank or financial institution that results in ownership or control of five percent or more of voting shares unless the Bank of Tanzania has granted prior approval of the transfer.

2.13     Tax Implications

Eligible Shareholders interested in participating in the Rights Issue should consult their tax advisors of any possible tax implications connected with the Rights Issue. Therefore, CRDB Bank Plc and the Directors consider it inappropriate to provide detailed advice in respect of taxation consequences in connection with the Rights Issue save for what is expressly set out in this Information Memorandum.

Neither CRDB Bank Plc nor any of the Directors or any CRDB Bank Plc officers or advisors accepts any liability for any tax implications of Eligible Shareholders in connection with the Rights Issue. Local investors and Foreign Investors are subject to withholding tax on dividends at the rate of 5%.

2.14     Expenses of the Offer

Role	Name	Amount [TZS]
Lead Transaction Advisor/ Sponsoring Broker	Orbit Securities Company Limited	115,000,000
Legal Advisor	Abenry and Company	41,300,000
Lead Receiving Bank	CRDB Bank Plc	50,000,000
Reporting Accountants Fee	Deloitte &Touché	56,640,000
CMSA Evaluation Fees	CMSA	86,178,626
CDS	Dar es Salaam Stock Exchange	60,900,000
Listing Fee	Dar es Salaam Stock Exchange	30,000,000
Printing Expenses and Postage Expenses		59,530,000
Public Relations		30,000,000
Collecting Agent Fees	CRDB Bank Plc and Brokers	355,491,830
Cost Associated with Underwriting		568,876,500
Contingency		69,655,556
Total		1,523,572,512

The figuresabove are inclusive of VAT (where applicable) and may be subject to change.

2.15     Governing Law

The Rights Issue documents and any contract resulting from the acceptance of an application to purchase the New Shares shall be governed by and construed in accordance with the Laws of Tanzania.

PART 3: OVERVIEW OF CRDB BANK PLC

VISION

To be the leading bank, which is customer need driven with competitive returns to Shareholders.

MISSION

To provide competitive and innovative financial products and services leveraging technology to achieve distinctive customer experience. We strive to create value for all stakeholders and the society.

PRINCIPAL ACTIVITIES

The Bank is licensed in Tanzania under the Banking and Financial Institutions Act, Cap 342 of the Laws of Tanzania (Act No. 5 of 2006). It has two subsidiaries namely CRDB Microfinance Services Company Limited (MFSC) which operates in Tanzania; and CRDB Bank Burundi S.A. which is licensed in Burundi under the Banks and Financial Institutions Act, 2003 of Burundi. The principal activity of the Bank and its subsidiary CRDB Bank Burundi S.A is the provision of banking services while CRDB Microfinance Services Company subsidiary is mainly engaged in provision of micro-finance services through the Bank’s branches.

3.1     Background

CRDB was incorporated on 28th June 1996. The incorporation followed a successful subscription of shares by individuals, corporate institutions and DANIDA Investment Fund. The first Shareholders’ meeting was held on 1st September, 1996 and seven Shareholders were elected to be members of the Board of Directors of CRDB (1996) Limited. The other three members of the Board were appointed by DANIDA Investment Fund while the Managing Director and Deputy Managing Director became Ex-officio members of the Board as per the Bank’s Memorandum and Articles of Association.

In July 1999 the privatized bank changed its name from CRDB (1996) Limited to CRDB Bank Limited for marketing purposes. CRDB is not an abbreviation. As at November 2008, CRDB had 56 Branches in all regions of Tanzania mainland.On 28th December 2007, CRDB Bank Limited changed its name to CRDB Bank Public Limited Company necessitated by requirements of the new Companies Act.

Currently CRDB Bank Plc has 123 Branches in all regions of Tanzania Mainland with 2,387 employees, a subsidiary in Burundi and Microfinance Services Company with 469 microfinance partners. Strategically, the bank has continued to invest in expansion of its traditional channels whereby it established 374 ATMs, 13 Mobile Branches, 936 POS Terminals, 1,067 Agency (Fahari Huduma), 37 Extension Counters and 1 Call Centre.

3.2     Economic outlook

Overall macroeconomic performance of Tanzanian economy continues to be fairly strong, with Gross Domestic Product (GDP) growing to 7.2% in 2014 [7.0%: 2013]. GDP is estimated to remain on its current growth trajectory into the near future, with the rate of growth averaging around 7% per year. The expected positive outlook is based on the ongoing investment due to discovery of natural gas reserve and the ongoing construction of gas pipeline from Mtwara to Dar es salaam which is expected to promote other business opportunities and general infrastructure development particularly roads, railways and related investments in power generation in the country which will further boost the domestic production. Other main drivers of GDP growth are telecommunications, transport, financial intermediation, manufacturing, construction, and retail trade sectors.

Advances in technology and innovation in Tanzania has made tremendous progress in using mobile telephone to deliver financial services. Increasingly mobile technology has emerged to be a key driver of development of new business systems enabling entrepreneurs and related stakeholders such as banks, customers and suppliers to have a convenience linkage in business. Currently more than a half of users of mobile technology have access to mobile money accounts, of which they utilize it for sending and receiving money. This trend in financial services sector has gradually contribute to Country’s economic growth.

Furthermore, Tanzania economy is not excluded from global economic forces to reinforce its growth. Thus, dependent on global economy advancement has to be taken into broad consideration for GDP growth. According to IMF on World Economic Outlook (WEO) published in January 2015 pinpoint that, the growth rate is expected to be 3.5% in 2015 compared to 3.4 in 2014. The Global financial conditions are assumed to continue strengthening due to lesser fiscal tightening and acceleration of accommodative monetary condition. The favorable future prospects of global economy will increase in both external and domestic demand for Country’s export and imports.

Inflation rate declined from 6.6% recoded in September 2014 to 4.8% recorded in December 2014. The decline was mainly attributed to a slowdown of food prices coupled with a gradual decline of oil prices. Inflation is expected to stabilize at around 5% pending insignificant changes in both local and global commodity prices. Food items and oil prices continued to be the most inflation catalysts in Tanzania’s economy and the region in general.

The Bank projects substantial growth prospects and sustainable macroeconomic stability. A stable, growing economy creates steady platform for the banking industry to prosper and CRDB Bank as an industry leader is poised to seize the opportunities. The Bank will continue implementing its business strategy with due consideration of emerging opportunities and focusing mainly on consolidation of products, systems and platforms introduced in the previous year’s such as internet and mobile banking, mobile branches, ATMs and Point of Sale (POS) terminals to ensure quality service. Additionally, to address high cost of funds, the Bank will aggressively focus on the untapped market through agent banking (Fahari Huduma) and Service Centers.

3.3       Key Milestone in 2014

Bank Invested heavily in expansion of its network — 20 new branches/ services centers were opened and 63 additional ATMs installed.

•                       A total of 575 new Fahari Huduma agents were recruited bringing the total of Fahari Huduma Agents to 1,067, including 37 TPC Agents.

•                       A total of 863 (81%) of agents were fully connected to the Banks systems and had recorded a good volume of transactions.

The 2014 strategic plan was set out to achieve a consolidation and deepening in the existing products and services. During the period a number of projects were initiated of completed including:

•                       Core Banking System Upgrade and automation of credit management system projects were commenced during the fourth quarter.

•                       The project milestones including ICT operational effectiveness, creating capacity to support increased business opportunities posed by growth in transaction of volumes through alternative channels and positioning to offer seamless and customized value proposition to customers as part of our competitive edge.

3.4 Shareholders as at 31 December 2014

3.4.1 Shareholding by groups as at 31 December 2014

	2014		2013
Share holding group	No of shares	%	No of shares	%
10% and more	685,183,680	31.5	685,183,680	31.5
1% to less than 10%	485,695,315	22.4	462,572,726	21.3
Less than 1%	1,005,653,165	46.1	1,028,775,754	47.2
Total	2,176,532,160	100.0	2,176,532,160	100.

3.4.2 Major Shareholders as at 31 December 2014

Major Shareholders	No. of Shares	%
DANIDA Investment Fund	467,781,934	21.5
PPF Pension Fund	217,401,746	10.0
Blakeney General Partners III Ltd	80,105,578	3.7
Standard Chartered Kenya Nominees A/C Pinebridge	65,732,400	3.0
Re Pictet&CIE A/C General Partners IV Ltd	55,082,392	2.5
LAPF Pension Fund	48,397,958	2.2
Western Zone Tobacco Co-operative Union (WETCO)	36,000,000	1.7
Public Service Pension Fund (PSPF)	31,531,350	1.4
Standard Chartered Bank Mauritius - Altree Custody Services Ltd	30,127,409	1.4
Hans AingayaMacha	27,303,500	1.3
National Health Insurance Fund	26,700,034	1.2
CMG Investment Limited	20,703,680	1.0
Lindi Development Fund	21,660,000	1.0
SCB Re Pictec& CIE A/C Patrick Schegg	21,230,300	1.0
Re Pictec & CIE SA A/C - Blakeney Investors	21,120,714	1.0
Total	1,170,878,995	53.9

3.5 Financial Highlights

Financial Highlights	2010	2011	2012	2013	2014
Net Interest Income	125,005	153,385	206,276	235,601	276,187
Impairment losses on loans &advances	20,357	31,216	26,403	31,519	36,886
Net Fees & Commissions	46,591	61,914	74,605	92,759	118,604
Net Foreign Exchange Income	22,081	1,549	22,782	28,528	29,334
Operating Income	175,380	186,997	278,342	325,421	387,501
Operating expenses	111,246	135,984	170,640	203,400	255,257
Net Income	47,246	37,710	80,543	84,378	95,645
Loans, Advances and Overdrafts	1,153,527	1,429,262	1,806,865	1,993,106	2,545,296
Total assets	2,305,224	2,713,641	3,074,816	3,558,668	4,210,097
Total Deposit	2,019,394	2,408,676	2,591,033	3,024,429	3,390,921
Shareholders’ funds	233,511	254,764	317,432	375,750	441,151
Non-performing loans & advances	132,675	134,783	124,586	126,307	129,247

Key Ratio’s	2010	2011	2012	2013	2014
Earnings Per Share	21.71	17.33	37	38.8	43.9
ROAA (%)	3.08%	2.03%	3.75%	3.68%	3.60%
ROAE (%)	21.41%	15.45%	28.15%	24.35%	25.20%
Cost to Income Ratio	64.20%	73.25%	61.53%	62.60%	65.90%
Non-Funded Income/ Total Income	36.14%	29.70%	32.30%	34.00%	34.90%
Net Profit Margin (%)	24.14%	17.28%	26.40%	23.60%	22.54%
Capital/Assets	11.20%	10.45%	9.39%	10.56%	10.50%
Capital/Deposits	11.56%	10.58%	12.25%	12.42%	13.00%
Loans/Total Deposits	57.10%	61.20%	71.00%	67.10%	76.00%
NPL /Total Loans	11.50%	9.43%	6.80%	6.20%	5.00%

Financial highlights

Tzs Millions
276,187
255,257
235,601
203,400
206,276
170,640
153,385
135,984
125,005
111,246
118,604
92,759
74,605
61,914
46,591
22,081
1,549
22,782
28,528
29,334
2010
2011
2012
2013
2014
Net Interest Income
Net Fees & Commissions
Net Foreign Exchange Income
Operating expenses

Tzs Millions
95,645
84,378
80,543
47,246
37,710
2010
2011
2012
2013
2014
Profit After Tax

Tzs Millions
4,210,097
3,558,668
3,390,921
3,074,816
3,024,429
2,713,641
2,408,676
2,591,033
2,545,296
2,305,224
2,019,394
1,806,865
1,993,106
1,429,262
1,153,527
233,511
254,764
317,432
375,750
441,151
2010
2011
2012
2013
2014
Loans & Advances to Customers
Total deposit
Total assets
Shareholders funds

3.6Bank’s Business Segment

The Bank has four business segments namely Treasury, Retail banking and Microfinance and Corporate banking. The performance of each segment is presented below:

	Corporate	Retail Banking	Treasury	Total
	BankingTZS’	& Microfinance	TZS’	TZS’
Year ended 31 December 2014	Million	TZS’ Million	Million	Million
Interest income	182,752	103,194	85,753	371,699
Interest expense	(57,961)	(30,614)	(6,937)	(95,512)
Internal interest income/(expense)	17,603	14,224	(31,827)	—

Net interest income	142,394	86,804	46,989	276,187

Loan impairment charges	(30,506)	(6,380)	—	(36,886)

Net interest income after loan impairment charges	111,888	80,424	46,989	239,301
Fees and commission income	43,746	76,601	1,151	121,498
Fees and commission expenses	(857)	(2,037)	—	(2,894)
Net fees and commission income	42,889	74,564	1,151	118,604

Net foreign exchange income	—	2,123	27,211	29,334
Other operating income	47	224	(9)	262
Other operating expenses	(40,914)	(57,973)	(7,558)	(106,445)
Employee benefit expenses	(53,518)	(58,849)	(8,582)	(120,949)
Depreciation and amortisation	(11,117)	(16,687)	(59)	(27,863)
Profit before tax	49,275	23,826	59,143	132,244

Income tax expense	(13,152)	(7,646)	(15,801)	(36,599)
Profit for the year	36,123	16,180	43,342	95,645
Assets and liabilities
Segment assets	1,730,077	1,471,433	746,387 3,	947,897
PPE additions	18,138	15,426	7,825	41,389
Unallocated assets	—	—	—	220,811

Total assets	1,748,215	1,486,859	754,212	4,210,097

Segment liabilities	(2,122,851)	(1,217,734)	(307,353)	(3,647,938)
Unallocated liabilities	—	—	—	(121,008)
Total liabilities	(2,122,851)	(1,217,734)	(307,353)	(3,768,946)

GeographicalSegment Performance

	Tanzania	Burundi	Total
Year ended 31 December 2014	TZS’ Million	TZS’ Million	TZS’ Million
External operating income
Interest income	369,365	2,334	371,699
Interest expense	(93,938)	(1,574)	(95,512)

Net interest income	275,427	760	276,187

Loan impairment charges	(36,760)	(126)	(36,886)

Net interest income after loan impairment charges	238,667	634	239,301

Fees and commission income	121,090	408	121,498
Fees and commission expenses	(2,677)	(217)	(2,894)

Net fees and commission income	118,413	191	118,604

Net foreign exchange income	27,211	2,123	29,334
Other operating income	93	169	262
Other operating expenses	(102,756)	(3,689)	(106,445)
Employee benefit expenses	(117,671)	(3,278)	(120,949)
Depreciation and amortisation	(26,825)	(1,038)	(27,863)

Profit/(loss) before Tax	137,132	(4,888)	132,244

Income Tax Expense	(36,599)	—	(36,599)

Profit/(loss) for the year	100,533	(4,888)	95,645

Assets and liabilities
Segment assets	4,108,703	101,394	4,210,097
Segment liabilities	(3,679,563)	(89,383)	(3,768,946)

3.7Experienced Board and Management Team

CRDB BankPlc is led by a strong Board and dynamic management team that represent very experienced professionals in the banking industry having worked for different entities both locally and internationally. Board of directors and Management profiles are presented in section 4of this Information Memorandum.

3.8 Use of proceeds

The net proceeds of the Rights Issue will be used exclusively to maintainregulatory requirement of capital adequacy ratio in line with implementation of Bank’s 5 years strategic plan; network expansion locally (at least 6 outlets each year), regional expansion, ICT investments (network, communication and software), investments in alternative banking channels like ATMs, Card business and mobile banking. The proceeds will also be used in implementing construction of Head office and archive centre.

3.9Financial Projections summary

•                  Assets are projected to grow by 20% from TZS. 4.2 trillion recorded as of December 2014 to TZS. 5.0 trillion in December 2015.

•                  Deposits are projected to grow by 18% from TZS. 3.3 trillion in December 2014 to TZS. 4.0 trillion in December 2015.

•                  Profit before tax is projected to increase by 34% from TZS. 132 billion to TZS. 176 billion in December 2015.

•                  Operating expenses are expected to increase by 21% from TZS. 255 billion in December 2014 to TZS. 309 billion.

•                  Share Capital is expected to increase from TZS. 54.4 Billion to TZS 65.3 following the issuing of 435,306,432 new Ordinary Shares by way of rights issue.

PART 4: CORPORATE GOVERNANCE, BOARD OF DIRECTORS AND SENIOR MANAGEMENT

4.1       Responsibilities of the Board

The Board’s primary role is to protect and enhance long term Shareholders value, while considering the interests of other stakeholders. The Board is responsible for the overall corporate governance of the Group including formulating its strategic direction, setting policies for all areas of the Group’s activities, approving and monitoring business plans and budgets, setting remuneration, appointing, removing and creating succession policies for the management team, establishing and monitoring the achievement of management’s goals and ensuring the integrity of risk management, internal controls, legal compliance and management information systems. The Board is also responsible for approving and monitoring financial and other reporting of the Group to Shareholders.

4.2       Composition of the Board

The current Board comprises eleven Directors who are non-executive while the Managing Director is an Ex-Officio member. A non-executive Chairman, who is elected by Directors every year, leads the Board. Every member with ten percent (10%) of the issued and fully paid up share capital of the Bank is entitled to appoint a Director. Members owning between 1% and 10% of the issued and fully paid up share capital are jointly entitled to elect a Director for every 10% of shares held. Members owning less than 1% of the issued and fully paid up share capital jointly elect one (1) Director and additionally one (1) Director for every 10% of shares held. Danida Investment Fund (DIF) appoints two Directors. There is also an independent director to be appointed by all Shareholders.

4.3       Board and Management Committees

The role of Board Committees is to assist the Board in its responsibilities in key areas and is operationalized through Committee charters. The Board has four Committees namely; Audit Committee, Credit Committee, Governance and Human Resources Committee and Risk Committee.

4.3.1 Audit Committee

The committee comprises 5 directors but may vary from time to time as determined by the Board. The Committee holds five meetings in a year. The external auditors are invited and present audit findings and opinion on audited annual accounts. The Managing Director, Deputy Managing Directors, Director of Finance and Director of Internal Audit also attend the meetings as invitees.

The Board Audit Committee reviews significant accounting policies and financial reporting system to ensure that they are adequate and are complied with at all times. It reviews adequacy of internal control systems and monitors implementation of actions to address issues raised by internal auditors, external auditors and regulators.

The Committee assists the Board in evaluation and selection of external auditors on annual basis. It can also recommend termination of existing auditors whenever it is found that their performance is not in line with the assigned duties and responsibilities and/or there is no independence for the auditors to discharge their duties in a professional manner.

The Director of Internal Audit reports directly to the Committee. On annual basis, the Committee reviews and approves the scope of internal auditors work plan and budget for the year while ensuring that it covers all high risk areas in the Group’s operations. The Committee also receives reports of findings observed by internal auditors on quarterly basis for review and recommendation to the Board.

4.3.2 Credit Committee

The Credit Committee holds ten meetings during the year. The Managing Director, Deputy Managing Directors, Director of Corporate Banking and Director of Credit participate in the meetings as invitees.

The main function of the Credit Committee is to monitor performance and quality of the credit portfolio, appraise and approve loans within its credit approval limit and recommend to the Board for approval facilities beyond its limit. The Committee reviews the Credit Policy at least once a year and ensures that it contains sound fundamental principles that facilitate the identification, measurement, control and monitoring of credit risk as well as having appropriate plans and strategies for credit risk management.

4.3.3 Governance and Human Resources Committee

Governance and Human Resources Committee holds five meetings during the year. The Managing Director, Deputy Managing Directors and Director of Human Resources participate in the meetings.

The main function of this Committee is to develop, review and enhance the Bank’s approach to corporate governance and human resources management practices. The Committee ensures that there is a succession plan for executives and other key positions within the group. The Committee is also responsible for reviewing and recommending compensation strategy and changes in compensation for the Board, senior management and other employees of the Bank.

It also makes general recommendations to the Board on corporate governance, including directorship practices, recruitment and retirement policies for Executives of the group, issues arising from the AGM, the functions and duties of the Committees of the Board, and any changes/issues that the Committee believes to be desirable in the matters to be covered by the Board or any of its Committee.

4.3.4 Risk Committee

The Risk Committee holds four meetings during the year. The Managing Director, Deputy Managing Directors and Director of Risk and Compliance participate in the meetings as invitees.

The main function of the Risk Committee is to assist the Board in reviewing risk management strategies and policies and recommend them for approval. It provides the Board with regular assessments of the group risk profile and management of identified risks on quarterly basis and it monitors the implementation of risk management action plans. The Committee also reviews adequacy and effectiveness of balance sheet management and its related risks through Asset Liability Management Committee (ALCO) reports presented by Management to the Committee every quarter.

4.4 Directors’ Shareholding

None of the Directors indirectly or directly hold in excess of 1% of the share capital of the Issuer.

4.5 Board of Directors Profile

The Bank’s directors are appointed by the Shareholders as provided in the Articles of Association of the Bank. A brief profile of each of the Bank’s directors at the date of the Information Memorandum is as follows:

No	NAME	POSITION	NATIONALITY	QUALIFICATION & EXPERIENCE
1	Martin J. Mmari Age 51	Board Chairman Non-Executive.	Tanzanian

•    Director of Finance at PPF Pension Fund

•    Former Bank Examiner and Financial Analyst at Bank of Tanzania and Financial Analyst.

•    Board member — Institute of Directors Tanzania.

•    Board member — NHC/PPF IPS Building Company Limited.

•    Board member — International House Property Ltd.

•    MBA (International Banking and Finance) from University of Birmingham, B.Com (Accounting) from University of Dar es Salaam and CPA (T).

•    Certification in Company Direction by Institute of Directors — UK and Institute of Directors Tanzania.

2	Boniface C. Muhegi Age 60	• Non- Executive Member. • Chairman of Governance and Human Resources Committee. • Member of Credit Committee.	Tanzanian

•    Former Registrar and Chief Executive Officer- Contractors Registration Board.

•    Managing Director, JMK International Consultants Ltd (Engineering and Project Management).

•    MSc Engineering from University of Melbourne and BSc Engineering from University of Dar es Salaam.

•    Board Member, Public Procurement Regulatory Authority (PPRA).

3	Bede P. Lyimo Age 64	• Non- Executive Member. • Chairman of Credit Committee. • Member of Governance and Human Resources	Tanzanian

•    Managing Director of PPP Solutions Company Limited.

•    Former Chief Executive Officer for Better Regulation Unit in the President’s Office.

•    Planning Commissioner and Policy Adviser in the Prime Minister’s Office.

•    Former Assistant Director, Multilateral Trade Programmes Section, in the Department of Trade, Ministry Industry and Trade.

•    Former Senior Economist, in the Ministry of Foreign Affairs and Administrative Attaché,

Committee.

          Tanzania High Commission in Lagos.

•    MBA from Catholic University of Leuven and BA from University of Dar es Salaam.

•    Certification in Company Direction by Institute of Directors — UK and Institute of Directors Tanzania.

4	Juma A. Abdulrah man Age 62	• Non- Executive Member. • Member of Audit Committee. • Member of Risk Committee.	Tanzanian

•    Former Director of Human Resources and administration at Tanzania Ports Authority.

•    Assistant Port Manager — Finance and Administration at Tanzania Ports Authority.

•    Director of Internal Audit and Chief Management Accountant of Tanzania Ports Authority.

•    Audit Manager at Tanzania Audit Corporation.

•    Board member —Lindi Farmers Company Ltd.

•    Msc Finance from Strathclyde University Glasgow (UK), Fellow Certified Public Accountant FCPA (T) and Certified Systems Information Auditor.

5	Ally H. Laay Age 58	• Non- Executive Member • Chairman of Audit Committee. • Member of Credit Committee.	Tanzanian

•    Director of Finance and Administration of the National Economic Empowerment Council.

•    Worked with the International Care for Aids Programs, Mailman’s School of Public Health of Columbia University of USA, Tanzania Social Action Fund (TASAF), Medical Stores Department (MSD), Coopers and Lybrand (now PWC) and Tanzania Electric Supply Company Ltd.

•    MBA from Cardiff Business School, University of Wales (UK), Post Graduate Diploma in Accountancy (PGDA IFM), Advanced Diploma in Accountancy (ADA IFM), and Fellow Certified Public Accountant FCPA (T).

•    Certification in Company Direction by Institute of Directors — UK and Institute of Directors Tanzania.

6	Kai Kristoffersen Age 74	• Non- Executive Member • Chairman of Risk Committee • Member of Audit	Danish

•    Top level management positions in Danish commercial banks.

•    Consultant on banking, financing and public finance in emerging countries.

•    Resident Advisor and EU Project Manager to the Lithuanian Ministry of Finance and the Lithuanian Central Bank with assignments in Bulgaria, Romania, Croatia and Bosnia — Herzegovina.

		Committee.		• LLM from Aarhus University, Denmark and BBA from the Business School of Aalborg, Denmark. • Certification in Company Direction by Institute of Directors — UK and Institute of Directors Tanzania.

7	Hon. Frederick T. Sumaye Age 64	• Non- Executive Member. • Member of Governance and Human Resources Committee. • Member of Credit Committee	Tanzanian Tanzania.

•    Former Prime Minister of the United Republic of

•    Minister of Agriculture, Livestock and Cooperatives, Deputy Minister of Agriculture and Livestock.

•    Head of Research and Development (R&D) and Tutor (Agro —Mechanization), Centre of Agricultural Mechanization and Rural Technology (CARMATEC).

•    Master’s degree in Public Administration from the John F. Kennedy School of Government, Harvard University (USA)

8	Ms Rose F. Metta Age 46	• Non- Executive Member. • Member of Risk Committee. • Member of Credit Committee	Tanzanian

•    Director of Planning and Investments LAPF Pension Fund,

•    Worked as Compliance Manager of LAPF Pension Fund.

•    Principal Finance Officer — Budget, Principal Officer Investment, Head of Division — Capital Markets.

•    Senior Planning Officer and Planning Officer of National Social Security Fund.

•    Post Graduate Diploma in Social Security.

•    Financing from Maastricht University, MBA (Finance) and BA in Economics from University of Dar es Salaam.

•    Certification in Company Direction by Institute of Directors — UK and Institute of Directors Tanzania.

9	Adam H. Mayingu Age 51	• Non- Executive Director. • Member of Risk Committee. Member of Audit Committee	Tanzanian

•    Director General of the Public Service Pension Fund (PSPF).

•    Worked as Acting Director General and Director of Information Systems at PSPF.

•    Worked as Head of Information Systems, Acting Chief Manager Information Systems, Software Engineer and Senior System Analyst at CRDB Bank Plc.

•    Worked at National Bank of Commerce, Standard Chartered Bank and Tanzania Revenue Authority.

•    PhD in Knowledge Management (former Wittfield University), MSc Leadership from South University, Certificate in Governance and Politics, Maastricht Graduate School of Governance (Maastricht University), MBA (IT) from Rushmore University and Bsc Education Hons Computing Option from University of Dar es Salaam.

10	Lawrence N.Mafuru Age 42	• Independent Director. • Member of Governance and Human Resources Committee. • Member of Risk Committee	Tanzanian

•    Treasury Registrar

•    Director, Resource Mobilisation and Economic Sectors Division of Presidents Office, Presidents Delivery Bureau. He is one of the Board of Directors at Tanzania Investment Centre (TIC), founder and Director of Kwanza Financial Services Limited, founder and consultant in banking and financial markets at Lolos Consult.

•    Worked as team leader in resource mobilization at President’s Office Planning Commission (POPC) / Interim PDB on part - time basis.

•    Worked as CEO & Managing Director — Executive Director in the Board of National Bank of Commerce NBC - (ABSA).

•    Worked as Corporate Sales Dealer and Business Development Manager, later as Head of Sales, Rates and Foreign Exchange at Standard Chartered Bank Tanzania.

•    Masters in Business Administration (MBA) at University of Dar es Salaam Business School, Banking Certificate (CIB) at The Chartered Institute of Banking, London.

•    Certification in Company Direction by Institute of Directors — UK and Institute of Directors Tanzania.

4.6 Senior Management Team

Name, Title and Country
	of Residence	Academic Qualification and Work Experience

1	Dr. Charles Stephen Kimei	He joined the bank on 1st June 1998 as Managing Director.

Managing Director

Before joining CRDB, he worked with the Bank of Tanzania as Director of Banking Supervision, Director of Economic, Research and Policy, Manager in the department of Economic Research and Policy and other various position in the department of Research.

	Tanzanian	He holds a PhD (Economics) from Uppsala University Sweden, Master of Arts in Economics at Stockholm School of Economics and a Bachelor of Science (Economics) at Moscow State University.

2	Mr. Saugata Bandyopadhyay	He joined the bank on 1st May 2012 as Deputy Managing Director-Operations & Customer Services.

Deputy Managing Director- Operations & Customer Services. Indian

He is an experienced Banker with over 19 years of experience of working with leading Banking groups of India and abroad. He has worked as Senior Vice President-Operation & Risk-Asset Reconstruction Company of India, Senior Vice President (Credit & Operations)-Deutsche Post bank HFL, General Manager (Finance) & CFO of Bhutan National Bank, Chief Credit Manager of State Bank of India HFL.

He holds a Fellow in International Business from Indian Institute of Management Calcutta, Fellow Chartered Accountant of India, and Fellow Cost & Management Accountant. of India, Certified Management Accountant, USA, Certified in Governance of Enterprise IT(CGEIT) and Certified Information System Auditor (CISA) from ISACA USA, Masters of Business Administration (Finance) from Indira Gandhi National University, Master of Commerce from University of Calcutta and Bachelor of Commerce from St. Xavier College, Calcutta.

3	Mrs. Esther KileoKitoka Deputy Managing Director — Shared Services Tanzanian

She joined the Bank on 1st September 2006 as Risk Manager and later on promoted as Director of Risk and Compliance, the position she held until September, 2011 when she became the Deputy Managing Director- Shared Services. While in CRDB, Esther managed a two year core banking system implementation project.

Before joining CRDB, she worked for nine years in the Central Bank (Bank of Tanzania) as a Bank Examiner.

She is a CPA (T) and holds Masters degree of Commerce in Banking and Business Information System from the University of Sydney, Australia and Bachelor of Commerce Degree in Accounting from the University of Dar es Salaam.

4	Mr. Philip Stephen Alfred
	Director of Corporate Banking	He joined the Bank on 24th October 1994. Before the current position he worked as Manager Corporate Banking, Corporate Banking Relationship Manager and as Project Officer within CRDB Bank.

Tanzanian

He holds Masters degree of Economics from the University of New England Australia, Post Graduate Diploma in Economics from University of Western Australia, Advanced Diploma in Economic Planning from Institute of Development Management — Mzumbe and Diploma in Banking Economics from Finafrica Italy.

5	Mr. Beatus Peter Segeja Director of Administration and General Services	He joined the Bank on 19th August 1982. Before the current position he worked as Director of Finance and Administration, Manager Central Clearance and Senior Internal Auditor within CRDB Bank.

	Tanzanian	He is a Board Member of Tanzania National Electricity Company (TANESCO).

CPA (T) holder.

He holds an Advanced Diploma in Accountancy from Nyegezi Social Institute of Accountancy.

6	Mr. Joseph Ochien’gWitts	He joined the Bank on 2nd January 2001. Before the current position he worked as the Director of Retail Banking and Director of Retail Clients and Marketing within CRDB Bank.
Director of Alternative Business Channels
Tanzanian

He is a CPA (T) and holds Masters Degree in Entrepreneurship and Enterprise Development from the University of Dar es Salaam and Advanced Diploma in Certified Accountancy from the Institute of Development Management (IDM), Mzumbe.

7	Mr. Fredrick Bayona Nshekanabo	He joined the Bank on 22nd February 1999. Before the current position he worked as Manager Finance Help Desk. Accountant Grade I and Bank Officer within CRDB Bank.
Director of Finance
	Tanzanian	He is a CPA (T) and holds Masters of Science degree in Finance from the University of Strathclyde, UK and Advanced Diploma In Accountancy from the Institute of Finance Management (IFM), Dar es Salaam.

8	Mr. Elyas Bartholomew Mtenga Director of Information & Communication Technology Tanzanian

He joined the Bank on 1st March 2000. Before the current position he worked as Manager Data Centre and Manager Office Systems Management.

Before joining CRDB, he worked for over 10 years as Field Engineer Supervisor at Computer Industries Limited.

He holds a Bachelor of Science degree in Electrical Engineering from the University of Dar Es Salaam, Certified Network Administrator and Certified Network Professional from NOVACOM Nairobi.

9	Mr. John Baptist Rugambo Director of Corporate Affairs. Tanzanian

He joined the Bank on 1st November 1999. Before the current position he worked as Director of Marketing and Research, Marketing Manager, Project Manager Smart Card and Manager Institutional Customers.

Before joining CRDB he worked for Citibank as Head of Customer Service and Relationship Officer.

He is the Vice Chairman of the Institute of Directors Tanzania.

He holds Masters and Bachelor degrees in International Business Administration majoring in Marketing from the United States International University of Africa, Nairobi.

10	Mr. Alexander Samson Ngusaru Director of Treasury Tanzanian

He joined the Bank on 4th April 2011 as Director of Treasury.

Before joining CRDB Bank, he worked for Citibank as the Head of Fixed Income, Currencies and Commodities, United Bank for Africa as Country Treasurer and Stanbic Bank in Finance Department.

He holds a Masters Degree of Business Administration from the University of Dar es salaam and Bachelor of Commerce in Finance from the University of Dar es Salaam.

11	Mrs. Nellie MathayoNdosa Director Retail Banking Tanzanian

She joined the Bank on 15th April 1986. Before the current position she worked as Branch Director, Branch Manager, Branch Accountant and Branch Supervisor.

She holds Master of Science degree in Finance from the Strathclyde University, UK and Bachelor of Commerce in Finance from the University of Dar es Salaam.

12	Mrs. Dorah Hilda Ngaliga Director of Human Resources Tanzanian

She joined the Bank on 1st August 1988. Before the current position she worked as Manager Business Banking, Branch Manager, Department Manager and Branch Accountant.

Affiliate Member of Charted Institute of Personal Development (CIPD), UK.

She holds Masters Degree of Business Administration from the University of Dar es Salaam and Bachelor Degree of Public Administration and International Relations from the University of Dar es Salaam.

13	Mr. IzengoDaudiSoka Director of Internal Audit Tanzanian

He joined the Bank on 25th October 1983. Before the current position he worked as Manager Internal Audit, Internal Auditor and Credit Supervisor.

He is a member of Information Systems Audit and Control Association (ISACA) and Institute of Internal Auditors (IIA).

He is a CPA (T) and holds Advanced Diploma in Accountancy from Nyegezi Social Training Institute.

14	Mr. Anderson YohanaMlabwa Director of Credit Tanzanian

He joined the Bank on 3rd April 1990. Prior to appointment as director of Credit in 2000, he worked as Credit Manager and Project Officer.

Other positions held include: Board Member CRDB Bank Microfinance Services Company Limited and DANIDA funded Private Agricultural Sector Support Project (PASS), Member of the National Advisory Committee of Coffee and Cotton Marketing Development Project, Member of the Presidential Commission that prepared an alternative scheme of loan financing to students of higher learning institutions, Member of the Guidance Committee of the Government’s Credit Guarantee Schemes and one of the two members representing Tanzania in the Advisory Panel of the African Guarantee Fund (AGF).

He holds Masters degree in Business Administration (Finance) from the University of Dar es Salaam, Associate ship Banking Diploma CIB London/TIOB, Bachelor of Science in Agriculture from the Sokoine University of Agriculture.

15	Ms. Tully Esther Mwambapa	She joined the Bank on 6th August 2001. Before the current position,

Director of Marketing Research and Customer Services Tanzanian

she worked as Marketing Manager and Relationship Manager.

Before joining CRDB, she worked as Marketing Officer at Tanzania National Electricity Company (TANESCO).

She holds Masters Degree in Business Administration from the University of Dar es Salaam and Bachelor of Arts in Public Administration & International Relations from the University of Dar es Salaam.

16	Mr. James IsaackMabula Director of Risk and Compliance Tanzanian

He rejoined the Bank on 1st April 2011 as Senior Market and Liquidity Risk Analyst.

Before joining CRDB, he worked as Manager Market Risk at National Bank of Commerce (NBC). Previously he had worked for CRDB for nine years holding various positions including Manager Market and Liquidity Risks, Senior Risk Analyst and Treasury Officer.

A member of Professional Risk Managers International Association (PRMIA).

He holds Msc in Finance from the University of Strathclyde, UK, Post-graduate Diploma in Financial Management from the Institute of Finance Management and Advanced Diploma in Certified Accountancy from the former Institute of Development Management (IDM), Mzumbe.

17	Mr. GoodluckLemaNkini Director of Strategy & Innovations Tanzanian

He joined the Bank on 1st March 2004. Before the current position, he worked as Manager Trade Finance.

Before joining CRDB, he worked as Assistant Manager Trade and Treasury Operations at Citibank Tanzania.

He is a CPA (T) and he holds Masters degree of International Trade and Master of Business Administration both from the University of Dar es Salaam and Bachelor of Commerce in Accounting from the University of Dar es Salaam

18	Mr. Sebastian Adam Masaki General Manager CRDB Microfinance Services Company Limited. Tanzanian

He joined the Bank on 1st June 1996. Before the current position he worked as Manager Business Banking, Manager Microfinance, Bank Officer Marketing and Bank Officer Research & Planning.

He holds a Bachelor of Science in Statistics from the University of Dar Es Salaam.

19	Mr. Bruce MwileMwasenga General Manager CRDB Bank Burundi Subsidiary Tanzanian

He joined the bank on 13th February 2001. Prior to appointment as General Manager CRDB Bank Burundi Subsidiary, he worked as Manager Corporate Banking and Senior Relationship Manager Corporate Banking.

Before joining CRDB, he worked as the Assistant Supervisor at Citibank Tanzania Limited.

He holds Masters degree of Business Administration and Bachelor of Commerce both in Finance from the University of Dar es Salaam.

PART5: RISK FACTORS

The Board of Directors has overall responsibility for the establishment and oversight of the Group’s risk management framework. As part of its governance structure, the Board of Directors has embedded comprehensive risk management framework for identifying, measuring, controlling (setting risk mitigations) and monitoring of the Group’s risks. The policies are integrated in the overall management information systems of the group and supplemented by a management reporting structure.

The Board of Directors accepts ultimate responsibility for the risk management and internal control function of the Bank and has delegated the process to senior management through the management committee and ALCO which meet monthly to review the Bank’s risk profile and performance against set targets. The two committees report quarterly to the Board risk committee.

5.1 Policy Reviews

CRDB Bank by virtue of its position as a leading Bank considers Risk Management vital in its daily business. The Bank has a responsibility to the public and Shareholders to safeguard assets, deposits and capital held with it while also upholding contribution to the country’s economic growth. On yearly basis, the Board reviews all policies and authority limits governing operations of the Bank. Fundamental review is done in respect of the Group Risk Management Framework to accommodate governance in relation to the Burundi subsidiary. The Board introduced a new policy for Fraud Risk Management in 2014.

5.2 Financial risks

Financial risks include credit, liquidity and market risks. The Bank’s overall risk management policies are set out by the Board and implemented by the Management. These policies involve identification, evaluation, mitigation and monitoring of such risks. The most important type of risks in this group are:

5.2.1 Credit risk

The Group and Bank take on exposure to credit risk, which is the risk that counterparty will cause a financial loss to the Group by failing to discharge an obligation. Credit risk is the most important risk for the Group’s business; management therefore carefully manages its exposure to credit risk. Credit exposures arise principally from lending activities that lead to loans and advances, debt securities and other bills in the Group’s and Bank’s asset portfolio.

There is also credit risk in off-balance sheet financial instruments, such as loan commitments, letters of credit and guarantees. Credit risk management and control are centralized under the credit risk management team of the Bank which reports to the management Board of Directors regularly.

5.2.2 Liquidity Risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations associated with its financial liabilities when they fall due and to replace funds when they are withdrawn. The consequence may be the failure to meet obligations to repay depositors and fulfill commitments to lend.

Liquidity Risk Management Process

The Group’s and Bank’s liquidity management process is monitored by the Asset and Liability Committee (ALCO) of the Bank and includes:

•                  Day-to-day funding, managed by monitoring future cash flows to ensure that requirements can be met. These include replenishment of funds as they mature or are borrowed by customers. The Group and Bank maintain an active presence in money markets to enable this to happen;

•                  Maintaining a portfolio of highly marketable assets that can easily be liquidated as protection against any unforeseen interruption to cash flow;

•                  Monitoring balance sheet liquidity ratios against internal and regulatory requirements; and,

•                  Managing the concentration and profile of debt maturities.

•                  Monitoring and reporting take the form of cash flow measurement and projections for the next day, week and month respectively, as these are key periods for liquidity management.

5.2.3 Market risk (interest rate, foreign exchange and price risks)

The Group takes on exposure to market risks, which is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risks arise from open positions in interest rate, currency and equity products, all of which are exposed to general and specific market movements and changes in the level of volatility of market rates or prices such as interest rates, foreign exchange rates and equity prices. The Bank separates exposures to market risk into either trading or non-trading portfolios.

Market risks are concentrated in the Treasury department and are monitored by the Risk and Compliance department separately. Regular reports are submitted to the Management and Board of Directors.

Interest rate Risk

Cash flow interest rate risk is the risk that the future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Fair value interest rate risk is the risk that the fair value of a financial instrument will fluctuate because of changes in market interest rates. The Group and the Bank take on exposure to the effects of fluctuations in the prevailing levels of market interest rates on both its fair value and cash flow risks. Interest margins may increase as a result of such changes but may produce losses in the event that unexpected movements arise. The Bank’s Board sets limits on the level of mismatch of interest rate re-pricing that may be undertaken, which is regularly monitored by an independent Risk and Compliance department and reported regularly to ALCO and the Board.

Foreign Exchange Risk

The Bank takes on exposure to the effects of fluctuations in the prevailing foreign currency exchange rates on its financial position and cash flows. The Board sets limits on the level of exposure by currency and in aggregate for both overnight and intraday positions, which are monitored by management daily.

Price Risk

The Group and the Bank are not exposed to equity securities price risk as it currently has no investment in listed shares, but is exposed to debt securities price risk classified on the balance sheet as available for sale.

5.3 Operational Risks

The Bank is exposed to operational risks that may arise from inadequate or failed internal processes, people, systems or external events. However The Bank has adequate operational risk policies and framework that cater for mitigation of these risks.

Risk management policies and systems are reviewed regularly to ensure all controls remain adequate in minimizing inherent operational risk. The Group initiatives aim to develop a disciplined and constructive control environment, in which all employees understand their roles and obligations.

5.4 Compliance Risk

This risk exposes the Bank to fines, civil money penalties, payment of damages, and the voiding of contracts. It is the current and prospective risk to earnings or capital arising from violations of, or noncompliance with, laws, regulations, internal policies and procedures, or ethical standards. Compliance risk also arises in situations where the laws or rules governing certain products or activities of the Bank’s clients may be ambiguous. The Group has set policies governing the detection, prevention, monitoring and reporting of compliance risk for both regulatory and internal controls.

5.5 Political Risk

Tanzania, like the majority of developing countries, is subject to certain political, economic and social events that may individually or collectively, create risks for investors. These risks are more difficult to predict and measure than in developed countries. However, Tanzania’s political arena is safe for business practice.

5.6 Strategic Risk

Strategic risks are those risks that arise from formulation of strategic plans, business plans and implementation of plans that are inappropriate and inconsistent with internal factors and the external environment which may in turn affect earnings, capital fund or viability of the business.

To avert strategic risks, the Board of Directors and Senior management carefully formulates strategic and business plans, supportive to corporate governance, in addition to putting in place internal infrastructure appropriate for implementation of the strategic plan. Strategy performance implementation is reported quarterly to management and Board of Directors.

5.7 Reputational Risk

Reputational risk is the potential that negative publicity regarding Bank’s business practices, whether true or false, will cause a decline in the customer base, costly litigations, or revenue reductions. This risk may result from a Bank’s failure to effectively manage any or all of the other risk types. The ultimate accountability for reputational risk management rests with the board. The Board of Directors addresses explicitly reputational risk as distinct and controllable risk to Banks safety and soundness through a versatile risk management framework for reputational risk. Responsibility for corporate reputation resides with the Managing Director’s office and is managed by the Director of Marketing/Research and Customer Service.

PART 6: STATUTORY AND GENERAL INFORMATION

6.1 Incorporation Details

The Bank was incorporated in Tanzania on 28th June 1996, as a limited liability company under the Companies Act, Cap 212 and was issued with Registration Number 30227. The Bank’s shares are listed on the Dar es Salaam Stock Exchange.

6.2 Registered office of the Company

The registered office of the Bank is situated on 4th Floor, Office Accommodation Scheme, Azikiwe Street Dar es Salaam and its postal address is P.O Box 268, Dar es Salaam.

6.3 Authorized and Issued Share Capital

The authorized share capital of the Issuer as at 31st December 2014 was TZS.100,000,000,000.00 divided into 4,000,000,000 Ordinary Shares of TZS.25.00 each.

The issued and fully paid up share capital of the Issuer as at 31st December 2014 was TZS.54,413,304,000.00 divided into 2,176,532,160 Ordinary Shares of TZS.25.00 each. The holders of Ordinary Shares are entitled to receive dividends declared from time to time.

6.4 Extracts from the Memorandum and Articles of Association

The key features of the Company’s Memorandum and Articles of Association are as follows:

6.4.1                                             Memorandum

“4.                                The objects for which the Bank is established are:

4.1                               to carry on the banking business in all its branches, agencies and departments, including receiving funds from the general public through the acceptance of deposits, payable upon demand or after a fixed period or after notice or any similar operation through the frequent sale or placement of bonds, certificates, notes or other securities, and to use such funds, in whole or in part, for loans or investments for the account of and at the risk of the Bank;

4.2                               to offer personal, corporate, commercial and financial banking services through traditional banking channels and modern channels through electronic media such as internet banking, electronic money transfers to and from the Bank branches, corresponding banks, points of sale, and Automatic Teller Machines; to offer bank transactions locally and internationally, to offer products such as online bank statement, account transaction, card transactions, internet and telephone banking services, electronic bill payment services through connected or wireless devices such as cellular phones, pagers, personal digital assistants, computers or other devices that can provide wireless connectivity;

4.3                               to own and operate automatic teller machines for receiving and paying money locally and internationally, to act as card issuers for both debit card and credit card and act as an agent for other card issuers both locally and internationally;

4.4                               to finance or invest in developing intellectual property, copyright, patent, brand, relating to banking business and mode of delivery of banking services and products in efficient, fast and cost effective methods and town and be able to protect the same against unauthorised users and infringers upon such rights.

4.5                               to buy and sell currencies both local and foreign currency and deal in bullion and specie;

4.6                               to lend money by acquiring marketable instruments evidencing indebtedness of the government or of any person, firm, association or company, in the form of government securities, or stocks, bonds, notes or debentures; and by investing in equities of other companies which are engaged primarily in activities allied or related to banking.”

6.4.2                                             Articles

6.4.2.1           Rights Issue

“19.                         The Bank may, with the authority of the general meeting, invite its existing Members to subscribe for further capital in proportion to their existing shareholding in the following manner:

19.1                        Where the Bank makes a rights issue, it shall send to each Member of the class or classes concerned, a “Provisional Letter of Allotment” by which the new shares are actually allotted to such Member, subject to his right to reject the allotment if he does not wish to subscribe, or to renounce them in favour of someone else by completing the form prepared by the Bank and attached to the Provisional Letter of Allotment.

19.2.                     Each Member wishing to subscribe to a rights issue invitation shall pay the price requested for subscription of the new shares. If the Member does not wish to take the new shares himself, he may sell the right to subscribe to someone who is willing to pay for the shares in accordance with the conditions for subscription.”

6.4.2.2           Transferability of shares

The major provisions read as follows:

“20.                         The Transferor of a share shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register as the holder of that share, subject to the Rules and any arrangement agreed between the Bank and the Stock Exchange.

21.                               The Directors may, pursuant to Rules, accept for registration all transfers of shares in the form approved by the Stock Exchange in such form including the electronic transfer of shares in the Central Depository System.

22.                               Registration of transfers may be suspended and the Register of Members closed during the fourteen days immediately preceding every general meeting of the Bank, and at such other times (if any) and for such period as the Directors may, from time to time determine: provided always that the Register shall not remain closed for more than thirty days in any year.

23.                               Save as the Directors may determine, no fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting title to any share.”

6.4.2.3           Alteration of Capital

The Share capital of the Company can be increased by an Ordinary Resolution, as spelt out in Article 27 of the Articles which reads as follows:

“27.      The Bank may by ordinary resolution:

27.1.                increase its share capital by creation of new shares of such amount, as the resolution prescribes: provided that the Bank may direct that new shares or any of them so increased shall be offered in the first instance, either at par or at a premium, to the existing Members or to Holders of any class of shares for the time being, in proportion to the number of shares or shares of the class or group held by them respectively, but subject to the provisions of the B&FI Act relating to shareholding restrictions; or

27.2                   consolidate all or any of its share capital into shares of a larger amount than its existing shares; or

27.3.                subject to the provisions of section 65(1) (d) of the Act, sub divide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum; or

27.4.                issue any preference cumulative or redeemable shares; or

27.5.                cancel any shares which, at the date of the passing of the resolution, have been taken or agreed to be taken by any person and reduce the amount of its share capital by the amount of the shares so cancelled but subject to the provisions of the B&FI Act.”

6.4.2.4           General Meeting

The relevant provisions in the Articles of Association pursuant to the General Meeting are as follows:

“31.                         The Bank shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it; and not more than fifteen months shall elapse between the date of one annual general meeting of the Bank and that of the next.

32.                          All general meetings shall be attended by the Members either in person or by proxy, all the Directors, trustees, appointer and settler of DANIDA Investment Fund, the Managing Director and the Deputy Managing Director.

33.                               Subject to the provisions of the Act, all general meetings shall be held in Tanzania not later than six months after the close of every financial year, or at such other time as the Directors may determine.

34.                               All general meetings other than annual general meetings shall be called extraordinary general meetings.

6.4.2.5           Proceedings of General Meetings

The proceedings of the Company are governed by Article 38 to Article 51 of the Articles, which, inter alia, provide for quorum of half of the members of the paid up issued capital including the proxies. Some of the Articles read as follows:

38.                               All business that is transacted at general meetings shall be deemed ordinary unless a special resolution is required by law or by the Articles.

39.                               No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Members representing half the total paid-up issued share capital of the Bank including proxies shall form a quorum and they shall be entitled to vote on the business to be transacted.

40.                               If within half an hour from the time appointed for the meeting a quorum is not present, or if during the course of a meeting a quorum ceases to be present, the meeting shall stand adjourned to the same day in two weeks, at the same time and place or to such other day at such other time and place as the Directors may determine.

41.                               The Chairman and Vice Chairman of the General Meeting shall be elected by the meeting from amongst the Members. The Chairman or in his absence the Vice Chairman shall preside as Chairman of the General Meeting. The terms of the Chairman and of the Vice Chairman shall expire at the end of the meeting to which they have been elected as Chairman and Vice Chairman respectively. Provided where the meeting has been adjourned in accordance with Article 45, the term of the Chairman and that of the Vice Chairman shall lapse at the end of the adjourned meeting.

6.4.2.6           Votes of Members

“52.                         On a show of hands every member present, shall have one vote. On a poll, every member present in person, or his Proxy shall have one vote for every share of which he is a holder.

53.                               In the case of joint Holders, the vote of the senior who tenders a vote, whether in person or by Proxy, shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register.

54.                               A member in respect of whose estate a manager has been appointed under section 26 of the Mental Diseases Act, Cap 98 may vote, whether on a show of hands or on a poll, by his manager, and any such manager may, on a poll, vote by Proxy.

55.                               No member shall be entitled to vote at a general meeting or at a separate meeting of the Holders of any class of shares in the Bank unless all calls or other sums presently payable by him in respect of shares in the Bank have been paid.”

6.4.2.7           Directors

The provisions relating to appointment of Directors are covered by Articles 66 to 71. The Directors are appointed as stipulated hereunder:

“66.                    The Board shall consist of not less than nine (9) and not more than twelve (12) Directors.

67.                               Every Member with ten percent (10%) of the issued and fully paid up share capital of the Bank shall be entitled to appoint a Director. Every block of 10% of paid up share capital of the Bank shall be entitled to the election /appointment of one Director; provided that, Danida Investment Fund (DIF) shall have the right to appoint two (2) Directors until they dispose of their entire shareholding in the Bank and provided further that theStrategic Investor shall have the right to jointly appoint one Director if they jointly acquire a minimum shareholding of 5%.

68.                               Members owning between 1% and 10% of the issued and fully paid up share capital of the Bank shall jointly be entitled to elect a Director for every 10% of shares held, provided that any part of 10% which does not, by itself add up to a whole 10% shall not be entitled to elect a Director.

69.                               Members owning less than 1% of the issued and fully paid-up share capital of the Bank shall jointly elect one (1) Director and additionally one (1) Director for every 10% of shares held.

70.                               The Members shall appoint an independent Director of the Board. Provided always that the Board will recommend two (2) candidates to the Members at the General Meeting at which the election of such Director is to be undertaken.

71.                               Any Member wishing to be elected Director may submit his name to the Secretary not later than 21 days before the meeting scheduled for such election.

72.                               A Member entitled to appoint a Director shall make the appointment, if a corporate body, in accordance with the corporate procedures applicable for that body, usually a Board resolution of that corporate body appointing the person Director in the Bank subject to the approval of the Bank of Tanzania”

6.4.2.8           Dividend Policy

Pursuant to Article 112 to Article 119 of the Articles of Association, dividends are payable as follows:

“111.                  Subject to section 180 of the Act, the Bank may by ordinary resolution declare dividends in accordance with the respective rights of the Members, but no dividend shall exceed the amount recommended by the Directors.

112.                        Subject to the provisions of the Act, the Directors may from time to time pay to the Members such interim dividends as appear to the Directors to be justified by the profits of the Bank available for distribution.

113.                        The Directors may, before recommending any dividend, set aside out of the profits of the Bank such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purposes to which the profits of the Bank may be properly applied and, pending such application, may at the like discretion, either be employed in the business of the Bank or be invested in such investments (other than shares of the Bank) as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

114.                        Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid on the shares in respect of which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid on the shares during the portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as at particular date, that share shall rank for dividend accordingly.

117.                        No dividend or other moneys payable in respect of a share shall bear interest against the Bank unless otherwise provided by the rights attached to the share.

118.                        Anydividend which has remained unclaimed for twelve years from the date when it became due for payment, if the Directors so resolve, shall be forfeited and cease to remain owing by the Bank.”

6.4.2.9           Winding Up

The following is the relevant provision in the Articles relating to the winding up of the Company, which reads as follows:-

“139.                  If the Bank is wound up, the liquidator may, with sanction of a special resolution of the Bank and any other sanction required by the Act, divide amongst the Members in specie the whole or any part of the assets of the Bank and may, for that purpose, set such value as he deems fair upon any property to be divided and may determine how such division shall be carried out as between the Members of different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall determine, but no Member shall be compelled to accept any shares or other securities upon which there is a liability.”

PART 7: REPORTING ACCOUNTANT’S OPINION

Deloitte & Touche Certified Public Accountants (Tanzania) 10th Floor, PPF Tower Cnr of Ohio Street & Garden Avenue P.O. Box 1559 Dar-es-Salaam Tanzania

Tel: +255 (22) 216 9000 +255 (22) 211 6006, 211 5352 Fax: +255 (22) 211 6379

Board of Directors

CRDB Bank Plc.

Azikiwe Street

P.O. Box 268

Dar es Salaam

Dear Sirs,

FINANCIAL PROJECTIONS REPORT FOR CRDB BANK PLC FOR THE YEAR ENDING 31 DECEMBER 2015

We have reviewed the accompanying financial projections of CRDB Bank Plc for the year ending 31 December 2015 in accordance with the International Standard on Assurance Engagements applicable to the examination of prospective financial information.

Management is responsible for the preparation and fair presentation of the financial projections including the accuracy of the assumptions on which they are based. Our responsibility is to issue a report on the financial projections based on our review.

Based on our review of the evidence supporting the assumptions, nothing has come to our attention which causes us to believe that these assumptions do not provide a reasonable basis for the financial projections. Further, in our opinion, the accompanying projections are properly prepared and presented in accordance with the accounting policies normally used by CRDB Bank Plc.

Actual results are likely to be different from the financial projections since anticipated events frequently do not occur as expected and the variation may be material.

Deloitte & Touche

Certified Public Accountants (Tanzania)

/s/ D C Nchimbi
Signed by: D C Nchimbi	16 June 2015
Dar es Salaam

PROJECTED CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME FOR THE YEAR ENDING 31 DECEMBER 2015

2015
TZS’ Million’
Interest income	454,125
Interest expense	111,914

Net interest income	342,211

Loan Impairment charge	45,875

Net interest income after loan impairment	296,336

Fees and commission income	155,013
Foreign exchange income	34,074
Other operating income	479

Total non-interest income	189,566

Operating expenses

Personnel expenses	152,367
Depreciation and amortization	32,587
General and administrative expenses	124,519

Total operating expenses	309,473

Profit before income tax	176,429

Income tax charge	53,846

Profit for the year	122,583

Other comprehensive income	—

Total comprehensive income for the year	122,583

PROJECTED CONSOLIDATED STATEMENT OF FINANCIAL POSITION FOR THE YEAR ENDING 31 DECEMBER 2015

2015

Assets
Cash on hands and Balances with central banks	683,521
Government securities	788,008
Balance with other banks	303,356
Loans and advances to customers	2,968,676
Equity Investment	2,208
Property plant and equipment	143,423
Intangible assets	20,808
Leasehold refurbishment	39,916
Other assets	86,378

Total assets	5,036,294

Liabilities
Deposit from customers	4,001,287
Deposits from other banks	48,392
Borrowings	129,340
Subordinated debt	80,000
Grants	11,862
Other liabilities	88,689

Total liabilities	4,359,570

Equity
Share capital	65,296
Share premium	160,240
Retained profit	306,829
Profit for the year	122,581
Others(Non distributable reserves)	21,778

Total equity	676,724

Total liabilities and equity	5,036,294

PROJECTED CONSOLIDATED STATEMENT OF CASHFLOWS FOR THE YEAR ENDING 31 DECEMBER 2015

2015

Cash flows from operating activities	176,427
Profit before Tax
Adjustment for:
Depreciation on property and equipment	32,587
Loan impairment charges(net recovery)	45,875
Net interest income	(342,211)
Net fees and commissions	(155,013)

Cash flow from operating activities before working capital changes	(242,335)

Changes in operating assets and liabilities:
Statutory minimum reserve	(69,891)
Loans and advances to banks	(18,142)
Loans and advances to customers	(423,380)
Investment in securities	(193,423)
Other assets	(15,589)
Deposits from banks	2,145
Deposits from customers	671,157
Other	(17,346)
Grants	1,472
Interest received	454,125
Interest paid	(111,914)
Fees and commissions’ income	155,013
Income tax paid	(53,846)

Net cash flows from operating activities	138,046

Cash flows from investing activities

Purchase of property and equipment	(33,280)
Purchase of Intangible assets	(10,638)
Purchase of Leasehold land	(4,000)

Net cash used in investing activities	47,918
Cash flows from financing activities
Dividends paid	(31,016)
Borrowings	(1,040)
Right issue	152,357
Net cash flows from financing activities	120,302

Increase in cash and cash equivalents	210,429
Cash and cash equivalents at the beginning of the year	487,365
Effects of exchange rate changes on cash and cash equivalents	(1,800)
Cash and cash equivalents at the end of the year	695,995

KEY ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS FOR THE YEAR ENDING 31 DECEMBER 2015

The key assumptions used in the financial projections for the period up to December 2015 are set out below:

General Assumptions

•                  Tanzanian economy will continued to perform strongly, with real GDP projected at 7.4% in 2015. This is driven largely by communications, transport, financial intermediation, construction, agriculture and manufacturing.

•                  The Annual Headline Inflation rate projected at 5.0 in line with Government target.

•                  The exchange rate will remain stable at 1.00 USD to TZS 2,000.00

•                  Bank Deposit is projected to grow at about 18% with focus on cheap deposits.

•                  The Bank average funding cost is projected at 2.6%

•                  The lending rate is estimated at an average rate of 12-15% per annum.

•                  Government securities rate is estimated at an average rate of 13%

•                  The time deposit rate average rate is projected at 7.6%,

•                  Subordinated debt projected 8% and borrowing at 5%

•                  Facility fee will be charged at 1.5% on the total loan disbursed and fees to be spread over the loan term.

Bank Network Expansion

In 2015 the Bank will open total of 15 outlets including 5 branches and 10 Service Centers in the following locations across the country namely Temeke, Bunda, Mbuyuni, Serengeti, SAUT Mwanza, VIVA Towers-Premier centre, Kasulu, Banana, Nzega, Buzuruga, Gairo, Tunduma, Chunya, Kibondo, Handeni.

Through its subsidiary, CRDB Microfinance Services Company Limited, the bank is also plan to open 25 Mini-outlets in various locations including Tabata Segerea, Tabata kimanga, Chanika, Kibada Kigamboni, Mbande, Bunju, Kunduchi, Njiro, Tengeru, Kijenge, Sakina, Pasiansi, Mkuyuni, Ngudu, Kwimba, hungumalawa, Busweru, Wangingo’mbe, Mtwango, Ilimbela, Uyole, Ilomba, Njove, Mlowo, Mpemba and Kabwe.

Also the bank estimate to open 30 Government Business Centers across the country. These are small outlets to be opened at Local Government Municipals mainly for providing banking service to Local Government offices and other customers around these areas. These locations are; Kyerwa, Misenyi, Biharamulo, Ngara, Bukombe, Mbogwe-Geita, Rorya, Muheza, Mkinga-Tanga, Same, Mwanga, Rombo, Kiteto, Monduli, Mbulu, Hanang’, Simanjiro, Mvomero, Rungwe, Chunya, Namtumbo, Tunduru, Tandahimba, Makete, Kakonko, Kimbondo, Ilemela, Misungwi, Kwimba, Arusha district.

Lending Business

The Bank will continue with strategy of growing its loan portfolio at the growth rate of 15 -17% with focus on retail segment growth. The projected portfolio composition for year 2015 will be at 60% for corporate and 40% retail which include Personal, SMEs and Microfinance lending. The total loan portfolio is projected to reach at TZS 2,968 billion by end of year 2015 compared to TZS 2,545 billion recorded in 2014. The Bank Non Performing Loan for year 2015 is projected to be maintained at level 5-7% due to measures put in place to improve the loan portfolio quality.

Government Securities and placements

The Bank excess funds will be invested mainly in Government Securities both treasury bills and Treasury bond. The Bank will also invest the excess fund through placements with other banks and financial institutions as part of its day to day liquidity and cash management. Government Securities are projected to increase significantly during the last 2 quarters of year 2015 after the rights issue.

Property and equipment

Fixed assets are expected to increase by 25% to TZS 204 billion in 2015. This is due to the increase of new outlets (branches & service centers) and other capital expenditure as detailed above under Banks network expansion.

Cash and balances with central banks

The Bank will maintain cash balance to support it normal branch operations requirements. In 2015, cash is projected to grow by 15% in line with growth in branch and ATM networks. Balance with central banks is project to grow in line with growth in deposit and Central Bank regulatory requirements.

Agent banking — FahariHuduma

The Bank will continue with roll out of Agent Banking — Fahari Huduma by increasing total the number of Agents from 1,067 recorded in 2014 to 1,500 by 2015. The focus is to bring the banking services close to our customers and this will be enhanced through its slogan ‘Ulipo Tupo’ with easy, convenient and cost effective banking solutions.

Capital increase

The Bank plans to issue up to 435,306,432 new ordinary shares to be issued by way of rights, on the basis of one (1) new ordinary share for every five (5) ordinaryshares held. The rights issue is expected to be fully underwritten by a Strategic Investor. Total TZS 152 billion capital expected to be raised by beginning of the third quarter 2015 making capital growth from current Share Capital TZS 54.4 billion and Share Premium TZS 18.8 billion to TZS 65.3 billion and TZS 160.2 billion in 2015, respectively. The additional capital is intended to support bank planed business growth and regulatory capital requirements.

Deposit from customers

Deposits from customers is expected to grow by 18%, major focus by the bank in 2015 is to grow Current and Savings deposits (CASA) and slow down growth of expensive time deposits. This will be achieved through acquiring large share of government business and cheap deposits mobilisation using FahariHuduma (Agent banking). Total Customer deposit is projected to grow from TZS 3,390 billion in 2014 to TZS 4,001 billion in 2015.

Borrowings and Subordinated debts

Borrowings and Subordinated debts are expected to decrease in year 2015 due to repayment of borrowings expected especially the short term loan above TZS 43 billion. Also, the bank expects to receive a loan amounting to US$ 25million as a subordinated debt.

The Bank Subsidiaries - CRDB Microfinance Services Company Limited and CRDB Bank Burundi S.A

The Bank through its Burundi subsidiary, CRDB Bank Burundi S.A, will continue with market share acquisition and consolidation in Burundi through its 4 branches including 1 mobile branch. In 2015, 2 additional small branches are planned to be opened in Ngozi and Gitega. Burundi is expected to break even starting mid-year 2015.

In 2015, the Microfinance Subsidiary, CRDB Microfinance Services Company Limited will continue its expansion through the opening of 10 service centers located in Loshoto-Tanga, Handeni-Tanga, Tunduru-Ruvuma, Kibondo-Kigoma, Magomeni KKT DSM, Same-Kilimanjaro, Kateshi-Arusha, Haidari-Kilimanjaro, Mwenge-DSM and Pemba-Zanzibar under FSDT grant. 25 mini outlets are expected to reach the below the pyramid unbanked population.

Fees and commissions

The growth will be attributed by fees from government business to be acquired, fees and commissions from agent banking and sim banking commissions whereas the huge campaign is expected to increase income from this channel in the year 2015.

Operating expenditure

Operating expenses are expected to increase by 21% in 2015, from TZS 255 billion in 2014 to TZS 309 billion in 2015. This is due to expected increase in staff costs which is projected to increase by 26% from TZS 121 billion in 2014 to TZS 152 billion in 2015. The increase will also be attributed by the expected increase in administration expenses which are projected to increase by 17% from TZS 106 billion in 2014 to TZS 125 billion in 2015 due to the expansion activities of the bank through opening of 5 new branches, 10 new service centers, 25 min outlets and 30 Government business centers, equipment and upgrade of core banking system.

Deloitte & Touche
Certified Public Accountants (Tanzania)
10th Floor, PPF Tower
Cnr of Ohio Street & Garden Avenue
P.O. Box 1559
Dar-es-Salaam
16June 2015	Tanzania

	Tel:	+255 (22) 216 9000
CRDB Bank Plc		+255 (22) 211 6006, 211 5352
Azikiwe Street	Fax:	+255 (22) 211 6379
4th Floor,
P.O Box 268
Dar es Salaam

Dear Sirs,

REPORTING ACCOUNTANTS’ REPORT ON CRDB BANK PLC

A.                      INTRODUCTION

We have examined the audited financial statements of CRDB Bank Plc (“the Group”) for the period covered in this report.

The financial information in respect of the report was prepared in accordance with International Standard on Related Services 4410 - Engagements to compile Financial Statements (“ISRS 4410”) and is based on the audited financial statements of the Group for the 3 years ended 31 December 2014, after making the adjustments considered appropriate to make all the financial statements compliant with International Financial Reporting Standards.

PricewaterhouseCoopers were the auditors of CRBB Bank Plc for the years ended 31 December 2012, 2013 and 2014. All of the financial statements from which the financial information in the Accountant’s Report was compiled received an unqualified audit opinion.

B.                      SUMMARY OF ADJUSTMENTS

The following adjustments were made to the audited financial statements for the year ended 31 December 2014 so as to conform to International Financial Reporting Standards:

•                  Additional disclosures has been made as a result of adoption of International Financial Reporting Standards No 13, Fair Value Measurements, which became effective in January 2013.

•                  Introduction of International Accounting Standard No. 1 (IAS 1) (revised) disclosures which include changes to the titles of financial statements especially for the presentation of the 2012 financial statements.

A.                      DIRECTORS’ RESPONSIBILITY

The directors of the Group are responsible for the preparation of the financial statements and financial information to which this Accountants’ report relates and from which it has been prepared. Our responsibility is to compile the financial information set out in this report based on these financial statements and financial information.

B.                      COUNTRY OF INCORPORATION AND PRINCIPAL ACTIVITIES

The Bank is licensed in Tanzania under the Banking and Financial Institutions Act, 2006. The Bank’s subsidiary, CRDB Bank Burundi S.A is a licensed bank in Burundi under the Banks and Financial Institutions Act, 2003 of Burundi and its principal activities are the provision of banking, financial and related services.

C.                      CURRENCY

The financial statements are expressed in Tanzanian Shillings Thousands (Shs ‘000)

D.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all periods presented, unless otherwise stated.

Basis of preparation

The Bank’s financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS). The financial statements have been prepared under the historical cost convention, except as modified by the revaluation of motor vehicles, available-for-sale financial assets and financial assets held at fair value through profit or loss. Additional information required by the Tanzania Companies Act 2002 is included where appropriate.

Adoption of new and revised International Financial Reporting Standards (IFRSs)

(i)       New standards and amendments to published standards effective for the year ended 31 December 2014

The following new and revised IFRSs were effective in the current year and had no material impact on the amounts reported in these financial statements.

•                  Amendment to IAS 32, ‘Financial Instruments: Presentation’ on offsetting financial assets and financial liabilities. This amendment clarifies that the right of set-off must not be contingent on a future event. It must also be legally enforceable for all counterparties in the normal course of business, as well as in the event of default, insolvency or bankruptcy. The amendment also considers settlement mechanisms. The amendment did not have a significant effect on the Group financial statements.

•                  Amendment to IAS 36, ‘Impairment of assets’ on the recoverable amount disclosures for non-financial assets. This amendment removed certain disclosures of the recoverable amount of CGUs which had been included in IAS 36 by the issue of IFRS 13. The amendments remove the requirement to disclose the recoverable amount when a CGU contains goodwill or indefinite lived intangible assets but there has been no impairment. The application of the standard had no effect on the Group’s financial statement.

•                  Amendment to IAS 39, ‘Financial instruments: Recognition and measurement’. Amendment to IAS 39, ‘Financial instruments: Recognition and measurement’ on the novation of derivatives and the continuation of hedge accounting. This amendment considers legislative changes to ‘over-the-counter’ derivatives and the establishment of central counterparties. Under IAS 39 novation of derivatives to central counterparties would result in discontinuance of hedge accounting. The amendment provides relief from discontinuing hedge accounting when novation of a hedging instrument meets specified criteria. The application of the standard had no effect on the Group’s financial statement as the Group does not have financial derivatives and hedge accounting.

•                  IFRC 21, ‘Levies’. IFRIC 21, ‘Levies’, sets out the accounting for an obligation to pay a levy if that liability is within the scope of IAS 37 ‘Provisions’. The interpretation addresses what the obligating event is that gives rise to pay a levy and when a liability should be recognised. The Group is not currently subjected to significant levies so the impact on the Group is not material.

•                  Amendments to IFRS 10, 12 and IAS 27 on Consolidation for investment entities. These amendments mean that many funds and similar entities will be exempt from consolidating most of their subsidiaries. Instead, they will measure them fair value through profit or loss. The amendments give an exception to entities that meet an ‘investment entity’ definition and which display particular characteristics. Changes have also been made IFRS 12 to introduce disclosure that an investment entity needs to make.

Application of these standards has not had any impact on the disclosures or the amounts recognised in these financial statements as the bank is not an investment entity (assessed based on the criteria set out in IFRS 10 as at 1 January 2014).

Adoption of new and revised International Financial Reporting Standards (IFRSs) (continued)

ii)                              New standards and interpretations not yet adopted by the Group

•                  Amendment to IAS 19, ‘Employee benefits regarding employee or third party contributions to defined benefit plans. The amendment applies to contributions from employees or third parties to defined benefit plans and clarifies the treatment of such contributions. The amendment distinguishes between contributions that are linked to service only in the period in which they arise and those linked to service in more than one period. The objective of the amendment is to simplify the accounting for contributions that are independent of the number of years of employee service, for example employee contributions that are calculated according to a fixed percentage of salary. Entities with plans that require contributions that vary with service will be required to recognise the benefit of those contributions over employee’s working lives. This IFRS is effective for annual periods beginning on or after 1 July 2014.

•                  Amendment to IFRS 11, Joint arrangement s regarding acquisition of an interest in a joint operation. This amendment provides new guidance on how to account for the acquisition of an interest in a joint venture operation that constitutes a business. The amendments require an investor to apply the principles of business combination accounting when it acquires an interest in a joint operation that constitutes a ‘business’. The amendments are applicable to both the acquisition of the initial interest in a joint operation and the acquisition of additional interest in the same joint operation. However, previously held interest is not re-measured when the acquisition of an additional interest in the same joint operation results in retaining joint control. This IFRS is effective for annual periods beginning on or after 1 January 2016.

•                  Amendment to IAS 16, ‘Property, plant and equipment’ and IAS 38, ‘Intangible assets’ regarding depreciation and amortization. This amendment clarifies that the use of revenue-based methods to calculate the depreciation of an asset is not appropriate because revenue generated by an activity that includes the use of an asset generally reflects factors other than the consumption of the economic benefits embodied in the asset.

•                  This has also clarified that revenue is generally presumed to be an inappropriate basis for measuring the consumption of the economic benefits embodied in an intangible asset. The presumption may only be rebutted in certain limited circumstances. These are where the intangible asset is expressed as a measure of revenue; or where it can be demonstrated that revenue and the consumption of the economic benefits of the intangible asset are highly correlated. These IFRSs are effective for annual periods beginning on or after 1 January 2016.

•                  Amendment to IFRS 10 and IAS 28 regarding the sale of contribution of assets between an investor and its associate or joint venture. These amendments address an inconsistency between IFRS 10 and IAS 28 in the sale or contribution of assets between an investor and its associate or joint venture. A full gain or loss is recognised when a transaction involves a business. A partial gain or loss is recognised when a transaction involves assets that do not constitute a business, even if those assets are in a subsidiary. These IFRSs are effective for annual periods beginning on or after 1 January 2016.

•                  Amendment to IAS 27, ‘Separate financial statements’ regarding the equity method. The amendment allows entities to use the equity method to account for investments in subsidiaries, joint ventures and associates in their separate financial statements. This IFRS is effective for annual periods beginning on or after 1 January 2016.

•                  IFRS 15, ‘Revenue from contracts with customers’. The standard deals with revenue recognition and establishes principles for reporting useful information to users of financial statements about the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. Revenue is recognised when a customer obtains control of a good or service and thus has the ability to direct the use and obtain the benefits from the good or service. The standard replaces IAS 18 ‘Revenue’ and IAS 11 ‘Construction contracts’ and related interpretations. This IFRS is effective for annual periods beginning on or after 1 January 2016.

Adoption of new and revised International Financial Reporting Standards (IFRSs) (continued)

ii)                      New standards and interpretations not yet adopted by the Group (Continued)

•                 IFRS 9, ‘Financial instruments’. The standard addresses the classification, measurement and recognition of financial assets and financial liabilities. The complete version of IFRS 9 was issued in July 2014. It replaces the guidance in IAS 39 that relates to the classification and measurement of financial instruments. IFRS 9 retains but simplifies the mixed measurement model and establishes three primary measurement categories for financial assets: amortised cost, fair value through OCI and fair value through Profit or Loss. The basis of classification depends on the entity’s business model and the contractual cash flow characteristics of the financial asset. Investments in equity instruments are required to be measured at fair value through profit or loss with the irrevocable option at inception to present changes in fair value in OCI not recycling. There is now a new expected credit losses model that replaces the incurred loss impairment model used in IAS 39. For financial liabilities there were no changes to classification and measurement except for the recognition of changes in own credit risk in other comprehensive income, for liabilities designated at fair value through profit or loss. IFRS 9 relaxes the requirements for hedge effectiveness by replacing the bright line hedge effectiveness tests. It requires an economic relationship between the hedged item and hedging instrument and for the ‘hedged ratio’ to be the same as the one management actually use for risk management purposes. Contemporaneous documentation is still required but is different to that currently prepared under IAS 39.This IFRS is effective for annual periods beginning on or after 1 January 2018.

•                  Annual improvements 2010-2012 and 2011-2014 cycles - These are collections of 6 and 4 amendments to standards respectively as part of the IASB’s programme to annual improvements. The amendments are all effective for annual periods beginning on or after 1 July 2014 and the directors are currently assessing the impact of these improvements on their financial statements.

There are no other IFRSs or IFRIC interpretations that are not yet effective that would be expected to have a material impact on the Group.

iii)                  Early adoption of standards

The Group did not early-adopt new or amended standards in 2014.

Consolidation

The consolidated financial statements incorporate the financial statements of the Bank and its subsidiaries CRDB Microfinance Services Company Limited and CRDB Bank Burundi S.A. for the years ended 31 December 2012, 2013 and 2014. The reporting date for both subsidiaries is 31 December.

Subsidiaries

Subsidiaries are all entities (including special purpose entities) over which the Bank has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights.

The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Bank controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Bank. They are deconsolidated from the date that control ceases. The Bank uses the acquisition method of accounting to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair values of the assets transferred, the liabilities incurred and the equity interests issued by the Bank. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement.

Acquisition-related costs are expensed as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. On an acquisition-by-acquisition basis, the Bank recognises any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s net assets.

The excess of the consideration transferred over the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the fair value of the Bank’s share of the identifiable net assets acquired is recorded as goodwill. If this is less than the fair value of the net assets of the subsidiary acquired in the case of a bargain purchase, the difference is recognised directly in the statement of comprehensive income.

Inter-company transactions, balances and unrealised gains on transactions between Bank companies are eliminated. Unrealised losses are also eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Bank.

Separate financial statements

In the separate financial statements, investments in subsidiaries are accounted for at cost less impairment. Cost also includes direct attributable costs of investment. Dividend income is recognised when the right to receive payment is established.

Interest income and expense

Interest income and expense for all interest-bearing financial instruments are recognised within ‘interest income’ or ‘interest expense’ in the statement of profit or loss using the effective interest method.

The effective interest method is a method of calculating the amortised cost of a financial asset or a financial liability and of allocating the interest income or interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument or, when appropriate, a shorter period to the net carrying amount of the financial asset or financial liability. The calculation includes all fees paid or received between parties to the contract that are an integral part of the effective interest rate, transaction costs and all other premiums or discounts.

Once a financial asset or a Group of similar financial assets has been written down as a result of an impairment loss, interest income is recognised using the rate of interest that was used to discount the future cash flows for the purpose of measuring the impairment loss.

Fees and commission income

Fees and commission are generally recognised on an accrual basis when the service has been provided. Commitment fees for loans that are likely to be drawn down are deferred (together with related direct costs) and amortised over the loan tenure

Loan syndication fees are recognised as revenue when the syndication has been completed and the Bank has retained no part of the loan package for itself or has retained a part at the same effective interest rate as the other participants. Commission and fees arising from negotiating, or participating in the negotiation of, a transaction for a third party - such as the arrangement of the acquisition of shares or other securities, or the purchase or sale of businesses - are recognised on completion of the underlying transaction.

Dividend income

Dividend income is recognized in profit or loss when the right to receive payment is established.

Foreign currency translation

(i) Functional and presentation currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’). The financial statements are presented in ‘Tanzanian Shillings (TZS), which is the Group’s presentation and functional currency.

(ii) Transactions and balances

Transactions in foreign currencies during the year are converted into the Tanzanian Shillings using the exchange rates prevailing at the dates of the transaction. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in profit or loss.

(iii) Group companies

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:-

a)                  Assets and liabilities for each statement of financial position presented are translated at the closing rate at the end of the reporting period;

b)                  Income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions); and

c)                   All resulting exchange differences are recognised in other comprehensive income and accumulated in ‘translation reserve’ in equity.

Financial assets

The Bank classifies its financial assets in the following categories: financial assets at fair value through profit or loss, loans and receivables, held-to-maturity and available-for-sale financial assets. Management determines the appropriate classification of its financial assets at initial recognition.

(i) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market, other than:

(a)              those that the Bank intends to sell immediately or in the short term, which are classified as held for trading, and those that the Bank upon initial recognition designates as at fair value through profit or loss;

(b)              those that the Bank upon initial recognition designates as available for sale; or

(c)               those for which the holder may not recover substantially all of its initial investment, other than because of credit deterioration.

Loans and receivables are initially recognized at fair value - which is the cash consideration to originate or purchase the loan including any transaction costs - and measured subsequently at amortised cost using the effective interest method. Loans and receivables are reported in the balance sheet as loans and advances to other banks or customers or as investment securities. Interest on loans is included in the statement of profit or loss and is reported as ‘Interest and similar income’. In the case of impairment, the impairment loss is reported as a deduction from the carrying value of the loan and recognised in the statement of profit or loss as ‘loan impairment charges’.

(ii)        Held-to-maturity investments

Held-to-maturity investments are non-derivative financial assets with fixed or determinable payments and fixed maturities that the Bank’s management has the positive intention and ability to hold to maturity, other than:

(a)                   those that the Bank upon initial recognition designates as at fair value through profit or loss;

(b)                   those that the Bank designates as available for sale; and

(c)                    those that meet the definition of loans and receivables.

Held to maturity investments are initially recognised at fair value including direct and incremental transaction costs and measured subsequently at amortised cost, using the effective interest method.

Interest on held-to-maturity investments is included in the statement of profit or loss and reported as ‘Interest and similar income’. In the case of an impairment, the impairment loss is reported as a deduction from the carrying value of the investment and recognised in the statement of profit or loss as ‘net gains/(losses) on investment securities’. Held-to-maturity investments include corporate bonds and Government securities.

(iii)         Available for sale

Available-for-sale financial assets are financial assets that are intended to be held for an indefinite period of time, which may be sold in response to needs for liquidity or changes in interest rates, exchange rates or equity prices or that are not classified as loans and receivables, held-to-maturity investments or financial assets at fair value through profit or loss.

Available-for-sale financial assets are initially recognised at fair value, which is the cash consideration including any transaction costs, and measured subsequently at fair value with gains and losses being recognised in other comprehensive income and accumulated in a separate reserve in equity, revaluation reserve, until the financial asset is derecognised.

(iv)           Financial assets at fair value through profit or loss

This category comprises two sub-categories: financial assets classified as held for trading, and financial assets designated by the Bank as at fair value through profit or loss upon initial recognition.

A financial asset is classified as held for trading if it is acquired or incurred principally for the purpose of selling or repurchasing it in the near term or if it is part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit-taking.

Derivatives are also categorised as held for trading unless they are designated and effective as hedging instruments. All derivatives are carried as assets when fair value is positive and as liabilities when fair value is negative.

The Bank designates certain financial assets upon initial recognition as at fair value through profit or loss (fair value option). This designation cannot subsequently be changed and can only be applied when the following conditions are met:

•                       the application of the fair value option reduces or eliminates an accounting mismatch that would otherwise arise or

•                       the financial assets are part of a portfolio of financial instruments which is risk managed and reported to senior management on a fair value basis or

•                       the financial assets consist of debt host and an embedded derivatives that must be separated.

(iv)      Financial assets at fair value through profit or loss Continued)

Financial instruments included in this category are recognised initially at fair value; transaction costs are taken directly to profit or loss. Gains and losses arising from changes in fair value are included directly in profit or loss and are reported as ‘Net gains/(losses) on financial instruments classified as held for trading’. Interest income and expense and dividend income and expenses on financial assets held for trading are included in ‘Net interest income’ or ‘Dividend income’, respectively. Fair value changes relating to financial assets designated at fair value through profit or loss are recognised in ‘Net gains on financial instruments designated at fair value through profit or loss’.

Recognition of financial assets

The Bank uses trade date accounting for regular way contracts when recording financial asset transactions. Financial assets that are transferred to a third party but do not qualify for derecognition are presented in the balance sheet as ‘Assets pledged as collateral’, if the transferee has the right to sell or repledge them.

Determination of fair value

For financial instruments traded in active markets, the determination of fair values of financial assets and financial liabilities is based on quoted market prices or dealer price quotations. This includes listed equity securities and quoted debt instruments.

A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, industry Group, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis. If the above criteria are not met, the market is regarded as being inactive. Indicators that a market is inactive are when there is a wide bid-offer spread or significant increase in the bid-offer spread or there are few recent transactions.

For all other financial instruments, fair value is determined using valuation techniques. In these techniques, fair values are estimated from observable data in respect of similar financial instruments, using models to estimate the present value of expected future cash flows or other valuation techniques, using inputs (for example, LIBOR yield curve, FX rates, volatilities and counterparty spreads) existing at the balance sheet date.

In cases when the fair value of unlisted equity instruments cannot be determined reliably, the instruments are carried at cost less impairment. The fair value for loans and advances as well as liabilities to banks and customers are determined using a present value model on the basis of contractually agreed cash flows, taking into account credit quality, liquidity and costs.

The fair values of contingent liabilities and irrevocable loan commitments correspond to their carrying amounts.

Financial liabilities

Financial liabilities are initially recognised at fair value and subsequently measured at amortised cost. Financial liabilities are derecognised when extinguished. Such financial liabilities include deposits from banks or customers and other liabilities.

Derivative financial instruments

Derivatives, which comprise solely forward foreign exchange contracts, are initially recognised at fair value on the date the derivative contract is entered into and are subsequently re-measured at their fair value. The derivatives do not qualify for hedge accounting. Changes in the fair value of derivatives are recognised immediately in profit or loss. These derivatives are trading derivatives and are classified as a current asset or liability.

Derecognition of financial assets and liabilities

Financial assets are derecognised when the contractual rights to receive the cash flows from these assets have ceased to exist or the assets have been transferred and substantially all the risks and rewards of ownership of the assets are also transferred (that is, if substantially all the risks and rewards have been transferred, the Bank tests control to ensure that continuing involvement on the basis of any retained powers of control does not prevent derecognition).

Financial liabilities are derecognised when they have been redeemed or otherwise extinguished.

Classes of financial instruments

The Bank classifies the financial instruments into classes that reflect the nature of information and take into account the characteristics of those financial instruments. The classification made can be seen in the table below:

Category
(as defined by IAS 39)		Class (as determined by the Bank)		Subclasses
Loans and advances to banks
Financial assets	Loans and receivables			Personal loans
		Loans and advances to customers	Loans to individuals (retail)	SMEs
MFIs
Mortgages
			Loans to corporate entities	Corporate
Customers
Others
	Held-to-maturity Investments	Investment securities - debt securities		Unlisted

	Available-for-sale financial assets	Investment securities - debt securities		Unlisted

		Investment securities -		Unlisted
equity securities

Financial liabilities	Financial liabilities at amortised cost	Deposits from banks
		Deposits from customers	Retail customers

Corporate customers

Off-balance sheet financial Instruments	Loan commitments
Guarantees, acceptances and other financial facilities.

Impairment of financial assets

(i)            Assets carried at amortised cost

The Bank assesses at each balance sheet date whether there is objective evidence that a financial asset or a Group of financial assets is impaired. A financial asset or a Group of financial assets is impaired and impairment losses are incurred if, and only if, there is objective evidence of impairment as a result of one or more events that occurred after initial recognition of the asset (a “loss event”) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or Group of financial assets that can be reliably estimated. The criteria that the Bank uses to determine that there is objective evidence of an impairment loss include:

Impairment of financial assets (continued)

(ii)                  Assets carried at amortised cost (continued)

•                  Significant financial difficult of the issuer or obligor;

•                  A breach of contract, such as a default or delinquency in interest or principal payment;

•                  Cash flow difficulties experienced by the borrower;

•                  Breach of loan covenants or conditions;

•                  Initiation of bankruptcy proceedings;

•                  Deterioration of the borrower’s competitive position; and

•                  Deterioration in the value of collateral.

The estimated period between a loss occurring and its identification is determined by management for each identified portfolio. In general, the periods used vary between three months and twelve months; in exceptional cases, longer periods are warranted.

The Bank first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant, and individually or collectively for financial assets that are not individually significant. If the Bank determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a Group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which impairment loss is or continues to be recognised are not included in a collective assessment of impairment.

The amount of the loss is measured as the difference between the assets carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate. The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognised in profit or loss.

When a loan is uncollectible, it is written off against the related provision for loan impairment. Such loans are written off after all the necessary procedures have been completed and the amount of the loss has been determined.

If, in subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised (such as an improvement in the debtor’s credit rating), the previously recognised impairment loss is revised by adjusting the allowance account. The amount of the reversal is recognised in profit or loss in impairment charge for credit losses.

(ii)        Assets classified as available-for-sale

The Bank assesses at each balance sheet date whether there is objective evidence that a financial asset or a group of financial assets is impaired. In the case of equity investments classified as available for sale, a significant or prolonged decline in the fair value of the security below its cost is objective evidence of impairment resulting in the recognition of an impairment loss. If any such evidence exists for available-for-sale financial assets, the cumulative loss - measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that financial asset previously recognised in profit or loss — is removed from equity and recognised in profit or loss account. Impairment losses recognised in profit or loss on equity instruments are not reversed through profit or loss. If, in a subsequent period, the fair value of a debt instrument classified as available for sale increases and the increase can be objectively related to an event occurring after the impairment loss was recognised in profit or loss, the impairment loss is reversed through the statement of profit or loss account.

Impairment of non-financial assets

Assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use.

For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). The impairment test also can be performed on a single asset when the fair value less cost to sell or the value in use can be determined reliably. Non-financial assets that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

Offsetting financial instruments

Financial assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable right to set off the recognised amounts and there is an intention to settle on a net basis, or realise the asset and settle the liability simultaneously.

Income tax

Income tax expense is the aggregate of the charge to the profit on loss in respect of current income tax and deferred income tax. Current income tax is the amount of income tax payable on the taxable profit for the period determined in accordance with the Tanzanian Income Tax Act.

Deferred income tax is provided in full, using the liability method, for all temporary differences arising between the tax bases of assets and liabilities and their carrying values for financial reporting purposes. However, if the deferred income tax arises from the initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit/loss, it is not accounted for. Deferred income tax is determined using tax rates and laws that have been enacted or substantively enacted at the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred income tax assets are recognised only to the extent that it is probable that future taxable profits will be available against which temporary differences can be utilised.

Provisions

Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

Property and equipment

Upon initial recognition motor vehicles are recorded at cost which includes expenditure that is directly attributable to the acquisition of the items. Subsequently motor vehicles are stated in the statement of financial position at revalued amounts, being the fair value at the date or revaluation, less any subsequent accumulated depreciation and subsequent accumulated impairment losses. The valuation is determined by independent valuers with reference to the market value of the motor vehicles. Valuations are performed with sufficient regularity to ensure that the fair value of a revalued asset does not differ materially from its carrying amount. Any accumulated depreciation at the date of revaluation is eliminated against the gross carrying amount of the asset and the net amount is restated to the revalued amount of the asset.

Any revaluation increase arising on the revaluation of such motor vehicles is recognized in other comprehensive income and cumulated in revaluation reserve in equity except to the extent that it reverses a revaluation decrease for the same asset previously recognized in profit or loss, in which case the increase is credited to profit or loss to the extent of the decrease previously expensed. A decrease in the carrying amount arising on the revaluation of such motor vehicles is recognized in profit or loss to the extent that it exceeds the balance, if any, held in revaluation reserve relating to a previous revaluation of that asset. Each year the difference between depreciation based on the revalued carrying amount of the asset (the depreciation charged to profit or loss) and depreciation based on the asset’s original cost is transferred from ‘revaluation surplus’ to retained earnings.

Land and buildings comprise mainly branches and offices. All property and equipment except motor vehicles are stated at historical cost less depreciation. Historical cost includes expenditure that is directly attributable to the acquisition of the items. Subsequent costs are included in the asset’s carrying amount or are recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably.

All other repairs and maintenance are charged to profit or loss during the financial period in which they are incurred. Depreciation of other assets is calculated using the straight-line method to allocate their cost to their residual values over their estimated useful lives, as follows:

Bank buildings	40 years
Computer equipment	5 years
Motor vehicles	7 years
Office equipment	5 years
Furniture and fittings	5 years
Smart card equipment	8 years
Mobile branch	7 years
Security equipment	5 years
Leasehold improvement	5 years

The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets. However, when there is no reasonable certainty that ownership will be obtained by the end of the lease term, assets are depreciated over the shorter of the lease term and their useful lives.

An item of property and equipment is derecognised upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in profit or loss.

When revalued assets are sold, the amounts included in revaluation surplus relating to those assets are transferred to retained earnings.

Intangible assets

Acquired computer software licences are capitalised on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortised over their estimated useful lives (ten years for the core banking system, and three to five years for other systems).

Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks, other short term highly liquid investments with original maturities of three months or less, including: cash and non-restricted balances with Bank of Tanzania, Investment securities and amounts due from other banks. Cash and cash equivalents excludes the cash reserve requirement held with Central Banks.

Employee benefits

(i)                      Retirement benefit obligations

The Group’s contributions in respect of retirement benefit costs are charged to profit or loss in the year to which they relate. The Group makes contributions to various Social Security Pension Funds, which are statutory defined contribution pension schemes. The Group’s obligations under the schemes are limited to specific contributions legislated from time to time, for Burundi the contribution is 10% (6% by employer and 4% by employee) while for Tanzania statutory contribution is 10% for employer and 10% employee.

A defined contribution plan is a pension plan under which the Group pays fixed contributions into a separate entity. The Group has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods.

(ii)                  Other entitlements

Contract staffs are entitled to gratuity payment at the completion of the contract. Provision is made for gratuity in line with the contracts.

Entitlements to annual leave are recognized when they accrue to employees. Provision is made for the estimated liability in respect of annual leave accrued at the end of the reporting period end.

The estimated monetary liability for employees’ accrued annual leave entitlement at the balance sheet date is recognised as an expense accrual.

Share capital

Ordinary shares are classified as ‘share capital’ in equity. Any premium received over and above the par value of the shares is classified as ‘share premium’ in equity. Incremental costs directly attributable to the issue of new shares or options or to the acquisition of a business are shown in equity as a deduction, net of tax, from the proceeds.

Dividend distribution

Dividends are charged to equity in the period in which they are declared. Proposed dividends are not accrued until ratified at the Annual General Meeting. Payment of dividends is subjected to withholding tax at the enacted rate of 5%.

Earnings per share

The Group presents basic and diluted earnings per share (EPS) in the consolidated financial statements. Basic EPS is calculated by dividing the profit or loss attributable to ordinary Shareholders of the Bank by the weighted average number of ordinary shares outstanding during the year. Diluted EPS is determined by adjusting the profit or loss attributable to ordinary Shareholders and the weighted average number of ordinary shares outstanding for the effects of all dilutive potential ordinary shares.

Grants

Grants related to assets are treated as deferred income and released to the profit or loss over the expected useful lives of the assets concerned. Grants towards improvement of Group’s processes are recognized to profit or loss over the periods necessary to match them with the related costs.

Leases

Leases in which a significant portion of the risks and rewards of ownership are retained by another party, the lessor, are classified as operating leases. Payments, including pre-payments, made under operating leases (net of any incentives received from the lessor) are charged to profit or loss on a straight-line basis over the period of the lease.

The leases entered into by the Bank are operating leases. The total payments made under operating leases are charged to other operating expenses in the statement of profit or loss on a straight-line basis over the period of the lease. When an operating lease is terminated before the lease period has expired, any payment required to be made to the lessor by way of penalty is recognised as an expense in the period in which termination takes place.

Contingencies and commitments

Transactions are classified as contingencies where the bank’s obligations depend on uncertain future events. Items are classified as commitments where the Bank commits itself to future transactions if the items will result in the acquisition of assets. Financial guarantees

Financial guarantees are initially recognised in the financial statements at fair value on the date the guarantee was given. The fair value of a financial guarantee at the time of signature is zero because all guarantees are agreed on arm’s length terms and the value of the premium agreed corresponds to the value of the guarantee obligation.

Acceptances and letters of credit

Acceptances and letters of credit are accounted for as off balance sheet transactions and disclosed as contingent liabilities.

Borrowing costs

Borrowing costs which are directly attributable to the acquisition of the loan acquired by the Group are being capitalized to form part of the asset acquired by the respective loan.

Comparatives

Except when a standard or an interpretation permits or requires otherwise, all amounts are reported or disclosed with comparative information.

Where necessary, comparative figures have been adjusted to conform to changes in presentation in the current year.

CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Critical accounting estimates and assumptions

The Bank makes estimates and assumptions that affect the reported amounts of assets and liabilities within the next period. All estimates and assumptions required are in conformity with IFRS are best estimates undertaken in accordance with the relevant standard.

a)         Fair value of financial instruments

The fair value of financial instruments where no active market exists or where quoted prices are not otherwise available are determined by using valuation techniques. In these cases, the fair values are estimated from observable data in respect of similar financial instruments or using models. Where market observable inputs are not available, they are estimated based on appropriate assumptions. Where valuation techniques (for example, models) are used to determine fair values, they are validated and periodically reviewed by qualified personnel independent of those that sourced them.

All models are certified before they are used, and models are calibrated to ensure that outputs reflect actual data and comparative market prices. To the extent practical, models use only observable data; however, areas such as credit risk (both own credit risk and counterparty risk), volatilities and correlations require management to make estimates.

(b) Held to maturity investments

The Bank follows the guidance of IAS 39 on classifying non-derivative financial assets with fixed or determinable payments and fixed maturity as held-to-maturity. This classification requires significant judgement. In making this judgement, the Bank evaluates its intention and ability to hold such investments to maturity.

If the Bank fails to keep these investments to maturity other than for the specific circumstances - for example, selling an insignificant amount close to maturity — it will be required to reclassify the entire class as available-for-sale. The investments would therefore be measured at fair value not amortised cost.

If all held to maturity investments were to be so reclassified, the carrying value would decrease by TZS 34 billion (2013:23 billion and 2012: 148 million), with a corresponding entry in the fair value reserve in Shareholders’ equity.

Critical judgements in applying the Group’s accounting policies

•                  Impairment losses on loans and advances

The Group reviews its loan portfolios to assess impairment regularly. Loans and advances that are past due more than 90 days are assessed individually for impairment. The remaining loans and advances are collectively assessed for impairment. In determining whether an impairment loss should be recorded in the profit or loss, the Group makes judgments as to whether there is any observable data indicating that there is a measurable decrease in the estimated future cash flows from a portfolio of loans, before a decrease can be identified with that portfolio. This evidence may include observable data indicating that there has been an adverse change in the payment status of borrowers in a Group, or national or local economic conditions that correlate with defaults on assets in the Group. Management uses estimates based on historical loss experience for assets with credit risk characteristics and objective evidence of impairment similar to those in the portfolio when scheduling its future cash flows.

b)             Impairment of available-for-sale equity investments

The Bank determines that available-for-sale equity investments are impaired when there has been a significant or prolonged decline in the fair value below its cost. This determination of what is significant or prolonged requires judgement. In making this judgement, the Bank evaluates among other factors, the volatility in share price. In addition, objective evidence of impairment may be deterioration in the financial health of the investee, industry and sector performance, changes in technology, and operational and financing cash flows.

c)              Provisions for legal liabilities

The Group has provided for the liabilities arising out of contractual obligations. The closing balance of provisions on litigations amounted to TZS 1,084 million (2013: TZS 667 million, 2012:1,227 million). Professional expert advice is taken on establishing litigation provisions. Provisions for legal proceedings and regulatory matters typically require a higher degree of judgements than other types of provisions. When cases are at an early stage, accounting judgements can be difficult because of the high degree of uncertainty associated with determining whether a present obligation exists as a result of a past event, estimating the probability of outflows and making estimates of the amount of any outflows that may arise. As matters progress through various stages of the cases, Management together with legal advisers evaluate on an ongoing basis whether provisions should be recognized, and the estimated amounts of any such provisions, revising previous judgements and estimates as appropriate.

d)             Deferred tax assets

The recognition of a deferred tax asset relies on an assessment of the probability and sufficiency of future taxable profits, future reversals of existing taxable temporary differences and ongoing tax planning and strategies. The deferred tax asset recognized on the Group’s statement of financial position in year 2014 amounted to TZS 3,290 million (2013: TZS 4,014 million 2012: 3,815 million).

The judgments take into consideration the effect of both positive and negative evidence, including historical financial performance, projections of future taxable income, and future reversals of existing taxable temporary differences.

e)              Property, equipment and intangible assets

Critical estimates are made by the directors in determining the useful lives of property, equipment and intangible assets as well as their residual values.

The Group reviews the estimated useful lives of property, equipment and useful lives at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount .Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognised within `Other (losses)/gains - net’ in profit or loss. When revalued assets are sold, the amounts included in other reserves are transferred to retained earnings.

The directors determined that the useful lives of certain assets as follows:

Asset category	Useful life 2014	Useful life 2013	Useful life 2012

Building	40 years	40 years	40 years
Motor vehicles	7 years	7 years	7 years
Intangible asset	5 years	5 years	5 years
Core banking software	10 years	10 years	10 years
Equipment	5 - 8 years	5 - 8 years	5 - 8 years

E.   CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

		2014	2013	2012
		TZS’	TZS’	TZS’
	Notes	Million	Million	Million

Interest and similar income	1	371,699	304,878	261,741
Interest expense	2	(95,512)	(69,277)	(55,465)

Net interest income		276,187	235,601	206,276

Loan impairment charges	17	(36,886)	(31,519)	(26,403)

Net interest income after loan impairment charges		239,301	204,082	179,873

Fee and commission income	3	121,498	92,759	75,171
Fee and commission expense	4	(2,894)	(644)	(566)

Net fee and commission income		118,604	92,115	74,605

Net foreign exchange income	5	29,334	28,528	22,782
Other operating income	6	262	696	1,082
Other operating expenses	7	(106,445)	(89,675)	(76,163)
Depreciation and amortization	8	(27,863)	(22,263)	(18,426)
Employee benefit expenses	9	(120,949)	(91,462)	(76,051)
		(225,661)	(174,176)	(146,776)

Profit before income tax		132,244	122,021	107,702

Income tax expense	10(a)	(36,599)	(37,643)	(27,159)

Profit for the year		95,645	84,378	80,543

Profit for the year attributable to owners of the parent		95,645	84,378	80,543

E.   CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME (CONTINUED)

		2014	2013	2012
		TZS’	TZS’	TZS’
	Notes	Million	Million	Million

Profit for the year attributable to owners of the parent		95,645	84,378	80,543

Other comprehensive income:

Items that will not be reclassified subsequently to profit or loss:

Revaluation gain on motor vehicles	21	—	—	3,983
Deferred tax on revaluation gain	24	—	—	(1,195)

		—	—	2,788
Items that may be subsequently reclassified to profit or loss:

Exchange differences on translating foreign operations	32	1,340	(1,139)	(1,152)
Revaluation gain on available-for-sale
Government securities	32	(880)	(162)	79
Other comprehensive income for the year net of tax		460	(1,301)	(1,073)

Total comprehensive income for the year		96,105	83,077	82,258

Earnings per share

Basic and diluted	11	43.93	38.76	37.00

F.    CONSOLIDATED STATEMENT OF FINANCIAL POSITION AS AT 31 DECEMBER

		2014	2013	2012
		TZS’	TZS’	TZS’
	Notes	Million	Million	Million
ASSETS
Cash and balances with Central Banks	13	549,570	506,222	472,641
Government securities	14	594,585	569,146	527,618
Loans and advances to banks	15	294,626	317,923	137,082
Loans and advances to customers	16	2,545,296	1,993,106	1,806,865
Equity investments	18	2,280	2,280	1,200
Other assets	19	62,485	44,271	26,082
Current income tax recoverable	10(c)	19,375	6,543	2,973
Property and equipment	21	115,126	97,809	77,757
Prepaid operating lease	22	6,029	515	3,562
Intangible assets	23	17,230	16,839	15,221
Deferred income tax asset	24	3,495	4,014	3,815

TOTAL ASSETS		4,210,097	3,558,668	3,074,816

LIABILITIES
Deposits from customers	25	3,390,921	3,024,429	2,583,964
Deposits from banks	26	94,594	53,940	135,580
Other liabilities	27	95,739	46,142	29,280
Provisions	28	1,084	667	1,227
Grants	29	15,437	7,784	7,333
Short term borrowings	30.1	43,249	39,689	—
Subordinated debts	30.2	31,333	10,267	—
Long term borrowings	30.3	96,589	—	—

TOTAL LIABILITIES		3,768,946	3,182,918	2,757,384

EQUITY
Share capital	31	54,413	54,413	54,413
Share premium	32	18,765	18,765	18,765
Retained earnings	32	346,614	298,753	239,566
General banking risk reserve	32	19,633	2,007	2,456
Translation reserve	32	201	(1,139)	(1,152)
Revaluation reserve	32	1,525	2,951	3,384

TOTAL EQUITY		441,151	375,750	317,432

TOTAL LIABILITIES AND EQUITY		4,210,097	3,558,668	3,074,816

G.  STATEMENTS OF CHANGES IN EQUITY

					General
		Share	Share	Retained	banking	Revaluation	Translation
		capital	premium	earnings	risk reserve	reserve	reserve	Total
		TZS’	TZS’	TZS’	TZS’	TZS’	TZS’	TZS’
Year ended 31 December 2014	Notes	Million	Million	Million	Million	Million	Million	Million

At 1 January 2014		54,413	18,765	298,753	2,007	2,951	(1,139)	375,750

Profit for the year		—	—	95,645	—	—	—	95,645
Loss on available-for-sale Government securities fair valuation	32	—	—	—	—	(880)	—	(880)
Translation reserve	32	—	—	—	—	—	1,340	1,340

Total comprehensive income		—	—	95,645	—	(880)	1,340	96,105

Transfer of excess depreciation		—	—	546	—	(546)	—	—

Transfer from general banking risk reserve		—	—	(17,626)	17,626	—	—	—
								—
Transactions with Shareholders
Dividends paid		—	—	(30,471)	—	—	—	(30,471)
Burundi adjustment		—	—	(233)	—	—	—	(233)

At 31 December 2014		54,413	18,765	346,614	19,633	1,525	201	441,151

G.            STATEMENTS OF CHANGES IN EQUITY (CONTINUED)

					General
		Share	Share	Retained	banking risk	Revaluation	Translation
		capital	premium	earnings	reserve	reserve	reserve	Total
		TZS’	TZS’	TZS’	TZS’	TZS’	TZS’	TZS’
Year ended 31 December 2013	Notes	Million	Million	Million	Million	Million	Million	Million

At 1 January 2013		54,413	18,765	239,566	2,456	3,384	(1,152)	317,432

Comprehensive income
Profit for the year		—	—	84,378	—	—		84,378
Revaluation surplus on motor vehicles		—	—	—	—	—	—	—
Gain on available-for-sale Government securities fair valuation	32	—	—	—	—	(162)	—	(162)
Translation reserve	32	—	—	(13)	—		13	—
Transfer of excess depreciation		—	—	491	—	(491)	—	—
Deferred tax on excess depreciation		—	—	—	—	220	—	220

Total comprehensive income		—	—	84,856	—	(433)	13	83,077

Transfer from general banking risk reserve		—	—	449	(449)	—	—	—

Transactions with Shareholders
Dividends paid		—	—	(26,118)	—	—	—	(26,118)

At 31 December 2013		54,413	18,765	298,753	2,007	2,951	(1,139)	375,750

G.            STATEMENTS OF CHANGES IN EQUITY (CONTINUED)

					General
		Share	Share	Retained	banking	Revaluation	Translation
		capital	premium	earnings	risk reserve	reserve	reserve	Total
		TZS’	TZS	TZS’	TZS’	TZS’	TZS’	TZS’
Year ended 31 December 2012	Notes	Million	Million	Million	Million	Million	Million	Million

At 1 January 2012		54,413	18,765	179,776	1,154	656	—	254,764

Comprehensive income
Profit for the year		—	—	80,543	—	—	—	80,543
Revaluation surplus on motor vehicles		—	—	—	—	2,788	—	2,788
Gain on available-for-sale Government securities fair valuation	32	—	—	—	—	79	—	79
Translation reserve	32	—	—	—	—	—	(1,152)	(1,152)
Transfer of excess depreciation		—	—	210	—	(210)	—	—
Deferred tax on excess depreciation		—	—	(71)	—	71	—	—

Total comprehensive income		54,413	18,765	260,458	1,154	3,384	—	337,022

Transfer from general banking risk reserve		—	—	(1,302)	1,302	—	—	—

Transactions with Shareholders
Dividend paid		—	—	(19,590)	—	—	—	(19,590)

At 31 December 2012		54,413	18,765	239,566	2,456	3,384	(1,152)	317,432

H.          CONSOLIDATED STATEMENT OF CASH FLOWS

		2014	2013	2012
		TZS’	TZS’	TZS’
	Notes	Million	Million	Million
Cash flow from operating activities
Profit before income tax		132,244	122,021	107,702
Adjustment for:
Depreciation of property and equipment	21	23,585	18,516	15,710
Amortization of intangible assets	23	4,225	3,735	2,713
Amortization of prepaid operating leases	22	53	6	43
Loss on disposal of property and equipment		91	29	(42)
Loan impairment charges	17	36,886	31,519	26,403
Net interest income		(276,187)	(235,601)	(206,276)
Net fee and commission income		(118,604)	(92,115)	(74,605)

		(197,738)	(151,890)	(128,352)
Changes in operating assets and liabilities:
Statutory minimum reserve		11,241	(42,054)	(3,680)
Investment securities		(26,088)	(47,733)	(113,110)
Loans and advances to banks		(19,038)	(1,122)	(140)
Loans and advances to customers		(599,713)	(205,552)	(404,031)
Other assets		(22,270)	(24,090)	(10,160)
Deposits from banks		40,653	(81,640)	132,679
Deposits from customers		362,310	433,494	175,463
Other liabilities		48,100	15,591	(6,038)
Grants		7,653	451	6,912
Change in defined liability gain		—	—	(8,137)
Interest received		382,496	295,956	261,741
Interest paid		(88,298)	(62,306)	(55,465)
Fee and commission income	3	121,498	92,759	75,171
Fee and commission expense	4	(2,894)	(644)	(566)
Income tax paid		(44,658)	(47,671)	(24,228)
Tax refund		—	6,693	—
Net cash (used in)/from operating activities		(26,746)	180,242	(101,941)

Cash flows from investing activities
Other investments		—	(1,080)	—
Purchase of property and equipment	20	(38,834)	(35,178)	(28,119)
Purchase of equipment financed by Grants		(2,640)	—	—
Acquisition of leasehold land	22	(5,567)	(498)	(165)
Purchase of intangible assets	23	(4,515)	(5,339)	(3,872)
Proceeds from disposal of property and equipment		900	136	315

Net cash used in investing activities		(50,656)	(41,959)	(31,841)

H.            CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

		2014	2013	2012
		TZS’	TZS’	TZS’
	Notes	Million	Million	Million
Cash flows from financing activities
Dividends paid		(29,048)	(24,848)	(19,148)
Repayment of borrowings	30.2	—	—	(1,920)
Proceeds from borrowings		119,407	49,956	—

Net cash from/(used in) financing activities		90,359	25,108	(21,068)

Cash and cash equivalents at 1 January		475,697	312,196	467,192
Net cash (used in)/from operating activities		(26,746)	180,242	(101,941)
Net cash used in investing activities		(50,656)	(41,959)	(31,841)
Net cash from financing activities		90,358	25,108	(21,068)
Effect of exchange rate change on cash and cash equivalent		(1,288)	110	(146)

Cash and cash equivalents at 31 December	33	487,365	475,697	312,196

I.                NOTES TO THE FINANCIAL STATEMENTS

1.              INTEREST AND SIMILAR INCOME

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million
Loans and advances to customers
- Term loans	210,018	157,548	130,124
- Overdrafts	74,724	69,771	62,292
Nostro accounts	233	89	109
Placements and balances with other banks	4,166	3,514	1,696
Discount earned and interest on Government securities
- Treasury bills	39,332	35,537	34,175
- Treasury bonds	43,226	38,419	33,334
Private bonds - held-to-maturity	—	—	11

	371,699	304,878	261,741

2.              INTEREST EXPENSE

Deposits from customers
- current accounts	8,519	3,036	2,036
- savings accounts	19,907	15,592	9,551
- fixed deposits	59,629	47,464	43,663
Inter-bank borrowing	6,124	2,918	119
Subordinated debt	1,333	267	96

	95,512	69,277	55,465

3.              FEE AND COMMISSION INCOME

Service charge on customer accounts	31,144	22,536	20,064
Loan application fees	21,253	16,702	12,075
ATM withdrawal charges	9,754	7,610	7,122
VISA and master card fees	3,377	3,214	3,395
Commission on letters of credit	8,606	5,216	4,903
Fee on issue of bank cards	7,059	4,771	4,814
Fee on local transfers and drafts	5,197	4,681	2,999
Point of sale fees	3,098	2,621	2,394
Fee on international telegraphic transfers	2,784	2,568	2,297
Commission on guarantees and indemnities	1,807	2,557	2,127
Commission on mobile phone services	9,174	4,560	2,625
Salary processing fees	5,552	4,074	3,258
Bills discounted	422	1,384	715
Penalties *	1,468	1,570	1,542
Other fees and commissions	10,803	8,695	4,841

	121,498	92,759	75,171

*Penalties are charged on customer accounts that are below the minimum required balance, significant cash withdrawal without prior notice and closing Bank accounts less than one year old.

I.                NOTES TO THE FINANCIAL STATEMENTS

4.              FEE AND COMMISSION EXPENSE

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Loan comm./Government borrowers	795	81	68
Commission paid Agency banking	675	—	—
Bank loan processing commission	257	—	—
Commission paid Nostro transactions	1,167	563	498

	2,894	644	566

5.               NET FOREIGN EXCHANGE INCOME

Exchange gain on trading	27,603	23,665	16,067
Exchange gain on revaluation	1,731	4,863	6,715

	29,334	28,528	22,782

6.               OTHER OPERATING INCOME

Rental income	110	86	136
FSDT grant income	21	547	882
FSDT Assets grant income	180	22	22
UNCDF grant income	42	70	—
(Loss)/gain on disposal of property and equipment	(91)	(29)	42

	262	696	1,082

7.               OTHER OPERATING EXPENSES

Directors’ fees	710	506	397
Auditors’ fees	408	359	296
Provision for impairment of other assets	1,678	2,199	3,264
Hired services costs	11,076	10,647	8,932
Insurance costs	8,017	6,951	6,281
Marketing costs	8,529	7,358	5,872
Travelling expenses	8,903	8,027	5,991
Rent	8,812	7,283	5,878
Training	4,706	4,941	4,092
Information system maintenance and software	6,335	6,568	5,770
Printing and stationery expenses	3,697	3,601	3,259
Telephone, postage and communication costs	6,504	5,876	5,411
Legal fees	1,670	1,336	2,321
Tembo card and Visa card expenses	7,664	5,969	4,412
Motor vehicles maintenances and running costs	5,118	5,258	3,846
Electricity	3,098	2,030	1,577
Board meetings expenses	1,690	1,371	1,367
Shareholders meeting expense	1,671	1,028	819
Excise duty on Bank fees and commissions	6,013	—	—
Other expenses	10,146	8,367	6,378

	106,445	89,675	76,163

I.                NOTES TO THE FINANCIAL STATEMENTS

8.               DEPRECIATION AND AMORTISATION

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million
Depreciation of property and equipment (note 21)	23,585	18,516	15,670
Amortisation of intangible assets (note 22)	4,225	3,741	2,713
Amortisation of Prepaid lease (n0te 23)	53	6	43

	27,863	22,263	18,426

9.               EMPLOYEE BENEFIT EXPENSES

Salaries and wages	80,527	59,804	45,837
Bonus	6,058	5,751	2,872
Social security contributions	9,562	7,479	5,846
Gratuity - post retirement cost	6,846	4,740	4,014
Defined benefit scheme		—	6,159
Leave allowance	3,643	3,108	3,130
Medical expenses	2,634	2,037	1,670
Other staff costs	11,679	8,543	6,523

	120,949	91,462	76,051

10.        TAXATION

(a)         Income tax expense

Current income tax - current year	36,319	37,574	31,742
Current income tax - prior years	(170)	1	679
Deferred tax - current year	(201)	354	161
Deferred tax - prior years	651	(286)	(5,423)

	36,599	37,643	27,159

(b)         The tax on the Group profit before income tax differs from the theoretical amount that would arise using the statutory income tax rate as follows:

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Profit before income tax	132,244	122,021	107,702
Tax calculated at the statutory income tax rate at 30%	39,673	36,607	32,311
Tax effect of:
Changes in tax rate for the Bank	—	—	(984)
Non-taxable income	—	—	(129)
Depreciation on non-qualifying assets	251	47	267
Expenses not deductible for tax purposes	190	105	1,081
Tax credits for expenses not charged to profits or loss	(5,247)	(274)	(738)
Under provisions of current tax in previous years	(170)	1	679
Under/(Over) provision of deferred tax in previous years	651	(286)	(5,423)
Deferred tax of subsidiary not recognized	1,217	1,030	—
Other	34	413	95
Income tax expense	36,599	37,643	27,159

Effective tax rate	27.68%	30.85%	25.22%

I.                NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

10.       TAXATION ( CONTINUED)

(c)          Income tax recoverable

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

At 1 January	6,543	2,973	5,220
Payments made during the year	48,981	41,145	32,421
Charge to profit or loss	(36,149)	(37,575)	(24,228)

	19,375	6,543	2,973

11.       EARNINGS PER SHARE

Earnings per share are calculated by dividing the profit attributed to the Shareholders of the Group by the weighted average number of ordinary shares outstanding as at close of the year.

	2014	2013	2012

Profit for the year (TZS’ Million)	95,645	84,378	80,543
Weighted average number of shares (‘Million)	2,177	2,177	2,177
Basic and diluted earnings per share (TZS)	43.93	38.76	37.00

There were no potentially dilutive ordinary shares outstanding as at 31 December 2014 (2013 and 2012: Nil) Diluted earnings per share are the same as basic earnings per share.

12.         DISTRIBUTION MADE AND PROPOSED

Amount in TZS Million	2014	2013	2012
Cash dividends on ordinary shares declared and paid:
Dividend paid 2014 TZS 14 per share, 2013 TZS.14 per share, (2012:TZS 12 per share)	30,471	26,118	19,598

Proposed dividends on ordinary shares:
Cash dividend for 2014:TZS 15 per share (2013:TZS 14 per share 2012: TZS 12 per share)	32,648	30,471	26,118

Non-cash distribution

There was no non-cash distribution during the year (2013 2012:NIL)

The Directors propose payment of a dividend of TZS 15 per share, amounting to TZS 32.7 billion out of 2014 profit to be ratified at the Annual General Meeting to be held in May 2015. In 2014, dividend of TZS 14 per share, amounting to TZS 30.5 billion was approved by Shareholders and paid.

Proposed dividend on ordinary shares are subject to approval at the annual general meeting and are not recognised as a liability as at 31 December.

I.                NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

13.       CASH AND BALANCES WITH CENTRAL BANKS

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Cash in hand	163,333	129,200	120,157
Clearing accounts with Central Banks	53,244	32,788	50,304
Statutory Minimum Reserves (SMR)*	332,993	344,234	302,180

	549,570	506,222	472,641

In accordance with Section 44 of the Bank of Tanzania Act, 2006 and Sections 4 and 71 of the Banking and Financial Institutions Act, 2006; the Bank is required to maintain Statutory Minimum Reserves (SMR) on its total deposit liabilities and funds borrowed from the general public. The SMR deposit should be at least 8% of customers’ total deposits and borrowings from the general public and 40% of government’s deposits.

*            The SMR deposit is not available to finance the Bank’s day-to-day operations and is therefore excluded from cash and cash equivalents for the purpose of the statement of cash flows

Cash in hand and balances with Central Banks are non-interest bearing assets. All amounts are current.

14.        GOVERNMENT SECURITIES

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million
Held to maturity
Treasury bills	295,260	262,937	204,927
Treasury bonds	233,549	265,280	286,916
Government bonds	11,684	11,684	23,484

	540,493	539,901	515,327
Available for sale
Treasury Bonds	54,092	29,245	12,291

	594,585	569,146	527,618

Treasury bills and bonds are debt securities issued by the Government. As at 31 December 2014, treasury bonds amounting to TZS 140,848 million had been pledged as collateral for various short term borrowings from other banks.

I.                NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

14.        GOVERNMENT SECURITIES (CONTINUED)

The maturity analysis of Government securities is as follows:

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million
Maturing within 3 months from date of acquisition
Treasury bills	—	586	7,980

Maturing after 3 months from date of acquisition
Treasury bills	295,260	265,214	196,947
Treasury bonds	287,641	291,662	299,207
Government bonds	11,684	11,684	23,484

	594,585	568,560	519,638

	594,585	569,146	527,618

There were no Government securities maturing within 3 months from date of acquisition for the Group and none for the Bank, which form part of cash and cash equivalents for the purpose of statement of cash flows (Note 33).

15.       LOANS AND ADVANCES TO BANKS

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Cheques and items for clearing	11,274	44,589	19,325
Nostro accounts balances	182,882	187,886	87,489
Placements with other banks	100,470	85,448	30,268

	294,626	317,923	137,082

Maturity analysis

Redeemable on demand
- Cheques and items for clearing	11,274	44,589	19,325
- Nostro accounts balances	182,882	187,886	87,489

Placements with other banks
- Maturing within 3 months	76,632	80,648	26,941
- Maturing after 3 months but within 6 months	—	4,800	3,327
- Maturity after 6 months	23,838	—	—

	294,626	317,923	137,082

The maturity analysis is based on the remaining periods to contractual maturity from year end.

The effective interest rates on loans and advances to banks was 3.85% (2013: 1.1%, 2012: 1.3%

I.                NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

16.            LOANS AND ADVANCES TO CUSTOMERS

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Term loans	1,769,916	1,377,060	1,106,215
Overdrafts	712,963	526,180	633,064
Staff loans	93,924	66,645	49,969
Interest receivable	48,053	58,505	50,092
Gross loans and advances to customers	2,624,856	2,028,390	1,839,340
Less:
Provision for impairment	(79,560)	(35,284)	(32,475)
Net loans and advances to customers	2,545,296	1,993,106	1,806,865

Maturity analysis

The maturity analysis is based on the remaining periods to contractual maturity from year end.

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Maturing within 1 year	1,901,347	695,197	1,262,634
Maturing after 1 year but within 3 years	477,881	396,695	296,817
Maturing after 3 years	245,628	936,498	279,889

Gross loans and advances to customers	2,624,856	2,028,390	1,839,340

Analysis by geographical location

The Bank categorises loans and advances to customers into 6 regions for the purpose of regulatory reporting to the Bank of Tanzania.

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Dar es Salaam zone	1,163,603	918,804	780,411
Mbeya zone	394,385	361,590	339,208
Lake zone	461,785	318,209	331,261
Zanzibar zone	280,252	239,463	209,885
Arusha zone	274,461	186,083	178,575
Burundi	50,370	4,241	—

Gross loans and advances to customers	2,624,856	2,028,390	1,839,340

The composition of the zones is as follows:

Zone	Component regions

Dar es Salaam zone	Dar es Salaam and coastal region
Lake zone	Kagera, Kigoma, Tabora, Mara, Mwanza,Rukwa and Shinyanga
Mbeya zone	Dodoma, Iringa, Mbeya, Sumbawanga and Ruvuma
Zanzibar zone	Unguja, Lindi, Morogoro and Mtwara
Arusha zone	Arusha, Kilimanjaro, Singida,Manyara,Mara and Tanga

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

16.            LOANS AND ADVANCES TO CUSTOMERS (CONTINUED)

Credit impairment for loans and advances to customers

The movements in provision for impairment losses on loans and advances are as follows:

	2014	2013	2012
	TZS’	TZS’	TZ2’
	Million	Million	Million

At start of year	35,284	32,475	45,607
Movement during the year:
Impairment charges for credit losses	44,276	36,557	26,403
Amounts written off during year	—	(33,748)	(39,535)

At end of year	79,560	35,284	32,475

The provision as at year is made up of the following:

Specific allowance for impairment	76,260	32,827	29,559
Collective allowance for impairment	3,300	2,457	2,916
	79,560	35,284	32,475

Specific allowance for impairment
At start of year	32,827	29,559	45,607
Movement during the year
Impairment charges for credit losses	43,433	36,557	28,899
Amounts written off during year	—	(33,289)	(44,947)

At end of year	76,260	32,827	29,559

Collective allowance for impairment
At start of year	2,457	2,916	—
Charge/(release) during the year	843	(459)	2,916

At end of year	3,300	2,457	2,916

Impairment charge to profit or loss is broken down as follows:

Impairment charges for credit losses	44,276	36,557	28,899
Amounts recovered during year	(7,390)	(5,038)	(2,496)

Charge to profit or loss	36,886	31,519	26,403

I.    NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

16.    LOANS AND ADVANCES TO CUSTOMERS (CONTINUED)

Analysis of impairment by industry

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Agriculture	16,999	13,494	10,462
Financial Intermediaries	1,105	6,286	9,319
Personal	22,223	7,457	8,734
Trade	10,173	2,505	2,221
Building and construction	6,959	2,803	824
Education	6,470	156	491
Hotels and restaurants	1,305	1,300	308
Transport	6,999	882	88
Manufacturing	—	171	—
Real Estate	2,307	35	—
Tourism	126	93	—
Others	1,594	102	28

	76,260	35,284	32,475

The below analysis shows Loans and advances to customers as per The Banking and Financial Institutions Act 2006 that requires credit facilities that remained in the loss category for four consecutive quarter, to be charged off. Loans and advances of TZS 49 billion fell in this category.

17.    LOANS AND ADVANCES TO CUSTOMERS AS PER BoT

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Term loans	1,746,374	1,377,060	1,106,215
Overdrafts	704,728	526,180	633,064
Staff loans	93,668	66,645	49,969
Interest receivable	31,372	58,505	50,092

Gross loans and advances to customers	2,576,142	2,028,390	1,839,340
Less:
Provision for impairment	(30,846)	(35,284)	(32,475)

Net loans and advances to customers	2,545,296	1,993,106	1,806,865

Maturity analysis

The maturity analysis is based on the remaining periods to contractual maturity from year end.

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Maturing within 1 year	868,116	695,197	1,262,634
Maturing after 1 year but within 3 years	1,235,033	396,695	296,817
Maturing after 3 years	472,993	936,498	279,889
Gross loans and advances to customers	2,576,142	2,028,390	1,839,340

I.                NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

17.  LOANS AND ADVANCES TO CUSTOMERS AS PER BoT (CONTINUED)

Analysis by geographical location

The Bank categorises loans and advances to customers into 6 regions for the purpose of regulatory reporting to the Bank of Tanzania.

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Dar es Salaam zone	1,114,889	918,804	780,411
Mbeya zone	394,385	361,590	339,208
Lake zone	461,785	318,209	331,261
Zanzibar zone	280,252	239,463	209,885
Arusha zone	274,461	186,083	178,575
Burundi	50,370	4,241	—

Gross loans and advances to customers	2,576,142	2,028,390	1,839,340

The composition of the zones is as follows:

Zone	Component regions

Dar es Salaam zone	Dar es Salaam and coastal region
Lake zone	Kagera, Kigoma, Tabora, Mara, Mwanza,Rukwa and Shinyanga
Mbeya zone	Dodoma, Iringa, Mbeya, Sumbawanga and Ruvuma
Zanzibar zone	Unguja, Lindi, Morogoro and Mtwara
Arusha zone	Arusha, Kilimanjaro, Singida,Manyara,Mara and Tanga

Credit impairment for loans and advances to customers

The movements in provision for impairment losses on loans and advances are as follows:

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

At start of year	35,284	32,475	45,607
Movement during the year:
Impairment charges for credit losses	44,276	36,557	26,403
Amounts written off during year	(48,714)	(33,748)	(39,535)

At end of year	30,846	35,284	32,475

The provision as at year is made up of the following:
Specific allowance for impairment	27,546	32,827	29,559
Collective allowance for impairment	3,300	2,457	2,916
	30,846	35,284	32,475

I.    NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

17.    LOANS AND ADVANCES TO CUSTOMERS AS PER BoT (CONTINUED)

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Specific allowance for impairment
At start of year	32,827	29,559	45,607
Movement during the year
Impairment charges for credit losses	43,433	36,557	25,983
Amounts written off during year	(48,714)	(33,289)	(42,031)

At end of year	27,546	32,827	29,559

Collective allowance for impairment
At start of year	2,457	2,916	—
Charge/(release) during the year	843	(459)	2,916
At end of year	3,300	2,457	2,916

Impairment charge to profit or loss is broken down as follows:

Impairment charges for credit losses	44,276	36,557	28,899
Amounts recovered during year	(7,390)	(5,038)	(2,496)

Charge to profit or loss	36,886	31,519	26,403

Agriculture	8,565	10,462	10,462
Financial Intermediaries	2,832	9,319	9,319
Personal	11,188	8,734	8,734
Trade	1,774	2,221	2,221
Building and construction	544	824	824
Education	469	491	491
Hotels and restaurants	1,107	308	308
Transport	3,488	88	88
Manufacturing	183	—	—
Real Estate	100	—	—
Tourism	490	—	—
Others	106	28	28

	30,846	32,475	32,475

The effective interest rate for the loans and advances was 11.30% (2013: 11.40%, 2012:10.6%)

18.    EQUITY INVESTMENTS — AT FAIR VALUE

Investment in Tanzania Mortgage Refinance Company (TMRC)	2,280	2,280	1,200

Tanzania Mortgage Refinance Company (TMRC) is a private sector institution owned by banks with the sole purpose of supporting banks to do mortgage lending by refinancing banks’ mortgage portfolios. The percentage shareholding of the Bank in TMRC as at 31 December 2014 was 17.14% (2013, 2012: 17.14%).

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

19.  OTHER ASSETS

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Advance payment for capital expenditure	3,753	3,225	3,380
Prepaid expenses	19,128	9,765	7,835
Bank card stock	1,773	1,235	2,277
Receivable from mobile phone companies	27,725	22,251	8,637
MasterCard receivable		—	415
Bills receivable	47	84	123
Other receivables	13,328	10,230	5,394
Less: Provision for impairment	(3,269)	(2,519)	(1,979)

	62,485	44,271	26,082

Provision for impairment is made for assets whose recoverability is considered doubtful.

All other assets are current.

Movement in provision for impairment on other assets is as shown below:

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

At 1 January	2,519	1,979	1,636
Increase during the year	1,449	2,199	3,264
Write offs	(699)	(1,659)	(2,921)

At 31 December	3,269	2,519	1,979

20.  INVESTMENT IN SUBSIDIARIES

The Group consist of two subsidiaries: CRDB Microfinance Service Company Limited, and CRDB Bank Burundi S.A of which the shareholding to the bank and other details are provided below:

		Interest	2014	2013	2012
	Country of	Held	TZS’	TZS’	TZS’
	Incorporation	%	Million	Million	Million
CRDB Microfinance Service Company Limited	Tanzania	100%	728	728	728
CRDB Bank Burundi S.A	Burundi	100%	21,583	19,293	16,161

			22,311	20,021	16,889

All subsidiaries are unlisted and have the same year end as the Bank. The investment in the subsidiaries includes the cost of shares and other initial payments made for the subsidiaries. During the year 2014, the Bank invested TZS 2,290 Million (2013: TZS 3,132 Million, 2012: TZS 16,889 Million) as additional capital in Burundi subsidiary.

I.                NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

21.            PROPERTY AND EQUIPMENT

Amounts are in TZS’ Million

	Land &	Leasehold	Motor	Office	Computer	Smartcard	Security	Mobile	Work in
Year 2014	buildings	improvement	vehicles	equipment	equipment	equipment	equipment	branch	progress	Total

Cost/Revaluation
At 1 January	23,462	36,435	9,134	40,762	20,619	20,130	3,054	7,195	1,034	161,822
Exchange differences	—	144	(51)	52	48	—	—	—	—	193
Additions	4,765	4,262	2,519	11,188	7,863	2,702	511	—	5,024	38,834
WIP capitalization		5,148	—		—	—	—	—	(5,148)	—
Adjustment	2,555	—	86		(1,496)	1,496	—	—		86
Disposals	—	—	(951)	(346)	(2)	(591)	(5)	—	—	(1,895)

At 31 December	30,782	45,989	10,737	51,656	27,032	23,737	3,560	7,195	910	199,040

Depreciation
At 1 January	(3,997)	(15,322)	(2,372)	(21,431)	(11,406)	(8,465)	(2,023)	(3,738)	—	(64,013)
Adjustment	2583	—	19	—	802	(802)	—	—	—	2,602
Charge for the year	(693)	(7,311)	(1,453)	(6,692)	(3,515)	(2,529)	(400)	(992)	—	(23,585)
Disposal	—	—	234	256	2	590		—	—	1,082

At 31 December	(2,107)	(22,633)	(1,172)	(27,870)	(14,117)	(11,206)	(2,423)	(4,730)	—	(83,914)

Net book value 2014	26,120	23,356	11,909	23,786	12,915	12,528	1,137	2,465	910	115,126

Work in progress relates to the Bank’s buildings under construction.

I.                NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

21.            PROPERTY AND EQUIPMENT (CONTINUED)

Amounts are in TZS’Million

	Land &	Leasehold	Motor	Office	Computer	Smartcard	Security	Mobile	Work in
Year 2013	buildings	improvement	vehicles	equipment	equipment	equipment	equipment	Branch	progress	Total

Cost/Revaluation
At 1 January	18,010	24,961	7,560	29,844	17,070	16,125	2,595	7,177	3,790	127,132
Exchange differences	—	7	2	2	—	—	—	—	—	11
Additions	914	11,467	1,736	11,073	3,716	4,002	470	18	1,782	35,178
WIP capitalization	4,538	—	—	—	—	—	—	—	(4,538)	—
Disposals	—	—	(164)	(157)	(167)	—	(11)	—	—	(499)

At 31 December	23,462	36,435	9,134	40,762	20,619	20,127	3,054	7,195	1,034	161,822

Depreciation
At 1 January	(3,477)	(10,179)	—	(16,445)	(8,441)	(6,489)	(1,631)	(2,756)	—	(49,418)
Adjustment	—	—	3,591	—	—	—	—	—	—	3,591
Charge for the year	(520)	(5,143)	(1,243)	(5,131)	(3,121)	(1,976)	(392)	(990)	—	(18,516)
Disposal	—	—	24	142	156	—	—	8	—	330

At 31 December	(3,997)	(15,322)	(2,372)	(21,434)	(11,406)	(8,465)	(2,023)	(3,738)	—	(64,013)

Net book value	23,044	21,113	7,918	19,331	9,218	11,663	1,039	3,449	1,034	97,809

Work in progress relates to the Bank’s buildings under construction. Leasehold improvements were previously presented on the face of the statement of financial position as refurbishment costs.

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

21.    PROPERTY AND EQUIPMENT (CONTINUED)

Amounts are in TZS’ Million

		Leasehold	Motor	Office	Computer	Smart card	Security	Mobile	Work in
Year 2012	Buildings	Improvement	vehicles	Equipment	Equipment	Equipment	Equipment	Branch	Progress	Total

Cost/ Revaluation
At 1 January	17,663	18,051	6,372	24,085	13,151	12,261	2,179	5,315	2,368	101,445
Additions	347	7,058	1,715	7,011	4,237	4,038	429	1,862	1,422	28,119
Revaluation	—	—	3,983	—	—	—	—	—	—	3,983
Released on revaluation	—	—	(4,192)	—	—	—	—	—	—	(4,192)
Disposals	—	(148)	(318)	(1,252)	(318)	(174)	(13)	—	—	(2,223)

At 31 December	18,010	24,961	7,560	29,844	17,070	16,125	2,595	7,177	3,790	127,132

Depreciation
At 1 January	(3,036)	(6,014)	(3,026)	(13,495)	(6,154)	(5,108)	(1,265)	(1,593)	—	(39,691)
Charge for the year	(441)	(4,165)	(1,238)	(4,176)	(2,593)	(1,555)	(379)	(1,163)	—	(15,710)
Disposal	—	—	72	1,226	306	174	13	—	—	1,791
Released on revaluation	—	—	4,192	—	—	—	—	—	—	4,192

At 31 December	(3,477)	(10,179)	—	(16,445)	(8,441)	(6,489)	(1,631)	(2,756)	—	(49,418)

Net book value	14,533	14,782	7,560	13,399	8,629	9,636	964	4,421	3,790	77,757

Work in progress relates to the Bank’s buildings under construction.

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

21.  PROPERTY AND EQUIPMENT (CONTINUED)

The Company’s Motor vehicles were revalued on 31 December 2012, by Mechmaster (T) Limited and Toyota Tanzania limited, registered vehicle dealers. Valuations were made on the basis of recent open market value. The revaluation surplus net of applicable deferred income taxes was credited to other comprehensive income and is shown in ‘‘revaluation reserve’’ in Shareholders’ equity. None of the property and equipment is pledged as security for liabilities. The valuation has been reviewed and the management is of the view that the current book value is in line with the market value.

There were no capitalized borrowing costs related to the acquisition of property and equipments during the year ended 31 December 2014 2013 and 2012.

If motor vehicles were measured using cost model, the carrying amounts would be as follows;

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

COST	12,522	10,044	8,607
Accumulated depreciation	(7,572)	(6,282)	(5,540)

Net book value
At 31 December	4,950	3,762	3,067

Included in property and equipment are assets with a cost of TZS 30,466 million (2013: TZS 18,239 million; 2012: 17,554 million) which were fully depreciated but still in use. The notional depreciation charge on these assets would have been TZS 6,863 million (2013: TZS 3,373 million; 2012: TZS 2,843million)

Fair value measurement of the Group’s motor vehicles

The Group’s motor vehicles are stated at their revalued amounts, being the fair value at the date of revaluation, less any subsequent accumulated depreciation and subsequent accumulated impairment losses. Details of the Group’s freehold land and buildings and information about the fair value hierarchy as at 31 December 2014, 2013 and 2012 are as follows

	Level 1	Level 2	Level 3	Total
31 December 2014
Motor vehicles	—	11,909	—	11,909
31 December 2013
Motor vehicles	—	7,918	—	7,918
31 December 2012
Motor vehicles	—	7,560	—	7,560

There were no transfers between Level 1 and Level 2 during the year (2013, 2012: Nil).

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

22.  PREPAID OPERATING LEASE

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million
Cost prepaid
At 1 January	535	37	3,517
Additions	5,567	498	165

At 31 December	6,102	535	3,682

Amortization
At 1 January	(20)	(14)	(77)
Charge for the year	(53)	(6)	(43)

At 31 December	(73)	(20)	(120)

Net book value
At 31 December	6,029	515	3,562

Prepaid operating lease relates to advance payments made for the right of occupancy of various portions of leasehold land where the Bank has its business premises.

23.  INTANGIBLE ASSETS

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million
Cost
At 1 January	29,385	24,032	20,160
Exchange differences	101	14	—
Additions	4,515	5,339	3,872

At 31 December	34,001	29,385	24,032

Amortization
At 1 January	(12,546)	(8,811)	(6,098)
Charge for the year	(4,225)	(3,735)	(2,713)

At 31 December	(16,771)	(12,546)	(8,811)

Net book value At 31 December	17,230	16,839	15,221

Intangible assets relate to computer software used by the Group. Intangibles fully depreciated amounting to TZS 3,849 million (2013: TZS 2,123 million, 2012: TZS Nil) are still in use. The notional depreciation charge would have been TZS 770 million (2013: TZS 425 million; 2012: TZS Nil). Some fully depreciated software’s are; Kindle software (branch power), Signature capture software, VISA solution software, Card-world producer software, Smart POS module.

No intangible asset was pledged as security for liabilities as at 31 December 2014 (2013; 2012 Nil). There also no restrictions other than those outlined in the software license.

As at 31 December 2014, there were no significant intangible assets controlled by the entity which has not recognized as assets (2013; 2012: Nil).

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

24.  DEFERRED INCOME TAX ASSET

Deferred income tax is calculated on all temporary differences under the liability method using a principal tax rate of 30%. The movement on the deferred income tax account is as follows:

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

At 1 January	4,014	3,815	(252)
Charge to profit and loss	(557)	(354)	(161)
Under provision in prior year deferred income tax asset	38	553	5,423
Charge to equity	—	—	(1,195)

At 31 December	3,495	4,014	3,815

Deferred income tax (asset)/liability is attributed to the following items:

Excess depreciation over capital allowances	557	617	2,385
Actuarial gains on defined benefit plan	—	—	—
Provisions	2,938	3,397	2,625
Revaluation gain on motor vehicles		—	(1,195)

	3,495	4,014	3,815

25.  DEPOSITS FROM CUSTOMERS

Current and demand accounts	1,470,908	1,223,885	876,693
Savings accounts	1,164,140	942,370	827,888
Term deposits	755,873	858,174	879,383

	3,390,921	3,024,429	2,583,964

Current deposits	3,280,132	2,898,034	2,475,966
Non-current deposits	110,789	126,395	107,998

	3,390,921	3,024,429	2,583,964

Savings accounts, term deposits and some current and demand deposits are interest bearing accounts. These interest bearing customer deposit accounts carry variable interest rates.

	2014	2013	2012
	TZS’	TZS’	TZS’
Maturity analysis	Million	Million	Million

Repayable on demand	2,748,466	2,297,411	1,711,650
Maturing within 3 months	308,458	349,250	499,522
After 3 months but within 1 year	223,208	251,373	271,863
Maturing after 1 year	110,789	126,395	107,998

	3,390,921	3,024,429	2,591,033

The effective interest rates on deposits from customers was 2.55% (2013: 11.40%, 2012: 2.14%)

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

26.  DEPOSITS FROM BANKS

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Deposits from banks	94,594	53,940	135,580

All deposits from banks are current.

The effective interest rates on deposits from the banks was 3.11% (2013: 5.4%, 2012: 3.16%)

27.  OTHER LIABILITIES

Bills payable	3,080	3,340	3,340
Dividend payable	4,842	3,419	2,148
Accrued expenses	13,956	9,005	6,004
Deferred income	7,886	3,282	1,793
Outstanding credits	5,245	3,667	2,861
Unclaimed customer balances	6,488	11,327	8,552
Other payables	54,242	13,245	4,582

	95,739	46,142	29,280

•      Bills payable represents Bankers cheques issued to customers that have not yet been presented for payment.

•      Dividend payable represents uncollected dividends by the Bank’s Shareholders.

•                  Outstanding credits represent suspended customer balances while their bank accounts are in the process of being opened.

Other liabilities are expected to be settled within no more than 12 months after the reporting date.

28.  PROVISIONS

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million
Provision for litigation
At 1 January	667	1,227	352
Additional provisions	492	135	970
Amount paid in the year	(75)	(695)	(95)

At 31 December	1,084	667	1,227

As at year end, there were several pending legal cases where the Bank was a defendant. Provision has been made for legal cases where professional advice indicates that it is probable that significant loss will arise. The directors have considered it probable that the unfavourable outcome of these cases to the Bank could result into an estimated loss of TZS.1,084 million (2013:TZS 667 million, 2012:TZS 1,227 million). For cases whose outcomes are uncertain, contingent liabilities have been considered as disclosed in note 35. According to the nature of such disputes the outcome and timing of settlement of these cases is uncertain.

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

29.  GRANTS

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

At 1 January	7,784	7,333	716
Grant received during the year	7,890	1,078	7,738
Grant amount utilised	(237)	(627)	(1,121)

At 31 December	15,437	7,784	7,333

29.  (A) FSDT GRANT

At 1 January	7,102	6,981	138
Grant received during the year	4,025	681	7,737
Grant amount utilised	(33)	(560)	(894)
Foreign exchange	137	—	—

At 31 December	11,231	7,102	7,333

The Group is recipient of two grants from Financial Sector Deepening Trust of Tanzania (FSDT) as disclosed below:

FSDT GRANT I

On 26 May 2008, CRDB Bank Plc signed a four year funding agreement with Financial Sector Deepening Trust of Tanzania (FSDT) amounting to USD 3,806,500 as a grant for strengthening of the Bank’s microfinance partner institutions and increase outreach. In 2013 the amount of USD 415,560 was received by CRDB Bank Plc which was transferred to the CRDB Microfinance Services Company Limited. Total cumulative drawdown of the Grant to 31 December 2014 amounts to USD 3,806,500.

FSDT GRANT II

In 2014 the grant amount of USD 2,326,533.44 was received by CRDB Bank Plc, (2013: Nil). The conditions of the grant are subject to the achievement of performance targets relating to the number of constructed service centres, purchase of mobile branches as well as target number of clients and borrowers served among other conditions. The drawdown of the grant as at 31 December 2014 was USD 4,057,433.

29.  (B) DANIDA WOMEN GRANT

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

At 1 January	352	352	578
Grant and guarantee received during the year	2,115	—	—
Grant amount utilised	(154)	—	(226)

At 31 December	2,313	352	352

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

29.  (B) DANIDA WOMEN GRANTS (CONTINUED)

On 10 December 2011, CRDB Bank Plc signed a three year funding agreement with DANIDA amounting to DKK 8,850,000 of which DKK 5,000,000 being guarantee and DKK 3,850,000 as a grant for operation on project named “Women Access to Finance Initiative” aimed at enabling women to contribute to economic growth through SME loans. The drawdown of operational grant up to December 2014 was DKK 3,762,575 equivalent to USD 681,532 and guarantee of DKK 5,000,000 equivalent to USD 905,672. During the year TZS 186 Million of operational grant was utilised on supervision TZS 0.5 Million; mentorship TZS 123 Million; customer training 5 Million and technical assistance TZS 57 Million.

29.  (C)UNCDF GRANT

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million
At 1 January	330	—	—
Grant received during the year	—	397	—
Grant amount utilised	(144)	(67)	—

At 31 December	186	330	—

On 29 May 2013, CRDB Bank Burundi S.A. signed a funding agreement with United Nations Capital Development Fund (UNCDF) amounting to USD 700,000 as a grant to support and strengthening Microfinance institutions, SACCOS and establishment of Agency banking. The agreement is scheduled to expire on Jan 2017. The drawdown amount of the grant up to December 2014 was USD 250,000.

29.  (D) MIVARF ASSET GRANT

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million
At 1 January	—	—	—
Grant received during the year	1,725	—	—
Grant amount utilised	(42)	—	—

At 31 December	1,683	—	—

On 2 January 2014, CRDB MFSCL signed a six year funding agreement with marketing infrastructure, Value Addition and Rural Finance Support Programme (MIVARF) amounting to USD 4,000,008 as a grant for improving/strengthening and developing access to financial services on a sustainable basis to rural micro and small scale entrepreneurship activities that will lead to increased productivities in rural areas. In 2014 the amount of USD 995,909 was received by CRDB MFSCL.

29.  (E)MIVARF ASSET GRANT

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million
At 1 January	—	—	—
Grant received during the year	24	—	—
Grant amount utilised	—	—	—

At 31 December	24	—	—

Grants have been received for the purchase of certain items of property, plant and equipment and supporting some of the operating expenditures. There are no unfulfilled conditions or contingencies attached to these grants

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

30.  BORROWINGS

30.1 SHORT TERM BORROWING

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

At 1 January	39,689	—	—
Loan received during the year	43,249	39,689	—
Interest charge for the year	—	—	—
Interest paid in the year	—	—	—
Principal repayment during the year	(39,689)	—	—

At 31 December	43,249	39,689	—

On 14th October 2013, CRDB Bank Plc signed a one year loan agreement with Standard Chartered Bank London amounting USD 25 Million secured by Treasury bonds. The loan’s interests floating three month libor plus two hundred basis points, with interest being paid on a quarterly basis. The whole amount was received in 2013 and the contract renewed again in 2014 for the same terms and conditions.

30.2 SUBORDINATED DEBT

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

At 1 January	10,267	—	1,920
Loan received during the year	20,000	10,000	—
Interest charge for the year	1,333	267	96
Interest paid in the year	(267)	—	(96)
Principal repayment during the year		—	(1,920)

At 31 December	31,333	10,267	—

Non-current	30,000	10,000	—
Current	1,333	267	—
	31,333	10,267	—

The bank was granted a subordinated debt by DANIDA Investment Fund amounting to TZS 20 billion at an interest rate of 8% that is to be paid annually. The subordinated debt is for a period of eight (8) years effective from 1 September 2014.

30.3  LONG TERM BORROWING

30.3.1 SENIOR DEBT

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million
At 1 January	—	—	—
Loan received during the year	77,847
Interest charge for the year	705	—	—
Interest paid in the year	—	—	—
Principal repayment during the year	—	—	—

At 31 December	78,552	—	—

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

30.  BORROWINGS (CONTINUED)

30.3  LONG TERM BORROWING (CONTINUED)

30.3.1SENIOR DEBT (CONTINUED)

The bank was granted a Senior debt by International Financial Corporation amounting to US$ 75 Million as follows; long term loan of US$ 40 Million, short term loan of US$ 25 Million and LC credit line of US$ 10 Million. The short term and long term loan’s interest is floating three/ six month Libor plus two hundred twenty five basis points, with interest being paid on quarterly and semi-annually basis respectively. The long term debt is for a period of seven (7) years while short term debt is five (5) years renewable annually effective from 23 April 2014.The drawdown of the debt up to December 2014 was US$ 45 Million.

30.3.2 TMRC LONG TERM LOAN

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

At 1 January	—	—	—
Loan received during the year	10,000	—	—
Interest charge for the year	22	—	—
Interest paid in the year	—	—	—
Principal repayment during the year	—	—	—

At 31 December	10,022	—	—

On 31 March 2014 and 24 September 2014 the bank received a mortgage refinance loan from TMRC for TZS 5 billion respectively. The tenor for the loan is 3 years. Both facilities bear interest of 11.5%

30.3.3 TIB LONG TERM LOANS

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

At 1 January	—	—	—
Loan received during the year	8,000
Interest charge for the year	15	—	—
Interest paid in the year	—	—	—
Principal repayment during the year	—	—	—

At 31 December	8,015

On 27 May 2013 the bank received a refinancing loan of approximately TZS 2,694 million from TIB Investment bank for loan issued to Andoya Hydro power. The loan is for 10 years at interest rate of 8.37% maturing on 27 May 2023. On 15 August 2012 the Bank received a refinancing loan of TZS 4,804 million from TIB Investment Bank for loan issued to Mwenga Hydro power. The loan is for 10 years with initial interest rate of 6.48% maturing on 15 August 2021. The interest rate was revised from 15 August 2014 to 8.62%.

The Bank complied with all terms and conditions of each of the agreements during the year and there were no any defaults on either principal or interest of loan payable.

At 31 December 2014, the Group had available US$ 20 Million from IFC (2013: Nil) of undrawn committed borrowing facilities expected to be received within 24 months after the signing of the loan agreement. There is no any restriction on utilization of these facilities.

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

31.  SHARE CAPITAL

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Authorized 4,000,000,000 ordinary shares of TZS 25 each	100,000	100,000	100,000

Issued and fully paid 2,176,532,160 ordinary shares of TZS 25 each	54,413	54,413	54,413

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at Annual General Meetings of the Company. For the time being, there is no any restriction which has been attached to the ordinary shares of the company.

32.  RESERVES

Share premium

Share premium represents the surplus of market price over the nominal value of the shares issued, comprising the rights issue and Initial Public offering (IPO).

Retained earnings

Retained earnings consist of profits generated by a company that was not distributed to Shareholders as dividend but reinvested in business.

General banking risk reserve

General banking risk reserve represents the surplus of loan provision computed as per the Bank of Tanzania regulations over the impairment of loans and advances. This is a non-distributable reserve.

Translation reserve

Translation reserve represents exchange differences arising from translation of the financial performance and position of a subsidiary company that has a functional currency different from the Group’s presentation currency. This is a non-distributable reserve

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

32.  RESERVES

Revaluation Reserve

Revaluation reserve is made up of periodic adjustment arising from the fair valuation of motor vehicles, net of related deferred taxation and fair valuation of available for sale financial assets and liabilities. The reserve is not available for distribution to the Shareholders.

The revaluations reserve movements is as shown below:

	2014			2013			2012
	Motor	Available		Motor	Available		Motor	Available
	vehicles	for sale	Total	vehicles	for sale	Total	vehicles	for sale	Total
	TZS’	TZS’	TZS’	TZS’	TZS’	TZS’	TZS’	TZS’	TZS’
	Million	Million	Million	Million	Million	Million	Million	Million	Million

At 1 January	3,034	(83)	2,951	3,305	79	3,384	656	—	656
(Decrease) during the year	—	(880)	(880)	—	(162)	(162)	2,788	79	2,867
Release to retained earnings	(546)	—	(546)	(271)	—	(271)	(139)	—	(139)

At 31 December	2,488	(963)	1,525	3,034	(83)	2,951	3,305	79	3,384

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

33.  ANALYSIS OF CASH AND CASH EQUIVALENTS

For the purpose of the statement of cash flows, cash and cash equivalents comprise the following balances with less than three months maturity from the date of acquisition.

	TZS’	TZS’	TZS’
	Million	Million	Million

Cash in hand (Note 14)	163,333	129,200	120,157
Balances with Central Banks (Note 14)	53,244	32,788	50,304
Loans and advances to banks (Note 17)	270,788	313,123	133,755
Government securities (Note 15)	—	586	7,980

	487,365	475,697	312,196

34.  FINANCIAL INSTRUMENTS BY CATEGORY (All amounts are in TZS’ Millions)

	Loans and	Held to	Available-
At 31 December 2014	receivables	maturity	for- sale	Total
Financial assets
Cash and balances with Central Banks	549,570	—	—	549,570
Loans and advances to banks	294,626	—	—	294,626
Loans and advances to customers	2,545,296	—	—	2,545,296
Government securities	—	540,153	54,432	594,585
Equity investment	—	—	2,280
Other assets	41,099	—		41,099

	3,430,591	540,153	56,712	4,025,176

	Financial	Other
	liabilities at fair	liabilities at
	value through	amortised
At 31 December 2014	profit or loss	cost	Total
Financial liabilities
Deposits from banks	—	94,594	94,594
Deposits customers	—	3,390,921	3,390,921
Other liabilities	—	87,854	87,854
Short term borrowings	—	43,249	43,249
Subordinated debt	—	31,333	31,333
Senior debts	—	96,589	96,589

	—	3,744,540	3,744,540

	Loans and	Held to	Available-
At 31 December 2013	receivables	maturity	for- sale	Total
Financial assets
Cash and balances with Central Banks	506,222	—	—	506,222
Loans and advances to banks	317,923	—	—	317,923
Loans and advances to customers	1,993,106	—	—	1, 993,106
Government securities	—	540,064	29,245	569,309
Equity investment	—	—	2,280	2,280
Other assets	30,046	—	—	30,046

	2,847,297	540,064	31,525	3,418,886

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

34.  FINANCIAL INSTRUMENTS BY CATEGORY (All amounts are in TZS’ Millions) (Continued)

	Financial
	liabilities at	Other
	fair value	liabilities at
	through	amortised
At 31 December 2013	profit or loss	cost	Total
Financial liabilities
Deposits from banks	—	53,940	53,940
Deposits customers	—	3,024,429	3,024,429
Other liabilities	—	38,051	38,051
Short term borrowings	—	39,689	39,689
	—	3,156,109	3,156,109

	Loans and	Held to	Available-
At 31 December 2012	receivables	maturity	for- sale	Total
Financial assets
Cash and balances with Central Banks	472,641	—	—	472,641
Loans and advances to banks	137,082	—	—	137,082
Loans and advances to customers	1,806,865	—	—	1,806,865
Government securities	—	515,327	12,291	527,618
Equity investment	—	—	1,200	1,200
Other assets	12,590	—	—	12,590

	2,429,178	515,327	13,491	2,957,996

	Financial
	liabilities at	Other
	fair value	liabilities at
	through	amortised
At 31 December 2012	profit or loss	cost	Total
Financial liabilities
Deposits from banks	—	135,580	135,580
Deposits customers	—	2,591,033	2,591,033
Other liabilities	—	29,544	29,544

	—	2,756,157	2,756,157

35.  CONTINGENT LIABILITIES

	TZS’	TZS’	TZS’
	Million	Million	Million
Guarantees and indemnities	168,327	194,365	60,589
Letters of credit	413,677	477,838	164,060
Outward foreign bills for collection	—	13	25
Interest payable-FSDT Borrowing	—	594	—

	582,004	672,810	224,674

Litigation against the Group	—	2,978	1,171

Letters of credit are commitments by the Bank to make payments to third parties, on production of agreed documents on behalf of customers and are reimbursed by the customers.

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

35.  CONTINGENT LIABILITIES

Guarantees and indemnities are generally issued by the Bank, on behalf of customers, to guarantee performance by customers to third parties. The Bank will only be required to meet these obligations in the event of default by the customer.

The Group is, in the normal course of business involved in a number of court cases. The Group has taken appropriate legal measures to defend its position. Appropriate provisions have been made by the Group for the liabilities arising as disclosed in note 30. Contingent liabilities arise for cases for which the outcome cannot be reliably determined as at the date of signing these financial statements.

36.  COMMITMENTS

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Commitments to extend credit	159,777	217,833	221,488

Capital commitments
Authorised and contracted for	13,577	14,905	13,731
Authorised and not yet contracted for	5,246	8,277	—

	18,823	23,182	13,731

Capital commitments authorised and contracted for are in respect of (i) construction/refurbishment cost for branches/service centres; Kariakoo, Temeke, SAUT, Buzuruga, Ngara, Serengeti, Gairo, Bunda and Nzega.

(ii) Purchase of various equipment: Air Conditioner for various branches and Head office departments, IBM servers, Network review project, finalization of phase II, Video conference, inverters batteries, and various network equipments.

Operating lease commitments

The future minimum lease payments of the Group (lessee) under operating leases are as follows:

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Less than 1 year	5,880	2,899	2,846
More than 1 year but less than 5 years	13,850	7,056	1,258
More than 5 years	2,001	533	4,081

Total	21,731	10,488	8,185

The Group leases various branch premises and offices under non-cancellable operating lease agreements. The lease terms are between 1 and 7 years, and the majority of lease agreements are renewable at the end of the lease period at market rate.

	2014	2013	2012
	TZS’	TZS’	TZS’
Group as a lessor	Million	Million	Million

Rent received in the year	110	86	113

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

36.  COMMITMENTS (CONTINUED)

Rental income commitments

The Group sublets unutilized office space to earn rental income. The leases cover a period of one year with an option to renew after expiry. As at 31 December 2014 there was no unexpired lease for existing contracts (2013: 109 million; 2012 Nil).

37.  RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial or operational decisions.

In the normal course of business, a number of banking transactions are entered into with related parties’ i.e. key management staff, Directors, their associates and companies associated with Directors. These include loans and deposits. Loans and advances to customers as at 31 December include loans and advances to Directors, other key management personnel and companies associated with Directors.

The volume of related party transactions for the year and the outstanding amounts at the year-end are as follows:

	Companies associated with			Directors and other key
	Directors			management personnel
	2014	2013	2012	2014	2013	2012
	TZS’	TZS’	TZS’	TZS’	TZS’	TZS’
	Million	Million	Million	Million	Million	Million
Loans and advances to related parties
At 1 January	8	68	128	4,249	3,860	1,960
Net movement during the year	19	(60)	(60)	(158)	389	1,900

At 31 December	27	8	68	4,091	4,249	3,860

Interest earned	5	6	9	244	220	201

These loans and advances are performing and therefore no provisions have been made during the year (2013: Nil).

	2014	2013	2012	2014	2013	2012
	TZS’	TZS’	TZS’	TZS’	TZS’	TZS’
	Million	Million	Million	Million	Million	Million
Deposits from related parties
At 1 January	1,922	1,824	806	1,048	1,116	789
Net movement during the year	(694)	98	1,018	1,650	(68)	327

At 31 December	1,228	1,922	1,824	2,698	1,048	1,116

Interest paid	3	24	11	30	8	9

I.     NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

37.  RELATED PARTY TRANSACTIONS

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Transactions with related companies were as follows:

Payments made on behalf of subsidiaries

CRDB Microfinance Company Services Ltd	570	—	—

Rent paid to the parent

CRDB Microfinance Company Services Ltd	141	110	—

Commission paid for loans and deposit mobilisation
CRDB Microfinance Company Services Ltd	13,875	12,139	—

Guarantee

In the year ending 31 December 2014, there was no guarantee given or received to/from any related party (2013; 2012: NIL).

Compensation of Key Management Personnel

Key management personnel comprise Board of directors, Managing Director, Deputy Managing Directors, and heads of departments who are reporting directly to the Managing Director and Deputy Managing Directors.

The remuneration of key management personnel during the year was as follows:

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

Short term employee benefits	5,093	3,729	3,453
Post-employment benefits	1,267	1,416	1,139
Directors’ fees	453	376	—

	6,813	5,521	4,592

The above compensation is a total salary package including all employment benefits and pension. Details of payment of directors’ fees to individual directors will be tabled at the annual general meeting.

J.     FINANCIAL RISK MANAGEMENT

The Group’s activities expose it to a variety of financial risks and those activities involve the analysis, evaluation, acceptance and management of some degree of risk or combination of risks. Taking risk is core to the financial business, and the operational risks are an inevitable consequence of being in business. The Group’s aim is therefore to achieve an appropriate balance between risk and return and minimize potential adverse effects on the Group’s financial performance.

The Group’s risk management policies are designed to identify and analyze these risks, to set appropriate risk limits and controls, and to monitor the risks and adherence to limits by means of reliable and up-to-date information systems. The Group regularly reviews its risk management policies and systems to reflect changes in markets, products and emerging best practice.

The Board of Directors has overall responsibility for the establishment and oversight of the Group’s risk management framework. As part of it’s governance structure, the Board of Directors has embedded a comprehensive risk management framework for identifying, measuring, controlling (setting risk mitigations) and monitoring of the Group’s risks. The policies are integrated in the overall management information systems of the Group and supplemented by a management reporting structure.

Risk management policies and systems are reviewed regularly to reflect changes in market conditions, products and services offered, and emerging best practice.

The Group, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment, in which all employees / stakeholders understand their roles and obligations. The Board’s Credit Committee, Governance, Human Resource, Risk Management Committee, and Audit Committee are responsible for monitoring compliance with the Group’s risk management policies and procedures, and review of the adequacy of risk management framework in relation to the risks faced by the Group. These committees are assisted in these functions by various management committees which undertake both regular and ad-hoc reviews of risk management controls and procedures, the results of which are reported to the Board.

The most important type of risks are:

•      Credit risk

•      Liquidity risk

•      Market risk

The notes below provide detailed information on each of the above risks and the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital.

1.     Credit risk

The Group and the Bank take on exposure to credit risk, which is the risk that counterparty will cause a financial loss to the Group and the Bank by failing to discharge an obligation. Credit risk is the most important risk for the Group’s business; management therefore carefully manages its exposure to credit risk. Credit exposures arise principally from lending activities that lead to loans and advances, investment activities that bring debt securities and other bills in the Group’s and Bank’s asset portfolio. There is also credit risk in the off-balance sheet financial instruments, such as loan commitments, letters of credit and guarantees.

The credit risk management and control are centralised under the credit risk management team of the Bank and reported to the Board of Directors and management regularly.

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

1.     Credit risk (continued)

1.1    Credit risk measurement

(a)   Loans and advances

In measuring credit risk of loan and advances to customers and to banks at a counterparty level, the Group reflect three components (i) the ‘probability of default’ by the client or counterparty on its contractual obligations and (ii) current exposures to the counterparty and its likely future development, from which the Group derives the ‘exposure at default’.

These credit risk measurements, which reflect expected loss (the ‘expected loss model’), are embedded in the Banks’ daily operational management. The operational measurements can be contrasted with impairment allowances required under IAS 39, which are based on losses that have been incurred at the statement of financial position date (the ‘incurred loss model’) rather than expected losses.

(i)  The Group assess the probability of default of individual counterparties using internal rating tools tailored to the various categories of counterparty in line with the Bank of Tanzania (BoT) guidelines. Customers of the Banks’ are segmented into five rating classes. The Group’s rating scale, which is shown below, reflects the range of default probabilities defined for each rating class. This means that, in principle, exposures migrate between classes as the assessment of their probability of default changes.

Group’s internal ratings scale

Group’s rating	Description of the grade
1	Current
2	Especially Mentioned
3	Sub-standard
4	Doubtful
5	Loss

(ii)  Exposure at default is based on the amounts the Group or Bank expects to be owed at the time of default. For example, for a loan this is the face value. For a commitment, the Group includes any amount already drawn plus the further amount that may have been drawn by the time of default, should it occur.

1.2 Risk limit control and mitigation policies

The Group and Bank manages limits and controls concentrations of credit risk wherever they are identified, in particular, to individual counterparties and groups, and to industries. The Group structures the levels of credit risk they undertakes by placing limits on the amount of risk accepted in relation to one borrower, or Groups of borrowers, and to industry segments. Such risks are monitored on a revolving basis and subject to an annual or more frequent review, when considered necessary.

The exposure to any one borrower including banks is further restricted by sub-limits covering on- and off-balance sheet exposures. Actual exposures against limits are monitored daily. Exposure to credit risk is also managed through regular analysis of the ability of borrowers and potential borrowers to meet interest and capital repayment obligations and by changing these lending limits, where appropriate.

Some other specific control and mitigation measures are outlined below.

(a) Collateral

The Group employ a range of policies and practices to mitigate credit risk. The most traditional of these is the taking of security for funds advanced, which is common practice. The

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

1.   Credit risk (continued)

1.2 Risk limit control and mitigation policies (continued)

Group implement guidelines on the acceptability of specific classes of collateral or credit risk mitigation. The principal collateral types for loans and advances are:

•   Mortgages over residential properties;

•   Charges over business assets such as premises inventory and accounts receivable;

•   Charges over financial instruments such as debt securities and equities.

In order to minimise the credit loss the Group will seek additional collateral from the counterparty as soon as impairment indicators are noticed for the relevant individual loans and advances.

(b) Credit-related commitments

The primary purpose of these instruments is to ensure that funds are available to a customer as required. Guarantees and standby letters of credit carry the same credit risk as loans. Documentary and commercial letters of credit - which are written undertakings on behalf of a customer authorising a third party to draw drafts on a bank up to a stipulated amount under specific terms and conditions - are collateralised by the underlying shipments of goods to which they relate and therefore carry less risk than a direct loan.

Commitments to extend credit represent unused portions of authorisations to extend credit in the form of loans, guarantees or letters of credit. With respect to credit risk on commitments to extend credit, the Group are potentially exposed to loss in amounts equal to the total unused commitments.

However, the likely amount of loss is less than the total unused commitments, as most commitments to extend credit are contingent upon customers maintaining specific credit standards. The Group monitors the term to maturity of credit commitments because longer-term commitments generally have a greater degree of credit risk than shorter-term commitments.

(c) Lending limits (for derivatives and settlement risk)

The Group maintain strict control limits on net derivative positions (i.e difference between purchases and sales contracts), by both amount and term. At any one time, the amount subject to credit risk is limited to the current fair value of instruments that are favourable to the Group (i.e assets where their fair value is positive), which in relation to derivatives is only a small fraction of the contract, or notional values used to express the volume of instruments outstanding. This credit risk exposure is managed as part of the overall lending limits with customers, together with potential exposures from market movements. Collateral or other security is not usually obtained for credit risk exposures on these instruments, except where the Bank requires margin deposits from counterparties.

Settlement risk arises in any situation where a payment in cash, securities or equities is made in the expectation of a corresponding receipt in cash, securities or equities. Daily settlement limits have been established for each counterparty to cover the aggregate of all settlement risk arising from the Bank’s market transactions on any single day.

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

1.   Credit risk (continued)

1.3 Impairment and provisioning policies

The Group establish an allowance for impairment losses that represents its estimate of incurred losses in its loan portfolio. These allowances are a specific loss component that relates to individual exposures and a collective loan loss allowance established for Groups of homogeneous assets in respect of losses that have been incurred but have not been identified on loans subject to individual assessment for impairment.

1.4  Maximum exposure to credit risk before collateral held or other credit enhancements

Financial instruments whose carrying amounts do not represent the maximum exposure to credit risk without taking account of any collateral held or other credit enhancements has been shown below:-

Group Credit exposures	2014	%	2013	%	2012	%
On Balance sheet item:
Cash and balances and Central Bank	549,570	12	506,222	12	352,484	11
Loans and advances to banks	294,626	6	317,923	7	137,082	4
Government securities	594,585	13	569,321	13	527,618	16
Loans and advances to customers	2,545,296	56	1,993,106	48	1,806,865	55
Other assets	40,789	1	30,046	—	26,082	1

	3,475,296	88	2,910,396	80	2,850,131	86
Off balance sheet items:
Guarantees and indemnities	168,327	3	194,365	4	60,589	2
Letters of credit	413,677	9	477,838	16	164,060	5
	582,004	12	672,203	20	224,649	7

	4,057,300	100	3,582,599	100	3,299,429	100

*Other assets (excludes prepayments, stock and advance capital as they are not financial assets).

The total maximum exposure for the Group is derived from loans and advances to customers and loans and advances to banks at 91.1% (2013: 86.2%2012: 92.9%) and 8.9% (2013: 13.8% 2012: 7.1%) respectively. The total maximum exposure for the bank is derived from loans and advances to customers and loans and advances to banks at 91.1% (2013: 86.3% 2012: 93.0%) and 8.9% (2013: 13.7% 2012: 7.0%) respectively.

The directors are confident in the ability to continue to control and sustain minimal exposure of credit risk to the Group resulting from the loan and advances portfolio as corporate loans which represents the greatest Group in the portfolio are backed by collaterals.

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

1.   Credit risk (continued)

1.5 Loans and advances

Loans and advances are summarised as follows:

	31 December 2014		31 December 2013		31 December 2012
	Loans and	Loans and	Loans and	Loans and	Loans and	Loans and
	advances to	advances	advances to	advances	advances to	advances
	customers	to banks	customers	to banks	customers	to banks

Neither past due nor impaired	2,392,578	294,626	1,845,259	317,923	1,641,186	137,082
Past due but not impaired	54,317	—	56,824	—	73,568	—
Impaired	129,247	—	126,307	—	124,586	—

	2,576,142	294,626	2,028,390	317,923	1,839,340	137,082
Gross
Less: Allowances for impairment	(30,846)	—	(35,284)	—	(32,475)	—

Net	2,545,296	294,626	1,993,106	317,923	1,806,865	137,082

(a) Loans and advances neither past due nor impaired

The portfolio of loans and advances that were neither past due nor impaired are classified as current. These fall into the following categories: (Amounts in TZS’ Millions).

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

MFI’s	150,878	140,558	176,401
Consumer	521,237	272,696	215,634
SMEs	263,448	159,389	112,048
Corporate	1,457,015	1,272,616	1,137,103

Total	2,392,578	1,845,259	1,641,186

Advance to banks	294,626	317,923	137,082

b) Loans and advances past due but not impaired

Loans and advances less than 90 days past due are not considered impaired, unless other information is available to indicate the contrary. Gross amount of loans and advances, by class, to customers that were past due but not impaired were as follows:

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

MFI’s	4,763	6,254	3,770
Consumer	16,978	10,280	6,821
SMEs	6,545	5,148	6,921
Corporate	26,030	35,142	56,056

Total	54,316	56,824	73,568

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

1.   Credit risk (continued)

1.5 Loans and advances (continued)

Gross amount of loans and advances, by number of days past due but not impaired were as follows:

(Amounts are in TZS’ Million)

31 December 2014

	Past due up	Past due	Past due	Grand
	to 30 days	30 - 60 days	60-90 days	Total

MFI’s	1,305	2,545	913	4,763
Consumer	754	12,947	3,277	16,957
SME’s	370	4,153	2,021	6,566
Corporate	7,000	3,058	15,973	26,031

Total	9,429	22,703	22,184	54,316

b) Loans and advances past due but not impaired

31 December 2013

	Past due up	Past due	Past due	Grand
	to 30 days	30 - 60 days	60-90 days	Total
MFI’s	1,496	3,100	1,656	6,253
Consumer	576	7,441	2,263	10,280
SME’s	1,134	2,930	1,084	5,148
Corporate	6,701	4,517	23,925	35,142
Total
	9,907	17,988	28,929	56,824

31 December 2012

	Past due up	Past due	Past due	Grand
	to 30 days	30 - 60 days	60-90 days	Total

MFI’s	164	3,204	858	4,226
Consumer	107	4,514	2,212	6,832
SME’s	3,323	1,928	1,664	6,914
Corporate	27,346	5,901	22,348	55,595

Total	30,940	15,546	27,082	73,568

c) Impaired loans and advances

The breakdown of the gross amount of individually impaired loans and advances by class are as follows:

	2014	2013	2012
	TZS’	TZS’	TZS’
	Million	Million	Million

MFI’s	5,723	8,298	10,956
Consumer	11,035	7,492	8,407
SMEs	9,362	6,873	10,208
Corporate	103,127	103,644	95,015

Total	129,247	126,307	124,586

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

1.   Credit risk (continued)

1.5 Loans and advances (continued)

There were no individually impaired loans and advances to banks as at 31 December 2014 (2013, 2012: Nil).

1.6  Investment securities

The investment securities held by the Group comprise treasury bills and bonds issued by the Government and Tanzania Mortgage Refinancing Company (TMRC)’s shares. All these investments were considered to be neither past due nor impaired. These investment securities are held with the Government or institutions with good financial standing and no history of default.

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

1.     Credit risk (continued)

1.7    Concentration of risks of financial assets with credit risk exposure

The following tables break down the Group’s main credit exposure at their carrying amounts, as categorised by industry sector and geographical sectors as of 31 December 2014.

Industry sectors

(Amounts are in TZS’ Million)

Credit exposures as at	Financial			Transport and	Hotel and
31 December 2014	institutions	Manufacturing	Trading	communication	restaurant	Agriculture	Individuals	Others	Total

On Balance sheet items
Balances with Central Banks	386,237	—	—	—	—	—	—	—	386,237
Loans and advances to banks	294,626	—	—	—	—	—	—	—	294,626
Government securities	594,585	—	—	—	—	—	—	—	594,585
Loans and advances to customers	96,000	205,092	399,064	206,162	119,464	462,070	536,928	520,516	2,545,296
Other assets*	12,211			28,715			173		41,099

	1,383,659	205,092	399,064	206,162	119,464	462,070	536,928	520,516	3,861,843

Off-Balance sheet items
Guarantees and indemnities	—	—	—	—	—	—	—	168,327	168,327
Letters of credit	—	—	—	—	—	—	—	413,677	413,677

	—	—	—	—	—	—	—	582,004	582,004

For the purpose of financial instruments disclosure:

* Other assets (excludes prepayments, stock and advance capital as they are not financial assets)

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

1.     Credit risk (continued)

1.7  Concentration of risks of financial assets with credit risk exposure (continued)

(Amounts are in TZS’ Million)

Credit exposures as at	Financial			Transport and	Hotel and
31 December 2013	institutions	Manufacturing	Trading	communication	restaurant	Agriculture	Individuals	Others	Total

On Balance sheet items
Balances with Central Banks	377,022	—	—	—	—	—	—	—	377,022
Loans and advances to banks	317,923	—	—	—	—	—	—	—	317,923
Government securities	569,146	—	—	—	—	—	—	—	569,146
Loans and advances to customers	92,955	222,785	260,823	206,242	108,398	378,540	281,300	442,063	1,993,106
Other assets*	30,046	—	—	—	—	—	—	—	30,046

	1,387,092	222,785	260,823	206,242	108,398	378,540	281,300	442,063	3,287,243

Off-Balance sheet items
Guarantees and indemnities	—	—	—	—	—	—	—	194,365	194,365
Letters of credit	—	—	—	—	—	—	—	477,838	477,838

	—	—	—	—	—	—	—	672,203	672,203

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

1.     Credit risk (continued)

1.7    Concentration of risks of financial assets with credit risk exposure (continued)

(Amounts are in TZS’ Million)

Credit exposures as at	Financial			Transport and	Hotel and
31 December 2013	institutions	Manufacturing	Trading	communication	restaurant	Agriculture	Individuals	Others	Total

On Balance sheet items
Balances with Central Banks	352,484	—	—	—	—	—	—	—	352,484
Loans and advances to banks	137,082	—	—	—	—	—	—	—	137,082
Government securities	527,618	—	—	—	—	—	232,543	—	527,618
Loans and advances to customers	—	179,322	209,734	140,851	108,014	438,240	—	498,161	1,806,865
Other assets*	26,082	—	—	—	—	—			26,082

	1,043,266	179,322	209,734	140,851	108,014	438,240	232,543	498,161	2,850,131

Off-Balance sheet items							—
Guarantees and indemnities	—	—	—	—	—	—	—	60,589	60,589
Letters of credit	—	—	—	—	—	—		164,060	164,060
							—
		—	—	—	—	—		224,649	224,649

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

1.     Credit risk (continued)

1.7  Concentration of risks of financial assets with credit risk exposure (continued)

For these tables, the Group have allocated exposures to regions based on the country of domicile of its counterparties.

(b) Geographical sectors

(Amounts are in TZS’ Million)

Year ended 31 December 2014	Tanzania	Europe	America	Others	Total
On Balance sheet items
Balances with Central Banks	386,237	—	—	—	386,237
Loans and advances to banks	86,027	100,563	93,916	14,120	294,626
Government securities	594,585	—	—		594,585
Loans and advances to customers	2,545,296	—	—	—	2,545,296
Other assets	41,099	—	—	—	41,099

	3,653,244	100,563	93,916	14,120	3,861,843

Off balance sheet items
Guarantees and indemnities	168,327	—	—	—	168,327
Letters of credit	413,677	—	—	—	413,677

	582,004	—	—	—	582,004

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

1.     Credit risk (continued)

1.7  Concentration of risks of financial assets with credit risk exposure (continued)

For these tables, the Group have allocated exposures to regions based on the country of domicile of its counterparties.

Geographical sectors

(Amounts are in TZS’ Million)

Year ended 31 December 2013	Tanzania	Europe	America	Others	Total
On Balance sheet items
Balances with Central Banks	371,098	—	—	5,924	377,022
Loans and advances to banks	111,819	45,873	153,870	6,361	317,923
Government securities	556,751	—	—	12,570	569,321
Loans and advances to customers	1,993,106	—	—	—	1,993,106
Other assets	30,046	—	—	—	30,046

	3,062,820	45,873	153,870	24,855	3,287,418

Off balance sheet items
Guarantees and indemnities	194,365	—	—	—	194,365
Letters of credit	477,838	—	—	—	477,838

	672,203	—	—	—	672,203

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

1.     Credit risk (continued)

1.7Concentration of risks of financial assets with credit risk exposure (continued)

(Amounts are in TZS’ Million)

Year ended 31 December 2012	Tanzania	Europe	America	Others	Total
On Balance sheet items
Balances with Central Bank	349,868	—	—	2,616	352,484
Loans and advances to banks	69,675	45,001	20,874	1,532	137,082
Government securities	518,654	—	—	8,964	527,539
Loans and advances to customers	1,806,865	—	—	—	1,806,865
Other assets	26,082	—	—	—	26,082

	2,771,144	45,001	20,874	13,112	2,850,052

Off balance sheet items
Guarantees and indemnities	60,589	—	—	—	60,589
Letters of credit	164,060	—	—	—	164,060

	224,649	—	—	—	224,649

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

1.     Market risk

The Group take on exposure to market risks, which is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risks arise from open positions in interest rate, currency and equity products, all of which are exposed to general and specific market movements and changes in the level of volatility of market rates or prices such as interest rates, foreign exchange rates and equity prices. The Bank separates exposures to market risk into either trading or non-trading portfolios.

The market risks are concentrated in Bank Treasury and monitored by the Risk and Compliance department separately. Regular reports are submitted to the Board of Directors and Management. Trading portfolios include those positions arising from market-making transactions where the Bank acts as principal with clients or with the market. Non-trading portfolios primarily arise from the interest rate management of the Bank’s retail and commercial banking assets and liabilities, and available-for-sale financial assets.

(a) Market risk measurement techniques

The objective of market risk measurement is to manage and control market risk exposures within acceptable limits while optimising the return on risk. The Bank Risk and Compliance department is responsible for the development of detailed risk management policies while Treasury is responsible for day-to-day implementation of those policies.

The Bank applies interest rate gap coupled with Earning at Risk and stress testing analysis in measuring exposure to market risk for the purpose of managing and controlling market risk exposures within acceptable limits while optimising the return on investment.

Stress tests

Stress tests provide an indication of the potential size of losses that could arise in extreme or worst case conditions. The Bank applies risk factor stress testing, where stress movements are applied to each risk category.

The Bank carries out stress testing semi-annually to determine whether it has enough capital to withstand adverse developments. This is for the purpose of alerting the Bank’s Management to unfavourable unexpected outcomes related to various risks and provides an indication of how much capital might be needed to absorb losses should large shocks occur. The results are meant to indicate weak spots in the risks tested at an early stage and to guide preventative actions by the Bank. Stress testing is done to supplement the Bank’s other risk management approaches and measures.

The stress tests summary using financial data as at 31 December 2014 is summarised below:

			Impact on
			profit or loss
Risk type	Type of shock	Shock rate	TZS’million

Credit risk	Increase in NPL (based on equal migration)	30%	(30,829)
Interest rate risk	Change in interest rate	5%	(88,356)
Liquidity risk	Run off of deposits	15%	(81,511)
Operational risk	Fraud and other losses	3%	(85,178)

The results of the stress test showed that the Bank would be in appliance with current regulatory minimum core and total capital requirements should the stressed scenarious /shocks occur at the same time.

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

2.     Market risk (continued)

2.1    Foreign exchange risk (continued)

The Group takes on exposure to the effects of fluctuations in the prevailing foreign currency exchange rates on its financial position and cash flows. The Board sets limits on the level of exposure by currency and in aggregate for both overnight and intra-day positions, which are monitored daily. With all other variables held constant, a shift in foreign exchange rate by 3% on USD denominated assets and liabilities would have resulted in lower or higher profit after tax of TZS 496 million as at 31 December 2014 (2013: TZS 833 million - 2012: 693 Million).

Concentrations of foreign currency risk - on- and off-balance sheet financial instruments.

(Amounts are in TZS’ Million)

As at 31 December 2014	TZS	USD	EURO	GBP	BIF	Others	Total
Assets
Cash and balances with Central Banks	497,176	41,567	2,929	1,643	6,255		549,570
Loans and advances to banks	55,095	181,836	40,284	6,166	3,463	7,782	294,626
Loans and advances to customers	1,744,631	749,084	1,216		50,365	—	2,545,296
Government securities	566,918	—	—	—	27,667	—	594,585
Other assets*	40,580	471	—	—	48	—	41,099

	2,904,400	972,958	44,429	7,809	87,798	7,782	4,025,176
Liabilities

Deposits from customers	2,479,309	832,724	44,209	7,234	17,738	6,770	908,678
Deposits from banks	34,700	1,359	—	—	58,526	8	94,593
Other liabilities**	84,647	1,563	156	(3)	1,475	16	87,854
Borrowings	49,370	121,801	—	—	—	—	171,171

	2,648,026	957,447	44,365	7,231	77,739	6,794	1,262,296

Net on-balance sheet financial position	256,374	15,511	64	578	10,059	988	2,762,880

Off balance sheet commitments	125,486	438,602	15,782	2,097	—	37	582,004

  *Other assets (excludes prepayments, stock and advances capital as they are not financial assets)

** Other liabilities (excludes differed income and statutory liabilities)

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

2.1    Foreign exchange risk (continued)

Concentrations of foreign currency risk - on- and off-balance sheet financial instruments.

(Amounts are in TZS’ Million)

As at 31 December 2013	TZS	USD	EURO	GBP	BIF	Others	Total
Assets
Cash and balances with Central Banks	455,644	41,780	2,647	2,857	3,294	—	506,222
Loans and advances to banks	61,615	220,646	28,435	2,116	33	5,078	317,923
Loans and advances to customers	1,393,905	594,179	782		4,240	—	1,993,106
Government securities	556,576	—	—	—	12,570	—	569,146
Other assets*	28,170	517	—	—	1,359	—	30,046

	2,495,910	857,122	31,864	4,973	21,496	5,078	3,416,443
Liabilities

Deposits from customers	2,619,199	353,763	40,664	3,094	2,990	4,720	3,024,430
Deposits from banks	47,508	6,350	—	—	76	6	53,940
Other liabilities**	33,838	3,234	—	16	963	—	38,051
Borrowings	10,267	39,689	—	—	—	—	49,956

	2,710,812	403,036	40,664	3,110	4,029	4,726	3,166,377

Net on-balance sheet financial position	(214,902)	454,086	(8,800)	1,863	17,467	352	250,065

Off balance sheet commitments	164,839	494,201	12,427	1,322	—	21	672,810

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

2.1    Foreign exchange risk (continued)

Concentrations of currency risk - on- and off-balance sheet financial instruments.

(Amounts are in TZS’ Million)

As at 31 December 2012	TZS	USD	EURO	GBP	BIF	Others	Total
Assets
Cash and balances with Central Banks	420,832	44,126	3,424	1,410	2,849	—	472,641
Loans and advances to banks	41,594	30,076	42,173	5,381	173	17,685	137,082
Loans and advances to customers	1,177,029	628,610	1,226	—	—	—	1,806,865
Government securities	527,618	—	—	—	—	—	527,618
Current income tax recoverable	2,973	—	—	—	—	—	2,973
Other assets	4,597	5,826	286	65	1,816	—	12,590

Total financial assets	2,174,643	708,638	47,109	6,856	4,838	17,685	2,959,769

Liabilities
Due to customers	1,949,754	569,144	46,597	6,932	1,121	17,485	2,591,033
Deposits from banks	26,083	109,497	—	—	—	—	135,580
Other liabilities	1,227	—	—	—	—	—	1,227
Borrowings	2,914	24,902	103	(126)	1,751		29,544

Total financial liabilities	1,979,978	703,543	46,700	6,806	2,872	17,485	2,757,384

Net on-balance sheet financial position	194,665	5,095	409	50	1,966	200	202,385

Off balance sheet commitments	48,391	165,870	8,983	1,350	—	81	224,675

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

2.2    Price risk

The Group are not exposed to equity securities price risk as it currently has no investment in listed shares, but is exposed to debt securities price risk classified on the balance sheet as available for sale. If the market price of debt had increased/decreased by 5% with all other variables held constant, the fair value reserve in debt securities would have increased/decreased as a result of gains or losses on debt securities classified as available for sale by TZS 2,653 million as at 31 December 2014 (2013: TZS 1,462 million - 2012: TZS 615 Million).

2.3Interest rate risk

Cash flow interest rate risk is the risk that the future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Fair value interest rate risk is the risk that the fair value of a financial instrument will fluctuate because of changes in market interest rates. The Group take on exposure to the effects of fluctuations in the prevailing levels of market interest rates on both its fair value and cash flow risks. Interest margins may increase as a result of such changes but may produce losses in the event that unexpected movements arise. The Bank’s Board sets limits on the level of mismatch of interest rate re-pricing that may be undertaken, which is regularly monitored by an independent Risk and Compliance department and reported regularly to ALCO and the Board.

With all other variables held constant, a shift in interest rate by 90 basis points on all interest bearing assets and liabilities would have resulted in lower or higher profit after tax of TZS 405 million as at 31 December 2014 (2013: TZS 7,494 million - 2012: TZS 8,309 Million).

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

2.3Interest rate risk (continued)

(Amounts are in TZS Million)

						Non-
		1-3	3-12	1-5		interest
As at 31 December 2014	Up to1 month	months	months	years	Over 5	bearing	Total
Assets
Cash and balances with Central banks	—	—	—	—	—	549,570	549,570
Government securities	10	134,498	211,585	120,726	127,766	—	594,585
Loans and advances to banks	53,914	23,844	2,400	21,041	—	193,427	294,626
Loans and advances to customers	93,995	245,435	520,242	1,030,170	655,454	—	2,545,296
Other assets*	—	—	—	—	—	41,099	41,099

Total financial assets	147,919	403,777	734,227	1,171,937	783,220	784,096	4,025,176

Liabilities
Deposits from Banks	94,594	—	—	—	—	—	94,594
Deposits from customers	2,849,989	206,935	223,208	110,789	—	—	3,390,921
Other liabilities **	—	—	—	—	—	87,854	87,854
Borrowings and Subordinated debt	517	705	44,582	53,270	72,097	—	171,171

Total financial liabilities	2,945,100	207,640	267,790	164,059	72,097	87,854	3,744,540

Total interest repricing gap	(2,797,181)	196,137	466,437	1,007,878	711,123

*Other assets (excludes prepayments, stock and advance capital as they are not financial assets)

** Other liabilities (excludes deferred income and statutory liabilities)

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

2.3    Interest rate risk (continued)

(Amounts are in TZS Million)

						Non-
	Up to1		3-12	1-5		interest
As at 31 December 2013	Month	1-3 months	months	years	Over 5	bearing	Total
Assets
Cash and balances with Central banks	—	—	—	—	—	506,222	506,222
Government securities	39,876	85,764	203,616	131,347	108,543	—	569,146
Loans and advances to banks	67,170	—	18,364	—	—	232,389	317,923
Loans and advances to customers	29,260	133,791	495,975	751,601	582,479	—	1,993,106
Other assets*	—	—	—	—	—	30,046	30,046

Total financial assets	136,307	219,555	717,955	882,948	691,022	768,657	3,416,443

Liabilities
Deposits from Banks	46,441	—	—	—	7,499	—	53,940
Deposits from customers	2,490,354	177,033	352,814	4,228	—	—	3,024,429
Other liabilities **	—	—	—	—	—	38,051	38,051
Borrowings	267	—	39,689	—	10,000	—	49,956

Total financial liabilities	2,537,062	177,033	392,503	4,228	17,499	38,051	3,166,376

Total interest repricing gap	(2,400,755)	42,522	325,452	878,720	673,523

J.     FINANCIAL RISK MANAGEMENT (CONTINUED)

2.3    Interest rate risk (continued)

(Amounts are in TZS Million)

						Non-
			3-12	1-5		interest
As at 31 December 2012	Up to1 month	1-3 months	months	years	Over 5	bearing	Total
Assets
Cash and balances with Central banks	—	—	—	—	—	472,641	472,641
Government securities	121,510	91,218	113,746	126,573	74,571	—	527,618
Loans and advances to banks	83,208	40,143	13,731	—	—	—	137,082
Loans and advances to customers	406,024	333,973	489,508	409,951	167,409	—	1,806,865
Other assets	—	—	—	—	—	12,590	12,590

Total financial assets	610,742	465,334	616,985	536,524	241,980	485,231	2,956,796

Liabilities
Deposits from banks	135,580	—	—	—	—	—	135,580
Deposits from customers	1,711,650	499,522	271,863	38,636	69,362	—	2,591,033
Other liabilities	—	—	—	—	—	27,487	27,487

Total financial liabilities	1,847,230	499,522	271,863	38,636	69,362	27,487	2,754,100

Total interest repricing gap	(1,236,488)	34,188	345,122	497,888	172,618

J.                FINANCIAL RISK MANAGEMENT (CONTINUED)

3.              Liquidity risk

Liquidity risk is the risk that a Bank is unable to meet its payment obligations associated with its financial liabilities when they fall due and to replace funds when they are withdrawn. The consequence may be the failure to meet obligations to repay depositors and fulfil commitments to lend.

3.1       Liquidity risk management process

The Group’s liquidity management process, as carried out within the Group are monitored by the Asset and Liability Committee (ALCO) of the individual banks, include:

•                  Day-to-day funding, managed by monitoring future cash flows to ensure that requirements can be met. These include replenishment of funds as they mature or are borrowed by customers. The Group maintain an active presence in money markets to enable this to happen;

•                  Maintaining a portfolio of highly marketable assets that can easily be liquidated as protection against any unforeseen interruption to cash flow;

•                  Monitoring balance sheet liquidity ratios against internal and regulatory requirements; and

•                  Managing the concentration and profile of debt maturities.

Monitoring and reporting take the form of cash flow measurement and projections for the next day, week and month respectively, as these are key periods for liquidity management. The starting point for those projections is an analysis of the contractual maturity of the financial liabilities and the expected collection date of the financial assets (Note 3.3).

3.2       Funding approach

The Group’s major source of funding is customer deposits. To this end, the Group maintain a diversified and stable funding base comprising current/demand, savings and time deposits. The Group places considerable importance on the stability of these deposits, which is achieved through the Group’s retail banking activities and by maintaining depositor confidence in the Group’s business strategies and financial strength.

The Group borrows from the interbank market through transactions with other Banks for short term liquidity requirements. As part of the contingency funding plan, the Group has funding lines with both local and foreign banks for short term funding requirements.

3.3       Non-derivative cash flows

The tables below present the cash flows payable by the Group under non-derivative financial liabilities by remaining contractual maturities at the balance sheet date. The amounts disclosed in the table are the contractual undiscounted cash flows, as the Group manage the inherent liquidity risk based on expected undiscounted cash flows.

J.                FINANCIAL RISK MANAGEMENT (CONTINUED)

3.              Liquidity risk (continued)

3.3 Non-derivative cash flows (continued)

Amounts are in TZS Million

	Up to1	1-3	3-12	Over 1
As at 31 December 2014	month	months	months	year	Total
Liabilities
Deposits from customers	2,849,989	206,935	223,208	110,789	3,390,921
Deposits from banks	94,594	—	—	—	94,594
Borrowings	517	705	44,582	125,367	171,171
Other liabilities**	87,854	—	—	—	87,854
Total financial liabilities (contractual maturity dates)	3,032,954	207,640	267,790	236,156	3,744,540

Total financial assets (expected maturity dates)	1,212,052	589,564	768,333	1,468,389	4,038,339

	Up to1	1-3	3-12	Over 1
As at 31 December 2013	month	months	months	year	Total
Liabilities
Deposits from customers	2,497,697	196,621	461,706	61,898	3,217,922
Deposits from banks	46,356	—	662	12,343	59,361
Borrowings	—	—	41,384	15,600	56,984
Other liabilities**	38,051	—	—	—	38,051
Total financial liabilities (contractual maturity dates)	2,582,104	196,621	503,752	89,841	3,372,318

Total financial assets (expected maturity dates)	907,774	228,441	772,027	1,862,991	3,771,233

	Up to1	1-3	3-12	Over 1
As at 31 December 2012	month	months	months	year	Total
Liabilities
Deposits from customers	1,710,823	500,084	274,347	114,759	2,600,013
Deposits from banks	135,651	—	—	—	135,651
Other liabilities**	29,544	—	—	—	29,544

Total financial liabilities (contractual maturity dates)	1,876,018	500,084	274,347	114,759	2,765,208

Total financial assets (expected maturity dates)	1,093,964	428,311	678,281	587,334	2,787,890

** Other liabilities (excludes differed income and statutory liabilities)

Assets available to meet all of the liabilities and to cover outstanding loan commitments include cash, central bank balances, items in the course of collection and treasury and other eligible bills; loans and advances to banks; and loans and advances to customers. In the normal course of business, a proportion of customer loans contractually repayable within one year will be extended. The Group would also be able to meet unexpected net cash outflows by selling securities and accessing additional funding sources such as asset-backed markets.

J.                FINANCIAL RISK MANAGEMENT (CONTINUED)

3.              Liquidity risk (continued)

3.4                 Collateral

The Group has pledged part of its Treasury bills and bonds in order to fulfil the collateral requirements of various short term borrowings from other banks. At 31 December 2014 and 2013, the fair values of the Treasury bills and bonds pledged were TZS.140,848 million and TZS 99,316 million and TZS 20,644 million respectively. The counterparties have an obligation to return the securities to the Group. The Group also holds Treasury Bills and Bonds amounting TZS 14,650 Million as at 31 December 2014 (2013: TZS 40,765, 2012: Nil) in respects of Short term borrowings extended to banks. The Group has an obligation to return the Securities to the counterparties upon settlement of the loans. There are no other significant terms and conditions associated with the use of collateral

3.5                 Off-balance sheet items

(a) Loan commitments

The dates of the contractual amounts of the Group’s off-balance sheet financial instruments that commit it to extend credit to customers and other facilities (Note 38), are summarised in the table below.

(b) Financial guarantees and other financial facilities

Financial guarantees are included below based on the earliest contractual maturity date.

3.5                 Off-balance sheet items

(c) Operating lease commitments

Where the Group are the lessee, the future minimum lease payments under non-cancellable operating leases, are summarised below.

(d) Investment commitments

Investment commitment is with respect to additional equity investment in the subsidiary.

(e) Capital commitments

These relate to the acquisition of property and equipment.

Summary of off-balance sheet items:	(Amounts are in TZS Million)

	No later	1 - 5	Over 5
	than 1 year	years	years	Total
As at 31 December 2014

Outstanding letters of credit	379,361	34,316	—	413,677
Guarantees and indemnities	105,911	62,416	—	168,327
Commitments to extend credit	156,834	—	—	156,834
Operating lease commitments	5,880	13,850	2,001	21,731
Capital commitments	13,577	—	—	13,577

As at 31 December 2013

Outstanding letters of credit	406,162	71,676	—	477,838
Guarantees and indemnities	155,492	38,873	—	194,365
Commitments to extend credit	217,833	—	—	217,833
Operating lease commitments	2,899	7,056	534	10,489
Capital commitments	14,905	—	—	14,905

J.                FINANCIAL RISK MANAGEMENT (CONTINUED)

3.              Liquidity risk (continued)

3.5                 Off-balance sheet items (continued)

	No later	1 - 5	Over 5
As at 31 December 2012	than 1 year	years	years	Total

Outstanding letters of credit	162,530	1,530	—	164,060
Guarantees and indemnities	59,333	1,236	20	60,589
Commitments to extend credit	221,488	—	—	221,488
Operating lease commitments	2,846	1,258	4,081	8,185
Capital commitments	13,731	—	—	13,731

4.              Fair value of financial assets and liabilities

(a)         Financial instruments not measured at fair value

The fair value of financial assets and liabilities not measured at fair value approximate carrying amounts for Group.

(i) Loans and advances to banks

Loans and advances to banks include inter-bank placements and items in the course of collection. The carrying amount of floating rate placements and overnight deposits is a reasonable approximation of fair value.

The estimated fair value of fixed interest bearing deposits is based on discounted cash flows using prevailing money-market interest rates for debts with similar credit risk and remaining maturity.

(ii) Loans and advances to customers

Loans and advances are net of charges for impairment. The estimated fair value of loans and advances represents the discounted amount of estimated future cash flows expected to be received. Expected cash flows are discounted at current market rates to determine fair value.

(iii) Investment securities

The fair value for held-to-maturity assets is based on market prices. Where this information is not available, fair value is estimated using quoted market prices for securities with similar credit, maturity and yield characteristics. The carrying amount is a reasonable approximation of fair value.

(iv) Deposits from banks and due to customers

The estimated fair value of deposits with no stated maturity, which includes non-interest bearing deposits, is the amount repayable on demand.

The estimated fair value of interest-bearing deposits not quoted in an active market is based on discounted cash flows using interest rates for new debts with similar remaining maturity. The carrying amount is a reasonable approximation of fair value.

v) Off-balance sheet financial instruments

The estimated fair values of the off-balance sheet financial instruments are based on market prices for similar facilities. When this information is not available, fair value is estimated using discounted cash flow analysis.

J.                FINANCIAL RISK MANAGEMENT (CONTINUED)

4.              Fair value of financial assets and liabilities (continued)

(a) Financial instruments not measured at fair value

The table below summarises the carrying amounts and fair values of financial assets and liabilities.

				Other	Total
	Available	Held-to-	Loans and	amortised	carrying
	for sale	maturity	receivables	cost	amount	Fair value
31 December 2014	TZS’Million	TZS’Million	TZS’Million	TZS’Million	TZS’Million	TZS’Million

Financial assets
Cash and balances with Central Banks	—	—	—	549,570	549,570	549,570
Loans and advances to banks	—	—	294,626	—	294,626	294,626
Loans and advances to customers			2,545,296	—	2,545,296	2,545,296
Government securities	54,432	540,153	—	—	594,585	594,585
Other assets	—	—	41,099	—	41,099	41,099

	54,432	540,153	2,881,021	549,570	4,025,176	4,025,176
Financial liabilities
Deposits from banks	—	—	—	94,594	94,594	94,594
Deposits from customers	—	—	—	3,390,921	3,390,921	3,390,921
Other liabilities	—	—	—	87,854	87,854	87,854

	—	—	—	3,573,369	3,573,369	3,573,369

J.                FINANCIAL RISK MANAGEMENT (CONTINUED)

4.              Fair value of financial assets and liabilities (continued)

(a)         Financial instruments not measured at fair value

The table below summarises the carrying amounts and fair values of financial assets and liabilities.

				Other	Total
	Available	Held-to-	Loans and	amortised	carrying
	for sale	maturity	receivables	cost	amount	Fair value
31 December 2013	TZS’Million	TZS’Million	TZS’Million	TZS’Million	TZS’Million	TZS’Million

Financial assets
Cash and balances with Central Banks	—	—	—	491,883	491,883	491,883
Loans and advances to banks	—	—	317,262	—	317,262	317,262
Loans and advances to customers	—	—	1,992,565	—	1,992,565	1,992,565
Government securities	—	539,901	—	—	539,901	516,170
Other assets	—	—	44,271	—	44,271	44,271

	—	539,901	2,354,098	491,883	3,385,882	3,362,151
Financial liabilities
Deposits from banks	—	—	—	93,630	93,630	93,630
Deposits from customers	—	—	—	3,024,994	3,024,994	3,024,994
Other liabilities	—	—	—	42,860	42,860	42,860

	—	—	—	3,161,484	3,161,484	3,161,484

J.                FINANCIAL RISK MANAGEMENT (CONTINUED)

4.              Fair value of financial assets and liabilities (continued)

(a) Financial instruments not measured at fair value

The table below summarises the carrying amounts and fair values of financial assets and liabilities.

				Other	Total
	Available	Held-to-	Loans and	amortised	carrying
	for sale	maturity	receivables	cost	amount	Fair value
31 December 2012	TZS’Million	TZS’Million	TZS’Million	TZS’Million	TZS’Million	TZS’Million

Financial assets
Cash and balances with Central Banks	—	—	—	472,641	472,641	472,641
Loans and advances to banks	—	—	137,082	—	137,082	137,082
Loans and advances to customers	—	—	1,806,865	—	1,806,865	1,806,865
Government securities	—	515,327	—	—	515,327	500,250
Other assets	—	—	12,590	—	12,590	12,590

		515,327	1,956,537	472,641	2,944,505	2,929,428
Financial liabilities
Deposits from banks	—	—	—	135,580	135,580	135,580
Deposits from customers	—	—	—	2,591,033	2,591,033	2,591,033
Other liabilities	—	—	—	29,544	29,544	29,544

	—	—	—	2,756,157	2,756,157	2,756,157

J.                FINANCIAL RISK MANAGEMENT (CONTINUED)

4.              Fair value of financial assets and liabilities (continued)

2.              Fair value hierarchy

IFRS 13 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources; unobservable inputs reflect the Group’s market assumptions. These two types of inputs have created the following fair value hierarchy:

•                    Level 1 - Quoted prices (unadjusted) in active markets for identical assets or liabilities.

•                  Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices).

•                  Level 3 - inputs for the asset or liability that are not based on observable market data (unobservable inputs). This level includes equity investments and debt instruments with significant unobservable components. This hierarchy requires the use of observable market data when available. The Group considers relevant and observable market prices in its valuations where possible.

The following table represents the Group’s financial assets that are measured at fair value at 31 December 2014. Motor vehicles that are measure at fair value are disclosed under note 21.

		TZS Million
31 December 2014	Level 1	Level 2	Level 3	Total

Available-for-sale financial assets:
- Treasury Bonds	54,432	—	—	54,432
- Equity Investment	—	2,280		2,280

Total assets	54,432	2,280	—	56,712

There were no transfers between levels 1 and 2 during the year.

The following table represents the Group’s financial assets that are measured at fair value at 31 December 2013. Motor vehicles that are measure at fair value are disclosed under note 21.

	TZS Million
31 December 2013	Level 1	Level 2	Level 3	Total

Available-for-sale financial assets:
- Treasury Bonds	29,245	—	—	29,245
- Equity Investment	—	2,280	—	2,280

Total assets	29,245	2,280	—	31,525

J.                  FINANCIAL RISK MANAGEMENT (CONTINUED)

4.              Fair value of financial assets and liabilities (continued)

(b)         Fair value hierarchy (continued)

The following table represents the Group’s financial assets that are measured at fair value at 31 December 2012. Motor vehicles that are measure at fair value are disclosed under note 36.

	TZS Million
31 December 2012	Level 1	Level 2	Level 3	Total

Available-for-sale financial assets:
- Treasury Bonds	12,291	—	—	12,291
- Equity Investment	—	1,200	—	1,200

Total assets	12,291	1,200	—	13,491

There were no transfers between levels 1 and 2 during the year.

(a)         Financial instruments in level 1

The fair value of financial instruments traded in active markets is based on quoted market prices at the end of the reporting period. A market is regarded as active if quoted prices are readily and regularly available from an exchange, dealer, broker, industry Group, pricing service, or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis. The quoted market price used for financial assets held by the Group is the current bid price of debt securities from the most current Bank of Tanzania auction results. Instruments included in Level 1 comprise primarily available-for-sale Treasury Bonds.

(b)         Financial instruments in level 2

The fair value of financial instruments that are not traded in an active market (for example, over-the-counter derivatives) is determined by using valuation techniques. These valuation techniques maximise the use of observable market data where it is available and rely as little as possible on entity specific estimates. If all significant inputs required to fair value an instrument are observable, the instrument is included in level 2.

(b)         Fair value hierarchy (continued)

If one or more of the significant inputs is not based on observable market data, the instrument is included in Level 3.

Specific valuation techniques used to value financial instruments include:

•                  Quoted market prices or dealer/Bank of Tanzania quotes for similar instruments;

•                  Quoted prices for identical or similar assets or liabilities in markets that are not active.

K.              CAPITAL MANAGEMENT

The Bank’s objectives for managing capital, which is a broader concept than the ‘equity’ on the face of balance sheets, are:

•                       To comply with the capital requirements set by the Central Bank i.e. Bank of Tanzania;

•                      To safeguard the Bank’s ability to continue as a going concern so that it can continue to provide returns for Shareholders and benefits for other stakeholders; and

•                       To maintain a strong capital base to support the development of its business.

Capital adequacy and the use of regulatory capital are monitored daily by the Bank’s management, employing techniques based on the guidelines developed by the Basel Committee, as implemented by the Bank of Tanzania, for supervisory purposes. The required information is filed with the Central Bank on a quarterly basis.

The Central Bank requires the Banking Group to:

(a)              hold the minimum level of core capital of TZS15 billion;

(b)              maintain a ratio of core capital to the risk-weighted assets plus risk-weighted off-balance sheet assets (the ‘Basel ratio’) at or above the required minimum of 10%; and

(c)          Maintain total capital of not less than 12% of risk-weighted assets plus risk-weighted off-balance sheet items.

The Bank’s regulatory capital as managed by its Finance department is divided into two tiers:

•                  Tier 1 capital: share capital, retained earnings and reserves created by appropriations of retained earnings. Intangible assets and prepaid expenses are deducted in arriving at Tier 1 capital; and

•                       Tier 2 capital: qualifying subordinated loan capital, revaluation reserve and loan portfolio general provision.

The risk-weighted assets are measured by means of a hierarchy of five risk weights classified according to the nature of - and reflecting an estimate of credit, market and other risks associated with each asset and counterparty, taking into account any eligible collateral or guarantees. A similar treatment is adopted for off-balance sheet exposure, with some adjustments to reflect the more contingent nature of the potential losses.

The table below summarises the composition of regulatory capital and the ratios of the Bank for the year ended 31 December 2014 and year ended 31 December 2013. During those two periods, the Bank complied with all of the externally imposed capital requirements to which they are subject.

	2014	2013	2012
Tier 1 capital	TZS’Million	TZS’Million	TZS’Million

Share capital	54,413	54,413	54,413
Share Premium	18,765	18,765	18,765
Retained earnings	340,698	292,871	234,469
Prepaid expenses	(17,024)	(8,523)	(6,046)
Intangible assets	(15,833)	(15,502)	(13,740)
Deferred tax asset	(3,201)	(3,851)	(3,852)

Total qualifying Tier 1 capital	377,818	338,173	284,009

K.            CAPITAL MANAGEMENT

The table below summarises the composition of regulatory capital and the ratios of the Bank for the year ended 31 December 2014 and year ended 31 December 2013. During those two periods, the Bank complied with all of the externally imposed capital requirements to which they are subject.

	2014	2013	2012
Tier 1 capital	TZS’Million	TZS’Million	TZS’Million

Share capital	54,413	54,413	54,413
Share Premium	18,765	18,765	18,765
Retained earnings	340,698	292,871	234,469
Prepaid expenses	(17,024)	(8,523)	(6,046)
Intangible assets	(15,833)	(15,502)	(13,740)
Deferred tax asset	(3,201)	(3,851)	(3,852)

Total qualifying Tier 1 capital	377,818	338,173	284,009

	2014	2013	2012
Tier 2 capital	TZS’Million	TZS’Million	TZS’Million

Portfolio general provision	3,300	2,457	2,916
Subordinated debt	31,333	10,267	—
Revaluation reserve	920	2,280	2,855

Total qualifying Tier 2 capital	35,553	15,004	5,771

Total regulatory capital	413,371	353,177	289,780

Risk-weighted assets
On-balance sheet	2,543,913	2,002,569	1,679,737
Off-balance sheet	340,187	331,804	151,779

Total risk-weighted assets	2,884,100	2,334,373	1,831,516

		Bank’s	Bank’s	Bank’s
	Required	ratio	ratio	ratio
	ratio	2014	2013	2012
	%	%	%	%

Tier 1 capital	10	13.1	14.5	15.5
Tier 1 + Tier 2 capital (Total capital)	12	14.3	15.1	15.8

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

L.             EVENTS AFTER THE STATEMENT OF FINANCIAL POSITION DATE

There were no events after the statement of financial position date which requires any adjustment and disclosures in the financial statements.

M.         CONSENT

We consent to the inclusion of this report in the information memorandum in the form and context in which it appears.

N.            CONCLUSION

The financial information set out in this Accountants’ Report has been extracted from the audited financial statements of the company for 3 years to 31 December 2014 and for each of the relevant periods, unqualified audit reports were issued. Based on our review, nothing has come to our attention that causes us to believe that the financial information is not prepared in all material respects in accordance with International Financial Reporting Standards.

Deloitte & Touche
Certified Public Accountants (Tanzania)

/s/ D C Nchimbi	16 June 2015
Signed by: D C Nchimbi
Dar es Salaam

PART 8: LEGAL OPINION

ABENRY & COMPANY
Advocates Patent and Trademark Attorneys

Our ref: CO/CRDB/LHS/220/15

Legal Opinion

The Directors

CRDB Bank Plc

4th Floor Office, Accommodation Scheme Building

Azikiwe Street

P.O. Box 268

Dar-es-Salaam

Ladies and Gentlemen,

RE:             LEGAL OPINION IN RESPECT OF A RIGHTS ISSUE OF CRDB BANK PLC

1.                            Background and purpose

We, Abenry & Company, Advocates, have been engaged as Legal Advisers to advise CRDB Bank Public Limited Company (“CRDB”) in connection with the planned Rights Issue pursuant to this Information Memorandum.

2.                            Interpretation

2.1                     Wherever used in this Opinion, unless the context otherwise requires, the following terms shall have the following meanings:

2.1.1                     “Banking Act” shall mean Banking and Financial Institutions Act, Cap. 342;

2.1.2                                      “BoT” shall mean the Central Bank of Tanzania, established under Bank of Tanzania Act, Cap 197;

2.1.3                     “CRDB” or “the Company” shall mean CRDB Bank Public Limited Company, a public company incorporated in Tanzania on 28th June, 1996 and issued with Certificate of Incorporation No. 30227. It is also a financial institution licensed to conduct banking business in Tanzania under Banking Licence No. CBA 00028 issued by BoT;

2.1.4                     “CMSA” or “the Authority” shall mean the Capital Markets and Securities Authority established under the Capital Markets and Securities Act, Cap 79;

2.1.5                     “CMS Act” shall mean the Capital Markets and Securities Act, Cap 79;

2.1.6                     “Companies Act” shall mean the Companies Act, Cap. 212; and

2.1.7                     “DSE” shall mean the Dar-es-Salaam Stock Exchange.

2.2                  Unless otherwise provided, references herein to a specified paragraph or annex shall be construed as a reference to a specified paragraph or annex hereof. In this Opinion, the headings and the annexes are inserted for convenience of reference only and shall not be used to define, interpret or limit the content hereof.

2.3                     Terms and expressions referring the singular are deemed to include the plural and vice-versa.

3.                            Reviewed documentation and procedures; Qualifications

3.1.               For the purpose of expressing the opinion hereinafter we have examined the following documents or copies thereof (or as referred to in the preceding section 2) and such other documents or instruments as we have considered necessary in connection with this opinion:

(a)                                 the Certificate of Incorporation of the Company No. 30227;

(b)                                 the Memorandum and Articles of Association of the Company in its original form;

(c)                                  the Companies Act;

(d)                                 the Banking Act;

(e)                                  the CMS Act and related Regulations including the Capital Markets and Securities (the Capitalization and Rights Issue) Regulations, 2000 and the Capital Markets and Securities (Prospectus Requirements) Regulations, 1997;

(f)                                   the Resolution of the Company passed at the Annual General Meeting of the Company on 9th May 2015 authorizing the Rights Issue;

(g)                            the following licences and approvals given to the Company for the carrying on of its businesses:

(i)                             Banking Licence No. CBA 00028 which was issued by the Bank of Tanzania on the 22nd September, 2004 authorizing CRDB to conduct banking business;

(ii)                          TIN certificate number 100-476-541 dated 01st November, 2000 issued by Tanzania Revenue Authority; and

(iii)                       Business Licence No. B 1775925 issued on the 07th August, 2014 for the Head office;

(h)                             Court Files relating to material litigation by or against CRDB;

(i)                                 “Material” Contracts to which CRDB is a party;

(j)                                Insurance Policies taken by CRDB; and

(k)                             Other documents as we have deemed prudent.

3.2                     In expressing the opinion hereinafter we have examined and relied on originals or copies (as the case may be) of the above mentioned documents, whereby we have assumed:

(a)                              all signatures on all documents reviewed by us are genuine;

(b)                              all documents submitted to us as copies are true and complete copies of the originals thereof;

(c)                               each natural person signing any document reviewed by us had the legal capacity to do so;

(d)                            each natural person signing any document reviewed by us in a representative capacity had authority to sign in such capacity;

(e)                               that each Shareholder will exercise his or her right;

(f)                                that the investment opportunities will not change; and

(g)                               further that the rights issuance does not change the operations of the Company.

4.                            Opinion

4.1                     Based upon and subject to (1) the foregoing, (2) paragraph 4.2 of this opinion, (3) any matters set out in this Information Memorandum, and (4) to any matters not made known to us, we are of the opinion that:

(a)                             the Company is a public company limited by shares, duly incorporated in Tanzania pursuant to the provisions of the Companies Act, with power to execute, deliver and exercise its right and perform its obligations pursuant to the initial public offering, and such execution and performance have been duly authorized by appropriate corporate action;

(b)                             the rights obligations of the Company contemplated by this transaction constitute valid and binding rights and obligations enforceable in accordance with their terms;

(c)                              the Rights Issue has been duly and validly authorized by the Company and no other corporate action on the part of the Company is necessary to authorize the offer;

(d)                             the execution and consummation of the Offer contemplated by the Company do not conflict with and do not and shall not result in the breach of applicable law, rule or regulations or any agreement or obligation to which the Company is party or bound by, which would individually or in the aggregate impair the validity of the public offer transaction or have material adverse effect on the ability of the Company to perform its obligations after the Offer;

(e)                          the Rights Issue is in compliance of the CMS Act and all other laws relevant and enforceable in Tanzania at the time of giving this Opinion; and

(f)                           the transactions contemplated by the Rights Issue and the performance by the Company of its obligations there under will not violate any law of Tanzania.

4.2               Based upon and subject as aforesaid, and without prejudice to the generality of the matters set out in paragraph 4.1 of this opinion, we are further of the opinion that:

(a)                         Article 19.1 of the Articles of Association of the Company authorizes the Company with the authority of ordinary resolution, to invite its existing Members to subscribe for further capital in proportion to their existing shareholding i.e. a rights issue;

(b)                         pursuant to the Resolution of the Company at the Annual General Meeting on 9th May 2015, the Company authorized the issuance of up to 435,306,432 (say four hundred thirty five million three hundred six thousand four hundred thirty two) new ordinary shares of Tanzania Shillings twenty five (25) each, by way of rights, to holders of ordinary shares of the Bank who appear in the Register of Shareholders at the close of business on a date to be determined, the issue to be on the basis of one (1) new ordinary share for every five (5) ordinary shares. The Rights to be issued are renounceable, meaning that shares not taken will be renounced in favour of identified Underwriters;

(c)                          all authorizations, approvals, consents, licenses, exemptions, fillings or registrations of or with any governmental or public bodies or authorities of or in Tanzania required in connection with the business of the Company including the Bank of Tanzania approvals, CMSA approval and DSE approval have been obtained in proper form, and are in full force and effect;

(d)                         all authorizations and approvals by BoT, CMSA and DSE required for the Rights Issue under the respective Legislation and Rules have been obtained;

(e)                          as of the date of this Opinion the Company has in force eight (8) “material” contracts to which the Company is a party. These include Agency contracts and loan agreements entered into for the purpose of carrying out its functions. The List does not include employment contracts and Leases. By and large, the Agreements reviewed are well crafted and structured. Some of the major contracts include:

(i)                     Loan Agreement between International Finance Corporation (“IFC”) and CRDB Bank PLC (“CRDB”) dated 27th March 2014

Under this Agreement IFC agreed to lend CRDB an IFC Long-term Loan in an amount of up to USD Dollars forty million ($40,000,000) comprised of two equal tranches. The purpose of the Loan was to provide CRDB with funding to be used by CRDB for financing its lending operations to eligible SMEs provided that at least 20% of the proceeds are to be applied for on lending to Women owned SMEs.

IFC also extended an IFC Short-term Loan of up to US Dollars fifteen million ($15,000,000) for IFC’s own account and an amount of up to US Dollars ten million ($10,000,000) in IFC’s capacity as Implementing Entity of the Private Sector Window (PSW) of the Global Agriculture and Food Security Program (GAFSP).

(ii)                  Finance Contract between the European Investment Bank (EIB) and CRDB Bank PLC (“CRDB”) dated 3rd November, 2014.

Under the Contract, CRDB was extended a credit of EUR 20,000,000 (twenty million euros) as part of its participation in the East Africa Community Microfinance Facility II of EUR 75,000,000 (seventy five million euros) (the “EAC Facility”), which is extended by EIB to a group of financial institutions (each, an “EAC Bank” and together, the “EAC Banks”) located in the East African Community, including the United Republic of Tanzania (“Tanzania”), Republic of Uganda, Republic of Kenya and Republic of Rwanda (“EAC”).

The EAC Facility was extended from Cotonou Investment Facility resources made available by EIB under the Partnership Agreement signed in Cotonou on 23rd June 2000, between the European Community and its Member States, and the African, Caribbean and Pacific States, as revised subsequently (the “Cotonou Agreement”).

The EAC Facility is to be used by the EAC Banks for the financing of micro-credits totaling up to 50% (fifty percent.) of the total cost of the projects which comply with the eligibility criteria set out in the Contract and extended to micro- and small enterprises, self-employed entrepreneurs, sole-proprietorships, small scale farm holders and micro-entrepreneur groups in agro-industry, fishing, construction, food processing, manufacturing, construction industry, transport, trade, retail and services related to these sectors.

(iii)               Participation Agreement between Tanzania Investment Bank Limited (“the bank”) and CRDB Bank PLC (“the borrower”) dated, 29th June, 2012.

This Agreement is for a duration of 108 months from the first draw down date. The facility is repayable in fourteen (14) equal semi-annually instalments plus interest of 6.48% per annum. The contract is in respect of refinancing 70% of the loan advanced to Mwenga Hydro Project for development of a 4MW run off river small hydro power project at Mwenga River. The facility is in form of a long term loan of TZS 4,804,100,000.00, plus interest.

(iv)              Participation agreement between the Development Bank Limited (“the bank”) and CRDB (“the borrower”), dated 2nd February, 2015

This Agreement is for a duration of 120 months from the first draw-down date. The facility is repayable in sixteen (16) equal semi-annual instalments plus interest of 8.62% per annum. The contract is in respect of refinancing 85% of the investment cost for project at Mtandasi River in Lifakara Village, Mbinga District Ruvuma Region. The term loan amounts to TZS 399, 500,000.00 plus interest.

(v)                 Participation agreement between the Development Bank Limited (“the bank”) and CRDB Bank PLC (“the borrower”), dated 2nd February, 2014.

The Agreement is for a period of 108 months from the first draw-down date. The facility shall be repayable in twenty four (24) equal semi-annual instalments plus interest of 8.62% per annum. The contract is in respect of refinancing 85% of the investment cost for development of a 0.24MW small renewable energy hydro power project at Nambis River in Darakuta Ranch, Babati District, Manyara Region. The term loan amounts to TZS 374,000,000.00 plus interest.

(f)                           the Company has also entered into an Underwriting Agreement with Africa Capitalization Fund, Ltd. (“AfCap”), CDC Group PLC, (“CDC”); and International Finance Corporation (“IFC”) (the “Underwriters”). Under the Agreement, the Underwriters have agreed, on a several basis, on the terms and subject to the conditions referred to in the Agreementto subscribe, at the Rights Issue Price, for the New Shares not otherwise taken up; and pay to the Company (who will receive the same on behalf of non-accepting qualifying Shareholders) the Nil Paid Rights Amount multiplied by the number of New Shares respectively subscribed for by them (subject to the Maximum Underwriting Commitment). A copy of the Agreement is available for inspection at the offices of the Company.

The Agreement is governed by and interpreted in accordance with English law. The Parties have agreed that any dispute which may arise out of or in connection with the Agreement, shall be referred to and finally resolved by arbitration under the Arbitration Rules of the London Court of International Arbitration (LCIA).

(g)                            the Company has taken the following insurance policies:

S/ N	INSURANCE POLICY	AMOUNT OF COVER	INSURER

1.	Public and Product Liability	TZS 100,000,000	Jubilee Insurance Company

2.	Assets and All Risks Insurance	TZS 60,200,000,000	Jubilee Insurance Company

3.	Motor Vehicle Company	TZS 8,856,716,395	Metropolitan Insurance

4.	Deductible Buy Down Cover	USD 300,000	Metropolitan Insurance

5.	Directors and Officers Liability	USD 6,000,000	Metropolitan Insurance

6.	Comprehensive Crime Insurance	USD 187,337 Company	Metropolitan Insurance

7.	Group Personal Accident	TZS 51,833,330,482	Jubilee Insurance Company

8.	Group Life	TZS 131,499,737,417	African Life Insurance

(h)                                CRDB Microfinance Services Company Limited has taken the following insurance policies:

S/N.	INSURANCE POLICY	AMOUNT OF COVER	INSURER

1.	Electronic Equipment	TZS 154,335,544.00	Jubilee Insurance Company

2.	Fire and Allied Perils	TZS 101, 385, 455.00	Jubilee Insurance Company

3.	Business All Risks	TZS 126,582,416.00	Jubilee Insurance Company

(i)	CRDB Bank Burundi S.A. has taken the following insurances:

	Insurer:		Maxinsure (Tanzania) Limited

	Policy No.		101021500057

	Type of Insurance:		Political risk, Terrorism & Sabotage cover

	The Insured:		CRDB Bank Plc, Burundi S.A, P.O Box 254, Bujumbura, Burundi

	Sum Insured:		USD 10,000,000.00

	Annual Premium:		USD 50,000.00

	Reinsurance:		100% fronted to Reinsurance

Covered causes of loss:
		1.	Act of terrorism

		2.	Sabotage

		3.	Riots, strikes and/or civil commotion

		4.	Insurrection, Revolution or rebellion

		5.	Mutiny and (or coup d’etat)

		6.	War and or civil war.

(i)             save as disclosed below, there is no significant litigation, arbitration, prosecution or other civil or criminal legal action whatsoever in which the Company is involved that is taking place, pending or threatened that may adversely affect the Company in the Rights Issue. We have disclosed below the major cases that the Company is involved:

S/ N    CASE/CLAIM

1.	Commercial Case No. 39/2011

Parties: Dominic Daniel & Agnes Daniel vs CRDB Bank

Sum involved: TZS 10,000,000.00TZS. 3,500.000.00 to be paid per month from May 2011 until recovery of vacant possession of fateful Guest House.

Summary of the Case

The Plaintiffs are suing the Bank for specific as well as general damages. The Plaintiffs alleges that the Bank sold the disputed house without giving them the 60 days’ notice as required by law. They further maintain that by the time the bank sold the house they had already cleared the debt with the bank. As of now the plaintiff’s claim stands at TZS 120 million.

Hearing is complete. The court will deliver its judgment on notice.

2.	Appeal Case No. 80/2012

CRDB Bank vs Commissioner General- TRA

Sum involved: TZS. 2,977,770,619.20

Summary of the case

In this case the Bank was sued by the Tanzania Revenue Authority for recovery taxes in respect of money provided for loans. The Bank argues that provision for bad loans is an allowable expense and therefore not taxable. TRA argues that the provisional loans should either be written off or the bank should show evidence of payment of tax from the income from the loans. The judgment of the tax appeals tribunal was for Tanzania Revenue Authority. The bank has appealed to the Court of Appeal. Hearing will be on notice. But most of the issues which gave rise to the dispute between the Bank and Tanzania Revenue Authority are no longer issues. So even if the Bank is to lose the case the Tanzania Revenue Authority will have no basis to support execution of the decree.

3.	Civil Appeal No. 5/2005

Gracious Mwanguya vs CRDB Bank

Amount involved: TZS. 1,332,015,304.00

Summary of the case

Appellant has sued the Bank for specific as well as general damages. The appellant’s case is that the Bank unlawfully impounded and sold his tractor. The tractor had been charged to the bank as a security for the bank’s loan to the appellants. The judgment of the Kisutu RM’s court was for the appellant. On appeal the High Court gave its judgment to the Bank. The appellant, then respondent, went to the court of appeal. The Court of appeal struck out the appeal on technical grounds. But Mr. Mwanguya has failed a Notice of Motion for extension of time within which to file a fresh appeal.

4.	Revision No. 25/2011

Feliciana Migimba vs CRDB Bank

Amount involved: TZS. 170,000,000.00

Summary of the case

The applicant, an ex-employee of the Bank is challenging her termination. The decision of the High Court-Labour Division was for the Bank. The applicant application for revision before a panel of the three judges of the High court. Hearing will be on notice.

5.	Civil Case No. 257/2003

Kagera Farmers Trust Fund vs CRDB Bank

Amount involved: TZS. 2,887,924,457.00

Summary of the case

The Plaintiff was suing the Bank for wrongfully debiting their accounts. The Bank was supposed to debit the Plaintiff’s sister account, (Kagera Corporative Union). The bank paid the Plaintiffs the sum of TZS 250,000,000.00.

A judgment has been entered against the Bank. But the Bank has filed a notice of appeal. But the high court has not supplied the Bank with the necessary court records so that the Bank may prepare and file its Memorandum of appeal in the Court of appeal. And by an order of the Court of appeal, time within which the Bank may file its appeal has been extended until such time as the High Court would have supplied the bank with all the necessary papers. Also execution of the High Court decree has been stayed by the Court of Appeal in respect of the disputed sum pending determination of the bank’s intended appeal.

6.	Civil Case No. 171/2010

BUCO Investment Holdings vs CRDB Bank

Amount Involved: USD 28,284,486.35

Summary of the case

The plaintiff has sued the Bank claiming USD 28.2 million as damages for breach of Overdraft agreement. As part of its defense the Bank had raised a preliminary objection on a point of law that the plaintiff had no cause of action against the Bank. The Bank’s objection was disposed of by way of written submissions. The Court will give its ruling on notice.

7.	Civil Case No. 30/2011

Issack Mwamasika vs CRDB Bank

USD 205,000,000.00

Summary of the case

The Plaintiff has sued the Bank claiming USD 205 million as specific damages. The plaintiff alleges that the Bank unlawfully refused to give his 2 Title Deeds back to him after he had repaid his loan in full. The case is set for hearing on 2/6/2015.

Court of Appeal Civil Application No. 96 of 2013

South Freight and Export Co. Ltd vs. CRDB Bank

Amount involved: TZS 100 million USD 36,000.00

Summary of the case

This is an application for review of the Court of appeal decisions in Civil appeal No. 27 of 2012 in which the Court had allowed the Bank’s appeal against the decision of the High Court in Civil case No. 7 of 2004. The Bank has already filed all the necessary papers in court. Hearing of the application will be in notice.

8.	Civil Appeal No. 61 of 2012

CRDB Bank vs Marietha Magere

Amount involved: TZS 8,200,000.00

Summary of the case

The respondent had sued the Bank accusing it for negligence in handling the plaintiff’s bank account as a result of which negligence about TZS 400,000.00 was withdrawn from the account through ATM. The judgment of the Kisutu RM’S court was for the plaintiff. The bank has decided to appeal to challenge that judgment. The Bank’s position is that because and in so far as both the plaintiff’s bank card and PIN number were engaged in performing the Dispute transactions, the Bank is not liable.

9.	Court of Appeal Civil Appl. No 3 of 2013

Tanga Regional Transport Cooperative Society vs CRDB Bank

Amount involved: TZS 200,000,000.00

Summary of the case

This is an Application for review of the Court of Appeal decision to strike out the Applicant’s Notice of Appeal against the decision of the High Court in Civil case No. 7 of 1999 in which decision the applicant’s case then plaintiff, against the bank was dismissed with costs.

10.	Civil Appeal No. 52 of 2010

Jamal Ahmed vs CRDB Bank

Amount involved: TZS 950,000,000.00

Summary of the case

Having lost his case against the Bank in the High Court the appellant has gone to the court of Appeal. The appellant had sued the bank for negligence as a result of which the appellant’s heavy duty truck had been attached by a court broker apparently in execution of a decree in favor of the Bank against the third party unknown to the appellant. The Court broker had in fact attached the vehicle, but is later turned out that the vehicle did not belong to the judgment debtor.

11.	Commercial Case No. 39/2011

Parties: Dominic Daniel & Agnes Daniel vs CRDB Bank

Sum involving: TZS 10,000,000.00TZS. 3,500.000.00 to be paid per month from May 2011 till recovery of vacant possession of fateful Guest House

Summary of the Case

The plaintiffs are suing the Bank for specific as well as general and damage. The plaintiffs allege that the Bank sold the disputed house without giving them the 60 days’ notice as required by law. They further maintain that by the time the bank sold the house they had already cleared the debt with the bank. As of now the plaintiff’s claim stands at TZS 120 million.

Hearing is complete. The court will deliver its judgment on notice.

Currently, the total claim against the Company on the above mentioned major cases is Tanzania Shillings 8,535,910,380.20 and US Dollars 233,320,486.35 respectively. These are mostly credit related cases except for the tax related Appeal Case No. 80/2012, CRDB vs Commissioner General- TRA where the amount involved is TZS. 2,977,770,619.20 and the labour matter No. 25/2011, Feliciana Migimba vs CRDB where the amount involved is TZS. 170,000,000.00.

The pending cases, particulars of which have been given above, suggest that there are contingent liabilities that may arise upon the conclusion of these cases. However, most of the cases are at very early stages such that it is very difficult to predict with certainty in terms of actual liabilities that may arise for the purpose of determining the impact of pending litigation on the financial status of the Company.

(j)                                    no winding-up order has been issued against the Company or Receiver Manager or Liquidator appointed in respect of the Company;

(k)                                 save as disclosed in this Information Memorandum, there is no other agreement or arrangement concerning the Rights Issue;

(l)                                     there are no other material items than those mentioned in this Information Memorandum which have been disclosed to us or of which we are aware with regard to the legal status of the Company and the Rights Issue.

(m)                             the execution and consummation of the Rights Issue contemplated by the Company do not conflict with and do not and shall not result in the breach of applicable law, rule or regulations or any agreement or obligation to which the Company is party or bound by, which would individually or in the aggregate impair the validity of the public offer transaction or have material adverse effect on the ability of the Company to perform its obligations after the Rights Issue.

5.              Consent

We hereby consent to the inclusion of this legal opinion in the Information Memorandum to be issued by CRDB Bank PLC, in the form and text in which it is included.

Conclusion

This opinion is given only according to the laws of Tanzania in force at the date hereof and we do not express any opinion in respect of any laws of any other jurisdiction.

Yours sincerely,

/s/ Lucy Henry Sondo
Lucy Henry Sondo
PARTNER

RECEIVING AGENTS

Orbit Securities Company Limited	Core Securities Ltd
P.O. Box 70254, Dar es Salaam	P.O. Box 76800, Dar es Salaam.
4th Floor, Golden Jubilee Towers, Ohio Street,	Fourth Floor — Elite City Building, Samora
Tel: +255 22 2111758, Fax: +255 22 2113067	Avenue,
E-mail: orbit@orbit.co.tz	Tel: +255 22 2123103, Fax: +255 22 2122562
Website: www.orbit.co.tz	E-mail: info@coresecurities.co.tz
Website: www.coresecurities.co.tz

SOLOMON Stockbrokers Limited	Tanzania Securities Limited
P.O. Box 77049, Dar es Salaam	P.O. Box 9821, Dar es Salaam
Ground Floor — PPF House, Samora Avenue,	7th Floor, IPS Building Samora
Morogoro Road	Avenue/Azikiwe Street
Tel: +255 22 2124495, +255 2112874	Tel: +255 (22) 2112807, Fax: +255 (22)
Fax: +255 22 2131969	2112809
Mob: +255 714 269090 +255 764 269090	Mob: +255 718 799997 +255 713 244758
E-mail: solomon@simbanet.net, info@solomon.co.tz	E-mail: info@tanzaniasecurities.co.tz
Website: www.solomon.co.tz	Website: www.tanzaniasecurities.co.tz

TIB Rasilimali Limited	Zan Securities Limited
P.O. Box 9373, Dar es Salaam	P.O. Box 5366, Dar es Salaam
3rd Floor, CHC Building, Samora Avenue,	2nd Floor, Viva Tower, Bibi Titi Road
Tel: +255 22 2111711 Fax: +255 22 2122883	Tel: +255 22 2126415, Fax: +255 22 2126414
Mob: +255 713 777818 / 784 777818	E-mail: info@zansec.com
E-mail: rasilimali@africaonline.co.tz

Vertex International Securities Ltd	EA Capital Limited
P.O. Box 13412, Dar es Salaam	P.O Box 20650, Dar es Salaam
Annex Building — Zambia High Commission,	6th Floor, IT Plaza, Ohio Street
Sokoine Drive/Ohio Street,	Tel: +255 779740818, +255784461759
Tel: 255 22 2116382 Fax: 255 22 2110387	Email: EC@EACAPITAL-TZ.COM
E-mail: vertex@vertex.co.tz,
operations@vertex.co.tz
Website: www.vertex.co.tz

All Branches of CRDB Bank Plc	Optima Corporate Finance Limited
P.O Box 4441, Dar es Salaam
Plot No 565 “B”, Senga Street , Mikocheni
Tel: +255 684 856648
Email: gichohi@optimacorporate.co.tz

APPENDIX I: SAMPLE PROVISIONAL ALOTMENT LETTER (PAL)

ON THE LETTERHEAD OF BANK

The Chief Executive

CRDB Bank Plc

4th Floor Office, Accommodation Scheme Building

Azikiwe Street

P.O. Box 268

Dar-es-Salaam

RE: CRDB BANK PLC RIGHTS ISSUE OF 435,306,432 ORDINARY SHARES AT TZS. 350 PER SHARE (THE OFFER) ON ACCEPTANCE NOT LATER THAN Tuesday, JULY 16TH, 2015

Dear Shareholder,

Provisional Allotment

The Directors of CRDB Bank Plc have provisionally allotted to you the number of new Ordinary Shares set out on the first page of the Entitlement and Acceptance Form, representing one (1) New Ordinary Shares for every five (5) Ordinary Shares that appeared against your name in the Bank’s Register of Members at the close of business on Thursday, June 18th, 2015 (Record date).  The new shares to be issued shall rank pari passu in all respects with the existing CRDB Ordinary Shares including the right to receive in full all dividends and other distributions declared, made and paid in respect of Ordinary Shares, for the financial year ending 31 December 2015.

You may accept all or some of the shares allotted to you or renounce all or some of them.  Shareholders who elect to accept the provisional allotment in full should complete section A (i) of the Entitlement and Acceptance Form, while those who elect to renounce their rights partially should complete section A (ii) and (iii) of the Entitlement and Acceptance Form. Those who elect to fully renounce their rights should complete section B (i).

Full Acceptance

If you wish to accept this Provisional Allotment in full, please complete section A of the enclosed Entitlement and Acceptance Form.  The completed Entitlement and Acceptance Form together with a cheque or bank draft for the full amount payable must be submitted to any of the Receiving Agents listed on page 142 of the Information Memorandum not later than Thursday 16th, July 2015.  The cheque or draft must be made payable to the Receiving Agent. All cheques and drafts will be presented upon receipt and all Entitlement and Acceptance Form in respect of which cheques are returned unpaid will be rejected and returned through the post.

Partial Acceptance

To accept your provisional allotment partially, please complete item (ii) and (iii) of section A and submit your Entitlement and Acceptance Form to any of the Receiving Agents listed on page 142 of the Information Memorandum together with a cheque or bank draft made payable to the Receiving Agent for the full amount payable in respect of the number of shares you have decided to accept.

Trading in Rights

The approval of the Exchange has been obtained for trading in the rights of the Bank.  The rights will be tradable between Friday, 26th June 2015 and Thursday, July 16th, 2015. Rights are renounceable to the Underwriters at TZS. 32 per New Share subject to the Maximum Underwriting Commitment which will be payable within four (4 weeks) after the Closing Date. Eligible Shareholders may also, at their option, choose not to take any action at all and untaken Rights will be sold to the Underwriters.

Allotment of Additional Shares

All Eligible Shareholders who apply for their New Shares in full or partially shall receive the full number of New Shares indicated in their PAL. New Shares not taken up shall form Untaken Rights which shall be sold to the Underwriters at TZS. 32 per New Share (subject to the Maximum Underwriting Commitment).

Acceptance and Payment

The receipt of any payment with your Entitlement and Acceptance Form will constitute an acceptance of all or part of this Allotment on the terms of this letter. Eligible Shareholders may take up all, some or none of the Rights. Eligible Shareholders wishing to take up all or part of their Rights are required to observe the following:

i)                 Acceptance of the Offer, once given is irrevocable.

ii)              Persons wishing to apply for New Shares must complete the Entitlement and Acceptance Form.

iii)           Except in the case of negligence or willful default on the part of CRDB Bank Plc, their Advisors or any of the Authorized Agents, neither the Issuer, nor any of the Advisors nor any of the Authorized Agents shall be under any liability whatsoever should an Entitlement and Acceptance Form not be received by the Closing Date.

iv)          Acceptance may only be communicated by submitting a duly completed Entitlement and Acceptance Form together with Application Money for the number of New Shares applied for. The Entitlement and Acceptance Form must be signed so as to be binding.

v)             The Entitlement and Acceptance Form, once duly completed and signed, must be returned to CRDB Bank Plc either directly or through any Authorized Agent, together with the Application Money for the number of New Shares. Payment of the Application Money must be made no later than 4.00 pm on Thursday 16th, July 2015. Contrary to this provision, the provisional allotment will be deemed to have been declined and will be cancelled.

vi)          The Bank has undertaken to make payment of the aggregate Untaken Rights payment to Shareholders accounts in respect of their Untaken Rights within four (4) weeks after the Closing Date.

Enclosed is the Entitlement and Acceptance Form and Application Guideline.

Yours Sincerely,

/s/ Martin J Mmari
Martin J Mmari

Board Chairman

APPENDIX II: SAMPLE ENTITLEMENT AND ACCEPTANCE FORM

PLEASE READ APPLICATION GUIDELINES BEFORE COMPLETING THIS FORM*                       S/NO:

OFFICIAL USE ONLY

CRDB BANK PLC ENTITLEMENT AND ACCEPTANCE FORM		FOLIO NUMBER
BANK BRANCH:
Branch Code:	Branch Stamp	PAL NUMBER

DETAILS OF ELIGIBLE SHAREHOLDER:		Ordinary Shares Registered as at 18thJune 2015
(Shareholder’s name and address)
ENTITLEMENT:
Provisional Shares Allotted

DO NOT WRITE HERE

DIRECT PAYMENT: (for use only when payment is by Cheque)	Cheque Amount in TZS

Name of Bank/Branch	Bank Code	Cheque Number

BANK DETAILS: (for payment of Untaken Rights)

Account Number	Name of Bank/Branch

A. ENTITLEMENT & ACCEPTANCE

FULL ACCEPTANCE

I/We hereby accept in full, subject to the terms of the CRDB Bank Plc Information Memorandum dated 16thJune 2015 and the Memorandum and Articles of Association of CRDB Bank Plc, the number of New Shares specified as ENTITLEMENT:

(i)* AMOUNT PAYABLE [TZS]

PARTIAL ACCEPTANCE

I/we hereby accept partial, subject to the terms of the CRDB Bank Plc Information Memorandum dated 16thJune 2015, this PAL and the Memorandum and Articles of Association of CRDB Bank PLC, the number of New Shares specified as PARTIAL ACCEPTANCE:

(ii)*PARTIAL ACCEPTANCE	(iii)*AMOUNT PAYABLE [TZS]

B. RENUNCIATION & TRANSFER

FULL RENUNCIATION/FULL TRANSFER I/We hereby RENOUNCE in FULL, subject to the terms of the Information Memorandum dated 16thJune 2015, the number of New Shares specified as FULL RENUNCIATION:	(i)* Yes ☐
SHARES TRANSFERRED	AMOUNT PAYABLE [TZS]

C. DETACHABLE PART (To be retained by shareholder) PAL NUMBER

Name of Applicant	Signature

No of shares paid for	Amount paid [TZS]

APPENDIX III: APPLICATION GUIDELINES

Do not fill in the section Marked ‘Official Use Only’

PART A: ENTITLEMENT & ACCEPTANCE

(i)     If you are accepting the full number of Rights allotted to you as shown on the section ‘ENTITLEMENT’ fill in the total amount payable (total number of shares allotted x price), then skip section B;

(ii)  If you are accepting only part of the shares allotted to you, fill in the amount payable of the new shares being accepted ( number of new shares accepted x Price) in section A (ii &iii);

PART B: RENUNCIATION & TRANSFER

(i)       If renouncing all the new shares tick ‘Yes’;

(ii)    If renouncing part of the new shares, fill in the number of shares renounced in section B;

PART C: SIGNATURES

Primary application of Company Director must sign in the box labelled ‘Signature 1’	Secondary Applicant/ or Company Secretary must sign in the box labelled ‘Signature 2’	Company Seal

•      Applications signed by thumbprint, must have the thumbprint witnessed. The witness must sign next to the thumbprint and attach a photocopy of ID.

NOTE:                               The Rights Issue will open at 9:00 a.m. on Friday, 26th June, 2015 and close at 4:00 p.m. on Thursday, July 16th, 2015. If no right is exercised up to 4:00 p.m. on Thursday, July 16th, 2015 the right will automatically lapse. Untaken rights will be sold to the Underwriters at TZS. 32 per New Share (Subject to the Maximum Underwriting Commitment).

APPENDIX IV: CRDB BANK PLC DISRTIBUTION NETWORK ACROSS THE COUNTRY

SN	BRANCH NAME	LOCATION	OUTLET TYPE	YEAR OPENED
1	Tower	Dar es salaam	Mega branch	2000
2	Azikiwe	Dar es salaam	Mega branch	1989
3	Holland house	Dar es salaam	Mega branch	1990
4	Arusha	Arusha	Big branch	1987
5	Lumumba	Dar es salaam	Big branch	1984
6	Morogoro	Morogoro	Big branch	1986
7	Moshi	Moshi	Big branch	1986
8	Mwanza	Mwanza	Big branch	1985
9	Dodoma	Dodoma	Big branch	1990
10	Vijana	Dar es salaam	Big branch	1993
11	Kijitonyama	Dar es Salaam	Big branch	2003
12	Mlimani city	Dar es salaam	Big branch	2006
13	Mbeya	Mbeya	Big branch	1998
14	Iringa	Iringa	Big branch	1988
15	Azikiwe Premier	Dar es salaam	Big branch	2007
16	Kahama	Kahama	Medium branch	2001
17	Kigoma	Kigoma	Medium branch	2001
18	Mandela	Morogoro	Medium branch	2005
19	Meru	Arusha	Medium branch	2004
20	Bukoba	Kagera	Medium branch	1989
21	Mtwara	Mtwara	Medium branch	1991
22	Musoma	Musoma	Medium branch	1997
23	Nyerere	Mwanza	Medium branch	2004
24	Shinyanga	Shinyanga	Medium branch	1993
25	Songea	Songea	Medium branch	1997
26	Tanga	Tanga	Medium branch	1985
27	Waterfront	Dar es salaam	Medium branch	2006
28	Njombe	Njombe	Medium branch	2008
29	Pugu Road	Dar es salaam	Medium branch	2004
30	Sumbawanga	Rukwa	Medium branch	1991
31	Tabora	Tabora	Medium branch	1999
32	Udsm	Dar es salaam	Medium branch	2005
33	Singida	Singida	Medium branch	1985
34	Kilombero	Morogoro	Medium branch	2007
35	Kariakoo	Dar es salaam	Small branch	2010
36	Kibaha	Coast	Small branch	2009
37	Karagwe	Kagera	Small branch	1996
38	Korogwe	Tanga	Small branch	2008
39	Lindi	Lindi	Small branch	1989
40	Marangu	Moshi	Small branch	2009
41	Mbagala	Dar es Salaam	Small branch	2007
42	Mbezi Beach	Dar es salaam	Small branch	2008
43	Mbinga	Ruvuma	Small branch	2008

44	Mbozi	Mbeya	Small branch	2008
45	Mikocheni	Dar es salaam	Small branch	2010
46	Mpanda	Rukwa	Small branch	2011
47	Mwanjelwa	Mbeya	Small branch	2011
48	Mzumbe	Morogoro	Small branch	2005
49	Bariadi	Shinyanga	Small branch	2011
50	Bagamoyo	Coast	Small branch	2011
51	Hai	Moshi	Small branch	1992
52	Bugando	Mwanza	Small branch	2003
53	Udom	Dodoma	Small branch	2007
54	Tarime	Mara	Small branch	2008
55	Ubungo Branch	Dar es Salaam	Small branch	2012
56	Geita	Geita	Small branch	2008
57	Usa River	Arusha	Small branch	2008
58	Zanzibar	Zanzibar	Small branch	2010
59	Masasi	Mtwara	Small branch	2012
60	Tegeta	Dar es salaam	Small branch	2012
61	Tabata	Dar es salaam	Small branch	2012
62	Oyster Bay	Dar es salaam	Small branch	2012
63	Chamwino	Dodoma	Small branch	2012
64	Quality Centre	Dar es salaam	Small branch	2012
65	Urambo	Tabora	Small branch	2013
66	Makambako	Njombe	Small branch	2013
67	TFA	Arusha	Small branch	2013
68	Burundi	Inyenyeri Bujumura	Small branch	2013
69	Ifakara	Morogoro	Small branch	2013
70	Babati	Manyara	Small branch	2014
71	Mafinga	Iringa	Small branch	2014
72	Msasani	DSM	Small branch	2014
73	Maswa	Simiyu	Small branch	2014
74	Mbarali	Mbeya	Small branch	2014
75	Manyoni	Singida	Small branch	2014
76	Kyela	Mbeya	Small branch	2014
77	Kondoa	Dodoma	Small branch	2014
78	Mpwapwa	Dodoma	Small branch	2014
79	Asiatic	Burundi	Small branch	2014
80	City Market	Burundi	Small branch	2014
81	Muleba	Kagera	Small branch	2014
82	Temeke	DSM	Small branch	2015

SN	SERVICE CENTERS	LOCATION	MOTHER BRANCH	START DATE

1	Mabibo	Dar es salaam	UDSM	2009
2	Ardhi University	Dar es salaam	Milmani city	2010
3	Mbalizi	Mbeya	Mbeya	2010
4	Morogoro	Morogoro	Morogoro	2010
5	SAUTI	Mwanza	Mwanza	2012
6	KCMC	Moshi	Moshi	2013
7	Kwamromboo	Arusha	Arusha	2013
8	Mbezi Mwisho	Dsm	Ubungo	2013
9	Ngaramtoni	Meru	Meru	2013
10	Katoro	Geita	Geita	2014
11	Nguruka	Kigoma	Kigoma	2014
12	Siha	Kilimanjaro	Hai	2014
13	Tunduma	Mbeya	Mbozi	1905
14	Kasumulo	Mbeya	Mbeya	2012
15	Kilosa	Morogoro	Mzumbe	2012
16	Bunge	Dodoma	Dodoma	2012
17	Mapato	Arusha	Meru	2006
18	Mazimbu	Morogoro	Mandela	2007
19	Mkwawa	Iringa	Iringa	2007
20	Mwaloni	Mwanza	Mwanza	2011
21	Nyanza	Mwanza	Bugando	2009
22	SUA	Morogoro	Morogoro	2010
23	TBL	Dar es salaam	Vijana	2004
24	TPC	Moshi	Moshi	2001
25	TRA	Dar es salaam	Waterfront	2002
26	Sikonge	Tabora	Tabora	2014
27	TPA Container Terminals	DSM	Waterfront	2014

SN	MOBILE BRANCH
1	Mobile 1	Mugumu-Musoma	Musoma	2008
2	Mobile 10	Tunduma-Mbozi	Mbozi	2010
3	Mobile 2	Meru-Karatu	Karatu	2010
4	Mobile 3	Turiani-Morogoro	Mzumbe	2010
5	Mobile 4	Tukuyu-Mbeya	Mbeya	2011
6	Mobile 5	Tandahimba-Mtwara	Mtwara	2012
7	Mobile 6	Bukombe-Ushirombo	Geita	2013
8	Mobile 7	Chunya-Mbeya	Mbeya	2011
9	Mobile 8	Kasulu-Kigoma	Kigoma	2011
10	Mobile 9	mafinga	Njombe	2012
11	Mobile 11	Kibaigwa	Chamwino	2013
12	Mobile 13	Burundi	Bujumbura	2013
13	Mobile 12	Nachingwea	Lindi	2013

www.crdbbank.com